AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING STATEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SEC IS QUALIFIED. THIS PRELIMINARY OFFERING STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING STATEMENT BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING STATEMENT OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING STATEMENT WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING STATEMENT DATED NOVEMBER 12, 2026

MANGOCEUTICALS INC.

Mangoceuticals Inc.

17130 N. Dallas Parkway, Suite 240

Dallas TX 75248

(214) 242-9619

www.mangorx.com

BEST-EFFORTS OFFERING OF UP TO 1,000,000 SHARES

OF 8% SERIES D CONVERTIBLE CUMULATIVE PREFERRED STOCK

UP TO 4,442,661 SHARES OF COMMON STOCK ISSUABLE UPON

CONVERSION OR REDEMPTION OF THE SERIES D PREFERRED STOCK

SEE “DESCRIPTION OF SECURITIES—8% SERIES D CONVERTIBLE CUMULATIVE PREFERRED STOCK” BEGINNING ON PAGE 50

Mangoceuticals, Inc., which we refer to as the “Company,” “MGRX,” “we,” “our,” and “us,” is offering, on a best-efforts basis, up to 1,000,000 shares of our 8% Series D Convertible Cumulative Preferred Stock, par value $0.0001 per share, which we refer to as the “Series D Preferred Stock,” at an offering price of $10.00 per share, for maximum gross proceeds of $10,000,000.

This Offering Statement also qualifies up to 4,442,661 shares of our Common Stock, par value $0.0001 per share, that may be issued upon conversion or, if applicable, redemption of the Series D Preferred Stock. This amount represents 19.99% of the 22,224,422 shares of Common Stock issued and outstanding as of October 30, 2026, rounded down to the nearest whole share. Notwithstanding the terms of the Series D Preferred Stock, unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that the issuance is exempt from the applicable shareholder-approval requirement, we will not issue shares of Common Stock under the Series D Preferred Stock if the issuance would cause the aggregate number of shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares of Common Stock and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering. This limitation will apply collectively to all shares of Common Stock issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of recapitalization or other adjustments, or otherwise in connection with this offering. The conversion price established on the qualification date will determine the number of shares issuable upon conversion of each Series D share, but will not permit the aggregate number of shares issued under the Series D Preferred Stock to exceed this limitation without the required shareholder approval or Nasdaq confirmation. Any shares otherwise issuable above this limitation will remain unissuable unless and until the required shareholder approval or Nasdaq confirmation is obtained.

There is no minimum offering amount that must be sold before we may conduct a closing or use the proceeds from this offering. The minimum investment is $2,500, representing 250 shares of Series D Preferred Stock, although we may waive the minimum investment requirement in our sole discretion. Additional investments must be made in increments of $10.00, representing one Series D share.

Each Series D share will have an original issue price and stated value of $10.00. The Series D Preferred Stock will be entitled to cumulative dividends at an initial annual rate of 8% of the $10.00 stated value, equal to $0.80 per Series D share annually. Dividends will accrue daily on a simple, non-compounding basis and will be payable quarterly in arrears in cash, when, as, and if declared by our board of directors and only to the extent that funds are legally available for payment. Under specified circumstances involving a dividend or redemption default, the dividend rate will increase prospectively to 10% per annum until the default is cured.

Each Series D share will have a liquidation preference of $15.00 plus accrued and unpaid dividends. The Series D Preferred Stock ranks senior to our Common Stock, Series B Convertible Preferred Stock, and 6% Series C Convertible Cumulative Preferred Stock with respect to dividends and distributions upon our liquidation, dissolution, or winding up. This equity priority will not provide Series D holders with priority over our creditors or other liabilities.

The conversion price will equal three times the volume-weighted average closing price per share of our Common Stock for the ten trading days immediately preceding the date on which the SEC qualifies the Offering Statement of which this Offering Circular forms a part, but may not be less than the Floor Price. The conversion price will be determined once on the qualification date and will remain fixed for all Series D shares issued in this offering, subject only to proportionate adjustments for stock splits, reverse stock splits, combinations, stock dividends, and economically equivalent recapitalizations.

For example, if the applicable ten-trading-day volume-weighted average closing price is $0.50 per share, the initial conversion price will be $1.50 per share, unless the Floor Price is higher.

A holder may elect to convert all or any whole Series D shares only on or after the later of: (i) the third anniversary of the Issue Date applicable to the Series D shares being converted; and (ii) the Stockholder Approval Date, which is the date on which we have obtained the shareholder approval required under applicable law, our governing documents, and Nasdaq Listing Rule 5635 for the issuance of the Common Stock potentially issuable under the Series D terms.

The Issue Date and three-year holding period will be determined separately for Series D shares issued at each closing. There will be no automatic conversion or Company-forced conversion.

The number of Common Stock shares issuable upon conversion will equal the holder conversion value divided by the conversion price. The holder conversion value for each Series D share will equal the original $10.00 stated value plus accrued and unpaid dividends attributable to that share through, but excluding, the effective conversion date. The $15.00 liquidation preference and redemption value will not increase the amount converted into Common Stock.

Beginning on the third anniversary of the First Issuance Date, we may, at our option, redeem outstanding Series D shares, in whole or in part, for $15.00 per share plus accrued and unpaid dividends. Subject to applicable securities laws, Nasdaq requirements, and any required shareholder approval, we may pay the redemption value in cash or Common Stock valued at the Closing Sales Price on the Trading Day immediately preceding the Call Date, but not less than the Floor Price. If the Closing Sales Price is below the Floor Price or our Common Stock is not traded on a Principal Market, accrued and unpaid dividends will be paid in cash. Series D holders will not have a right to require us to redeem their shares.

A holder may not convert Series D shares to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.999% of our outstanding Common Stock immediately after conversion. A holder may increase or decrease that limitation by written notice, provided that the limitation may not be increased above 9.999% and an increase will not become effective until the 61st day after we receive the notice.

No Common Stock will be issued upon conversion, redemption, or otherwise under the Series D Certificate of Designation if the issuance would violate applicable securities laws, Nasdaq rules, or a required shareholder approval.

The Series D Preferred Stock will not have general voting rights and will not vote with the Common Stock on the election of directors or other matters generally submitted to common shareholders. Holders of at least two-thirds of the outstanding Series D shares, voting separately as a class, will have approval rights over specified amendments or actions that adversely affect the Series D.

The Series D Preferred Stock will have no maturity date and no sinking fund. Unless converted or redeemed, Series D shares may remain outstanding indefinitely and will continue to accrue dividends in accordance with the Certificate of Designation.

The Certificate of Designation permits the Company, at its option, to issue the Series D Preferred Stock as uncertificated, book-entry securities. For this offering, we have selected uncertificated, book-entry issuance through T7X Equities, Inc., the transfer agent and registrar for the Series D. T7X Equities, Inc. will maintain the official master securityholder file for the Series D and provide investors with book-entry statements or other evidence of their holdings.

After a Series D share has been legally issued and recorded in the transfer agent’s master securityholder file, and T7X Equities, Inc., the Company, and the investor have provided digital signatures or approvals agreeing to the initial token issuance, T7X Equities, Inc. may create a corresponding tokenized administrative record on the Trusted Smart Chain. The tokenized record will not constitute a separate security and will not independently establish or transfer legal ownership. Legal ownership will be determined solely by the transfer agent’s official master securityholder file.

There is no existing public trading market for the Series D Preferred Stock, and we do not intend to apply to list the Series D Preferred Stock on Nasdaq or another national securities exchange. We are not currently pursuing an alternative trading system or other secondary trading arrangement for the Series D Preferred Stock. Investors should be prepared to hold their Series D shares until conversion, redemption, liquidation, or another event permitted by the Certificate of Designation.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGRX.” On November 10, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.19 per share.

The $10.00 offering price of the Series D Preferred Stock was determined by our board of directors and was not established through negotiations with an underwriter, selling agent, broker-dealer, or other independent third party. The offering price does not necessarily bear any relationship to our assets, book value, historical results, financial condition, future prospects, or the market price of our Common Stock. The $15.00 liquidation preference should not be interpreted as an indication of the current or future fair value of a Series D share.

This is a direct, best-efforts offering. We have not retained an underwriter, placement agent, lead selling agent, or broker-dealer to sell the Series D Preferred Stock, and no person has agreed to purchase any specific number or dollar amount of Series D shares. Our officers and employees may participate in offering activities but will not receive commissions or transaction-based compensation for selling Series D shares.

This offering will commence within two calendar days after the date on which the SEC qualifies the Offering Statement. We intend to conduct the offering on a continuous basis pursuant to Rule 251(d)(3)(i)(F) of Regulation A.

This offering will terminate upon the earliest of: (i) the sale of all 1,000,000 Series D shares offered hereby; (ii) the first anniversary of the date on which the SEC qualifies the Offering Statement; or (iii) the date on which we elect, in our sole discretion, to terminate the offering.

We expect to conduct multiple closings. Subscription payments may be made by ACH transfer, wire transfer, or USDC. ACH and wire payments will be transmitted to a bank account designated by the Company for subscription proceeds. USDC payments funded from an external wallet into the investor’s T7X sub-wallet will be reviewed by Chainalysis for AML, OFAC/sanctions, and related compliance requirements. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares. Upon each closing, the accepted subscription funds will be available to us, and T7X Equities, Inc. will record the applicable Series D shares in the investor’s name.

If we reject a subscription, the applicable funds will be returned to the investor without interest or deduction by us, although the investor may remain responsible for fees charged by the investor’s bank or other financial institution.

The Common Stock issuable upon conversion or redemption of the Series D Preferred Stock is being qualified pursuant to Rule 251(d)(3)(i)(D) of Regulation A. For so long as we continue to offer and sell Series D shares or remain obligated to issue qualified Common Stock upon conversion or redemption, we will file offering-circular supplements and post-qualification amendments as required by Regulation A. To the extent required by Rule 252(f), we will file a post-qualification amendment at least every 12 months after qualification to include updated financial statements and other required information.

Investing in the Series D Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page 25 and the other information contained in or incorporated by reference into this Offering Circular before purchasing Series D shares.

	Price to Public	Selling Commissions	Proceeds to the Company Before Expenses
Per Series D share	$10.00	$0	$10.00
Maximum offering—1,000,000 Series D shares	$10,000,000	$0	$10,000,000
Common Stock issuable upon conversion or redemption	$0 additional consideration	$0	$0
Total maximum	$10,000,000	$0	$10,000,000

(1) The Series D Preferred Stock is being offered directly by us on a best-efforts basis. We will not pay underwriting discounts, selling commissions, placement-agent fees, or other transaction-based compensation unless we subsequently retain a registered broker-dealer and amend or supplement this Offering Circular to disclose that arrangement.

(2) The amounts shown do not deduct direct offering expenses, which we currently estimate will be approximately $50,000. After deducting estimated direct offering expenses, the maximum net proceeds to us are expected to be approximately $9,950,000.

(3) No additional cash consideration will be payable to us upon conversion of the Series D Preferred Stock. If we redeem Series D shares in Common Stock, no additional consideration will be paid by the holder in connection with that issuance.

(4) No additional cash consideration will be payable to us upon conversion of the Series D Preferred Stock. If we redeem Series D shares in Common Stock, no additional consideration will be payable by the holder in connection with that issuance. This Offering Statement qualifies up to 4,442,661 shares of Common Stock for issuance upon conversion or, if applicable, redemption of the Series D Preferred Stock. The conversion price established on the qualification date will determine the number of Common Stock shares issuable upon conversion of each Series D share, subject in all cases to the Nasdaq issuance limitation described in this Offering Circular.

Sales of these securities will commence on approximately ___________, 2026.

THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING STATEMENT OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 25.

The Company is following the format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

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In this Offering Circular, unless the context otherwise requires, references to “Mangoceuticals,” “MGRX,” the “Company,” “we,” “us,” and “our” refer to Mangoceuticals, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe-harbor provisions of those statutes to the extent those provisions are applicable.

Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future performance, capital requirements, financing needs, product development, regulatory matters, business trends, and other information that is not historical information. Forward-looking statements can generally be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions, or the negative of those terms.

All statements other than statements of historical fact contained in or incorporated by reference into this Offering Circular are forward-looking statements. Those statements include, among other matters, statements regarding:

●	our ability to continue as a going concern and obtain sufficient financing to fund our operations;
●	our expectations regarding revenues, expenses, cash flows, liquidity, capital requirements, and future financial performance;
●	our ability to successfully develop, market, commercialize, and expand our existing and future telehealth, pharmaceutical, health, and wellness products and services;
●	our ability to attract and retain customers, develop brand recognition, manage customer-acquisition costs, and increase sales;
●	our ability to obtain and maintain access to physicians, pharmacies, pharmaceutical products, active ingredients, manufacturers, fulfillment providers, technology vendors, payment processors, and other third-party service providers;
●	the performance of Epiq Scripts, LLC and our other related-party and third-party service providers;
●	our ability to comply with laws and regulations governing telehealth, medical practice, pharmacy operations, prescribing, drug compounding, advertising, consumer protection, patient privacy, data security, and healthcare fraud and abuse;
●	the actions of the FDA, FTC, state attorneys general, state medical and pharmacy boards, Nasdaq, the SEC, and other governmental or regulatory authorities;
●	our ability to obtain, maintain, protect, and enforce intellectual-property rights and avoid infringement or misappropriation claims;
●	the effects of competition, technological change, changes in consumer preferences, pricing pressure, and the introduction of competing products and services;
●	our ability to manage growth, maintain effective internal controls, retain qualified personnel, and comply with our obligations as a public company;
●	our ability to retain the services of Jacob D. Cohen and other key members of management;
●	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market and regain or maintain compliance with Nasdaq’s continued-listing requirements;
●	the market price, trading volume, volatility, and liquidity of our Common Stock;
●	the exercise or conversion of our outstanding options, warrants, and preferred stock and the resulting dilution to our shareholders;
●	our ability to successfully implement any digital-asset or Solana treasury strategy and manage the associated price, custody, liquidity, cybersecurity, accounting, and regulatory risks;
●	our ability to raise the maximum amount sought in this offering and our anticipated use of the net proceeds;
●	the timing, amount, and payment of dividends on the Series D Preferred Stock;
●	the conversion, redemption, liquidation, voting, and other rights of the Series D Preferred Stock;
●	the conversion price and the number of shares of Common Stock that may be issued upon conversion or redemption of the Series D Preferred Stock;
●	our ability to obtain any shareholder approval or Nasdaq confirmation required for the issuance of Common Stock under the Series D terms;
●	the application of Nasdaq Listing Rule 5635 and the Nasdaq issuance limitation to this offering and the Series D conversion rights;
●	the effects of the November 10, 2026 filing and effectiveness of the Series D Certificate of Designation and the written consents dated November 2 and November 6, 2026, from the holders of all outstanding Series B and Series C Preferred Stock;
●	the continued qualification of the Offering Statement and our continuing eligibility to rely on Regulation A;
●	the ability of T7X Equities, Inc. and its service providers to perform transfer-agent, tokenization, recordkeeping, wallet, identity-verification, KYC, AML, sanctions-screening, conversion, redemption, and related functions;
●	the operation, availability, security, governance, and regulatory treatment of the Trusted Smart Chain and other blockchain technology used in connection with the Series D Preferred Stock;
●	the accuracy and reconciliation of the transfer agent’s master securityholder file and corresponding blockchain records;
●	the development of any secondary trading market or alternative trading system for the Series D Preferred Stock;
●	cybersecurity incidents, system failures, data breaches, loss or compromise of credentials or private keys, and other technology risks;
●	general economic, market, political, regulatory, and public-health conditions;
●	our ability to defend against litigation, regulatory proceedings, investigations, and other claims; and
●	other assumptions and expectations described in this Offering Circular and the documents incorporated by reference herein.

Forward-looking statements are based on our current expectations, estimates, projections, assumptions, and beliefs concerning future events and financial trends that we believe may affect our business, financial condition, results of operations, prospects, securities, and this offering. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, performance, events, or achievements to differ materially from those expressed or implied by the forward-looking statements.

Important factors that could cause actual results to differ materially include the risks described under “Risk Factors” in this Offering Circular, the risks described in the documents incorporated by reference herein, and other factors described elsewhere in this Offering Circular. You should carefully review those risks and should not place undue reliance on any forward-looking statement.

Forward-looking statements speak only as of the date on which they are made. A forward-looking statement contained in a document incorporated by reference speaks only as of the date of that document. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events, circumstances, new information, or changes in expectations occurring after the date on which the statement was made.

We will continue to file annual, quarterly, and current reports, proxy statements, and other information with the SEC as required by the Exchange Act. Information contained in later-filed reports may update or supersede the forward-looking statements contained in this Offering Circular or in documents previously incorporated by reference.

All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this Offering Circular.

Unless defined elsewhere, capitalized terms used in this offering statement are defined in the section of this offering statement titled “Glossary of Terms.”

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained in greater detail elsewhere in this offering circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire offering circular, including our financial statements and the related notes thereto included in this offering circular. You should also consider, among other things, the information set forth under the sections titled “Risk Factors” appearing elsewhere in this offering circular.

Company Overview

Organizational History

We are a Texas corporation formed on October 7, 2021. Our address is 17130 Dallas Parkway, Dallas, Texas 75248, Suite 245. Our telephone number is (214) 242-9619. Our corporate website is www.Mangoceuticals.com and we connect consumers to licensed healthcare professionals through our website at www.MangoRX.com. We became a public reporting company on March 20, 2023, upon the effectiveness of our Registration Statement on Form S-1 in connection with our initial public offering. Our common stock is traded on the Nasdaq Capital Market under the symbol “MGRX”.

Summary

We connect consumers to licensed healthcare professionals through our website at www.MangoRX.com, for the provision of care via telehealth on our customer portal. We also focus on developing, marketing, and selling a variety of men’s wellness products and services via a telemedicine platform. To date, the Company has identified men’s wellness telemedicine services and products as a growing sector in the most recent years and especially related to the areas of erectile dysfunction (“ED”), hair loss, testosterone replacement or enhancement therapies, and weight management treatments. In this regard, we have developed and are commercially marketing a brand of ED products under the brand name “Mango,” a brand of hair loss products under the brand name “Grow,” a brand of hormone balance and therapy products under the name “Mojo,” and a brand of weight loss products under the brand name “Slim” (Mango, Grow, Mojo, and Slim are collectively referred to as the “Compounded Products”).

All Compounded Products are produced at and fulfilled by Epiq Scripts, LLC (“Epiq Scripts”), a related party compounding pharmacy, 52% owned by Jacob Cohen, our Chief Executive Officer and Chairman, and are available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. The Company also uses Epiq Scripts to fulfill all patient orders of Prime (as further discussed below).

Compounded Products

Our MangoRx branded Compounded Products currently consist of the following:

Mango ED - This product currently includes the following three ingredients: Either Sildenafil (the active ingredient in Viagra) or Tadalafil (the active ingredient in Cialis), and Oxytocin, all of which are used in FDA approved drugs, as well as L-Arginine, an amino acid that is available as a dietary supplement.

We currently offer two dosage levels of our Mango ED product and anticipate doctors prescribing a dosage based on the needs and medical history of the patient. Our Mango ED product currently includes the following amounts of the three ingredients: (1) either Sildenafil (50 milligrams (mg)) or Tadalafil (10 (mg)), Oxytocin (100 International units (IU)) and L-Arginine (50mg); and (2) either Sildenafil (100 milligrams (mg)) or Tadalafil (20mg), Oxytocin (100IU) and L-Arginine (50mg).

Our Mango ED product has not been, and will not be, approved by the FDA and instead we produce and sell our products, including our Mango ED product, under an exemption provided by Section 503A of the Federal Food, Drug and Cosmetic Act (“FFDCA Act”), as discussed below. Additionally, because our Mango ED product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango ED product are publicly disclosed, this product formula can be replicated by other companies.

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We are not aware of any clinical studies involving (i) administration of Tadalafil or Sildenafil sublingually at the doses we provide patients, or (ii) compounding of Tadalafil or Sildenafil, Oxytocin, and L-arginine to treat ED, similar to our Mango ED products. We are, however, aware of other companies that are currently selling oral disintegrating tablets for ED, including those using a combination of Tadalafil (the active ingredient in Cialis) and Sildenafil (the active ingredient in Viagra). We believe that the potential safety risks associated with our Mango ED products are comparable to the safety risks associated with oral formulations of Tadalafil and Sildenafil approved by the FDA for the treatment of ED. We do not expect significant safety risks associated with L-arginine, as the FDA has recognized in its regulations that L-arginine may be safely added as a nutrient to foods. Clinical studies of intranasal Oxytocin have also found that Oxytocin is generally safe and well-tolerated.

‘GROW’ by MangoRx - Mango GROW currently includes the following four ingredients - (1) Minoxidil (the active ingredient in Rogaine®) and (2) Finasteride (the active ingredient in Propecia), each of which is used in FDA approved drugs, as well as (3) Vitamin D3 and (4) Biotin, which are available as dietary supplements. However, the fact that Minoxidil and Finasteride are used in FDA approved drugs, and that Vitamin D3 and Biotin, are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hair growth. Mango GROW is encapsulated in convenient chewable, mint-flavored rapid dissolve tablets (“RDT”).

We currently offer one dosage level of our Mango GROW product and anticipate doctors prescribing Mango GROW based on the needs and medical history of the patient. Our Mango GROW product currently includes the following amounts of the four ingredients: (1) Minoxidil (2.5mg), (2) Finasteride (1mg), (3) Vitamin D3 (2000IU) and (4) Biotin (1mg). Our Mango GROW product has not been, and will not be, approved by the FDA and instead we produce and sell our Mango GROW product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the FFDCA Act.

We are not aware of any clinical studies involving the administration of Minoxidil and Finasteride sublingually at the dose we provide patients, or the compounding of Minoxidil, Finasteride, Vitamin D3, and Biotin, to treat hair growth, as is contemplated by our Mango GROW product. We are, however, aware of other companies that are currently selling oral tablets for hair growth, including those using a combination of Minoxidil and Finasteride. Additionally, because our Mango GROW product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango GROW product are publicly disclosed, this product formula can be replicated by other companies.

‘SLIM’ by MangoRx - SLIM currently includes the following two ingredients - (1) Vitamin B6, which is available as a dietary supplement, and (2) Semaglutide, the active ingredient used in an FDA approved drug. However, the fact that Semaglutide is used in an FDA approved drug, and that Vitamin B6 is available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to assist with weight loss or weight management. SLIM is encapsulated in convenient chewable, mint-flavored RDT.

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We currently offer four dosage levels of our SLIM product and anticipate doctors prescribing SLIM based on their needs and medical history of the patient. Our SLIM product currently includes the (1) Vitamin B6 (10mg), and (2) Semaglutide, in either 0.5mg, 1.0mg, 1.5mg or 2.0mg variations, which amount is based on the prescribing practitioner. Our SLIM product has not been, and will not be, approved by the FDA and instead we produce and sell our SLIM product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the FFDCA Act.

We are not aware of any clinical studies involving the administration of Semaglutide as a RDT at the dose we provide patients, or the compounding of Semaglutide and Vitamin B6, to treat weight loss or weight management, as is contemplated by our SLIM product.

‘MOJO’ by MangoRx - This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. MOJO currently includes the following three ingredients - (1) Dehydroepiandrosterone (“DHEA”), which is available as dietary supplement, (2) Pregnenolone, which is available as a dietary supplement, and (3) Enclomiphene Citrate, one of the active ingredients in Clomid and is used in an FDA approved drug. However, the fact that Enclomiphene Citrate is used in an FDA approved drug, and that DHEA and Pregnenolone are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hormone imbalances. MOJO is encapsulated in convenient chewable, mango-flavored RDT.

We currently offer one dosage level of our MOJO product and anticipate doctors prescribing MOJO based on their needs and medical history of the patient. Our MOJO product currently includes the following amounts of the three ingredients: (1) DHEA (10mg), (2) Pregnenolone (5mg), and (3) Enclomiphene Citrate (25mg).

We are not aware of any clinical studies involving the administration of Enclomiphene as a RDT at the dose we provide patients, or the compounding of DHEA, Enclomiphene, and/or Pregnenolone, to treat hormone imbalances, as is contemplated by our MOJO product.

Additional Information Regarding our Compounded Products

Because our Compounded Products have not been, and will not be, approved by the FDA, our products have not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death. If this were to occur, we could be subject to litigation and governmental action, which could result in costly litigation, significant fines, judgments or penalties.

We currently anticipate using funding we may raise in the near term to finance marketing and general operational expenses associated with the sale of our Pharmaceutical Products. We launched our website in mid-November 2022.

Our Compounded Products have been formulated as rapid dissolving tablets (RDT) using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. It is a generally established principle that sublingual drug absorption through the oral mucosa is generally faster than drug absorption through the gastrointestinal tract. This is because sublingual drugs that are absorbed through the oral mucosa directly enter the systemic circulation, bypassing the gastrointestinal tract and first-pass metabolism in the liver (see H. Zhang et al., Oral mucosal drug delivery: clinical pharmacokinetics and therapeutic applications, 41 Clin Pharmacokinet 661, 662 (2002). Though the active ingredients that comprise our Mango ED product are meant to treat ED – an issue that according to a 2018 study published in The Journal of Sexual Medicine has been estimated to affect over one-third of today’s men’s population (with prevalence increasing with age) – we are also aiming to brand ourselves as a lifestyle company marketed to men seeking enhanced sexual vitality, performance, and overall mood and confidence.

Marketed Product

We also market and sell the following product (such product, together with our Compounded Products, our “Pharmaceutical Products”):

‘PRIME’ by MangoRx, Powered by Kyzatrex® - ‘PRIME’, by MangoRx, powered by Kyzatrex®, a FDA-approved oral Testosterone Replacement Therapy (TRT) product, available by prescription, that is used to treat adult men who have low or no testosterone levels due to certain medical conditions. ‘PRIME’, by MangoRx, powered by Kyzatrex® is one of only three FDA approved TRT treatments that is delivered orally—as opposed to the traditional, invasive, and inconvenient injection-based drug delivery protocol. ‘PRIME’, by MangoRx, powered by Kyzatrex® delivers testosterone in a softgel capsule that is absorbed primarily via the lymphatic system, avoiding liver toxicity. The benefits of ‘PRIME,’ powered by Kyzatrex®, over traditional injectable TRTs include enhanced vitality, improved mood, sharper cognition, optimized physical performance, and balanced hormonal levels at 96% efficacy by day 90, as demonstrated in Phase 3 clinical research by Marius Pharmaceuticals. With ‘PRIME,’ MangoRx is working to expand broad-based consumer access to this therapy.

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Studies

The Company, through the patent portfolio acquired as part of the Intramont IP Purchase Agreement (as further described below under “Patent Purchase Agreements—Intramont Technologies”), is in the process of conducting Phase II clinical trials and efficacy studies to determine the effectiveness of its patented respiratory illness prevention technology against the likes of the influenza A virus (H1N1) and avian influenza (H5N1). Some initial studies were conducted and completed in the 4th quarter of 2025 with additional tests and studies anticipated to be completed in the 1st quarter of 2026 which will then determine the Company’s next steps in its commercialization and monetization efforts.

The Company, through its Master Distribution Agreement with Propre Energie, Inc. (as further described below under “Master Distribution Agreements”) intends to license certain intellectual property and patent rights from Propre relating to clinically proven, plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol® (“Dermytol”). The Company is in the process of preparing its marketing and distribution strategy for Dermytol and intends to commence operations under this agreement in the 2nd quarter of 2026.

Our Contracted Telehealth Providers

In many states, including Texas where our principal business office is located, the corporate practice of medicine doctrine prohibits corporations from practicing medicine and from employing physicians to provide professional medical services. Many states that recognize this doctrine also prohibit physicians from agreeing to share the fees they receive for professional services with unlicensed entities or individuals, a practice that is commonly known as “fee splitting.” The requirements for compliance with any applicable corporate practice of medicine and fee splitting restrictions vary among the states. In Texas, for example, there is no statute that expressly prohibits fee splitting, but the corporate practice of medicine doctrine has been interpreted to prohibit physicians from ceding control over their fee structures to corporate entities or giving a substantial portion of the fees received to corporate entities.

In order to comply with corporate practice of medicine and fee splitting restrictions, we do not employ or directly contract with individual physicians or physician groups, nor do we control their medical decision-making or charges. Rather, the Company has entered into a variety of physician services agreements (the “Physicians Agreements”) with LocumTele, and Locum Tenens USA (collectively, the “Telemedicine Providers”), all of which counterparties have agreed to make available to us, healthcare professionals, to allow them to provide clinical services directly to our future customers via telehealth. We have integrated these healthcare professionals to allow for telehealth consultations and related services on our Mangoceuticals platform which has been developed and is complete. This platform is the backbone of our business as it connects consumers with both the medical provider and the pharmacy for fulfillment. It is also the system that we will use to create marketing funnels for outgoing marketing, customer management and support, and analytics for future sales.

Through our Physician Agreements, the healthcare professionals are responsible for the practice of medicine and control of the clinical decision-making.

After a patient visits our website and submits a request for a consultation with a health care professional, our Telemedicine Providers communicate the patient’s information to one of their affiliated physicians. The Telemedicine Providers and their physicians are responsible for conducting the telehealth consultation and any ongoing communication with the patient in accordance with applicable laws. The physicians make a determination, in their sole discretion, as to whether or not to prescribe our Pharmaceutical Products to potential customers. If the physicians prescribe our Pharmaceutical Products, then the customers pay us for our products. In turn, Epiq Scripts, LLC, pursuant to the Master Services Agreement discussed below, is provided information on the customer and compounding of our product, compounds the product, and ships the product to customers using packaging and shipping materials which we supply.

We pay the Telemedicine Providers for each physician visit conducted in response to requests made by a patient on our website, regardless of whether the physician prescribes our product to the patient. The fee we pay the Telemedicine Providers is fixed, set in advance and is negotiated at arms’ length after comparing the prices offered by similar services. We are not a party to any contracts between the Telemedicine Providers and any health professionals or physician groups and do not control how the Telemedicine Providers reimburse these providers.

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Although our arrangement with the Telemedicine Providers, as summarized above, is structured to comply with applicable laws, including those restricting the corporate practice of medicine and fee splitting, there may be a risk that a state agency, now or in the future as these laws (and interpretations of them) evolve, would conclude that the arrangement and fee structure between the Telemedicine Providers and their contracted physicians and/or our agreements with the Telemedicine Providers violate the corporate practice of medicine doctrine and fee splitting restrictions in Texas or in another state where a patient who uses our Mangoceuticals platform is located.

The Telemedicine Providers’ physicians are tasked with determining whether patients seeking our Pharmaceutical Products are eligible to be prescribed our Pharmaceutical Products, with the sole purpose of the telemedicine engagement being for the determination, in the physician’s sole judgment, of whether the patient is qualified to obtain a prescription for the Pharmaceutical Products. The Telemedicine Providers’ physicians are required to electronically send prescriptions to Epiq Scripts (the Company’s designated and accredited pharmacy partner), which financial relationship is required to be disclosed in writing to the patient via the Terms and Conditions listed on the Company’s website, including informed consent, and also informing the patient that the prescription is sent to the Company’s designated pharmacy partner. The Telemedicine Providers’ physicians are only able to prescribe our Pharmaceutical Products to patients seeking help for the treatment which the specific product provides (for example, Mango ED for treatment for ED and GROW for treatment hair loss) through our customer portal.

Our Related Party Pharmacy

As discussed in greater detail below under “—Material Agreements—Master Services Agreement with Epiq Scripts” we have entered into an exclusive Master Services Agreement and statement of work with Epiq Scripts, LLC, for its specialty compounding and packaging capabilities, fulfillment, and distribution of certain prescription products available through our platform. These prescription products include our Pharmaceutical Products. Epiq Scripts is a related party because it was 51%-owned by American International Holdings Corp (“American International”) at the time of our entry into the Master Services Agreement and is currently 52% owned by Mr. Jacob D. Cohen, our Chairman and Chief Executive Officer. Mr. Cohen, our Chairman and Chief Executive Officer, also served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

Epiq Scripts is currently fully licensed with the Texas State Board of Pharmacy (“TSBP”) and further has State Board of Pharmacy (or its equivalent) licenses from the District of Columbia and every U.S. State other than Alabama, with the intent of obtaining a state license from Alabama, by the end of the first quarter of 2025. Epiq Scripts has obtained its National Provider Identifier (“NPI”) number and is a member of the National Council for Prescription Drug Programs (“NCPDP”), a standards development organization. Additionally, Epiq Scripts has applied for the highest level of accreditation with the Utilization Review Accreditation Commission (“URAC”), a Washington DC-based healthcare accrediting organization that establishes quality standards for the entire healthcare industry. Until Epiq Scripts receives a license in Alabama, we are limited to selling our Pharmaceutical Products in only the states in which Epiq Scripts holds licenses. Although Epiq Scripts is physically located in Texas, it can ship products to customers in each state in which it holds licenses.

As a result of the above, Epiq Scripts can currently only provide services to the Company in the District of Columbia and those 49 states described above and the Company will be unable to sell its products to any customers in any states other than those listed above, until Epiq Scripts is able to obtain licenses in other states and will thereafter be limited to selling products to customers only in the states in which Epiq Scripts holds licenses.

Our Customer Portal

Our customer platform connects consumers to licensed healthcare professionals through our website at www.MangoRX.com, for the provision of care via telehealth and also provides access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of telehealth consultations. Additional features to this backend technology solution allow for the creation and management of customer accounts whereby customers have the ability to login, view and make changes to their respective accounts. These changes include, but are not limited to, reviewing order history, tracking order shipments, requesting and ordering product refills and making other profile changes such as shipping address and payment changes. Our portal is not unique to the industry and is not anticipated to be difficult or costly to replicate or replace.

The backend technology solution also houses and manages all customer data allowing the Company with additional key functionality, including but not limited to, providing customer service and support and data analytics for various marketing initiatives and reporting functions.

We do not anticipate selling any third-party products via our portal.

Our Growth Strategy

Utilize a variety of marketing channels using data analytics to attract customers

We currently market and advertise our Pharmaceutical Products on a variety of advertising mediums including, but not limited to, social media, online search websites, podcasts, television, radio, out-of-home, and other media channels, in compliance with applicable FDA rules and requirements. However, due to such rules and requirements, we are extremely limited in the content of the claims and promotional statements that we are able to make regarding our products under applicable FDA regulations. We believe advertising in a diversified set of media channels is important to prevent overreliance on any single channel and to maximize the exposure of our brand to our desired customers. We also reach customers through our own social media accounts, press coverage and public relations, internally developed educational and lifestyle content, and through engagement of social media influencers, hired and paid celebrities and talent, and physical brand advertising campaigns, in each case funding permitting, and in each case subject to applicable rules and regulations, which are expected to significantly limit the content of such marketing materials. We believe that this overall strategy will drive significant customer traffic to our platform, including direct type-in traffic and organic online search traffic.

We also utilize a marketing strategy focused on analytics and data. We have designed our internal systems to measure consumer behavior, including which types of consumers generate more revenue in their first purchase, generate more revenue over time, generate more gross profit from their purchases, and which types of consumers are most valuable over their lifetime. We plan on measuring the effectiveness of our marketing budgets and the rate of return we generate from our marketing campaigns. We have retained and plan on using outside marketing and advertising firms to assist management in identifying marketing and advertising campaigns, media purchases and mediums, and seeking to drive a sufficient rate of return from our marketing and advertising budgets.

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Invest in our telemedicine platform to enable sales throughout the United States

We utilize both a synchronous and asynchronous approach through our telemedicine platform, connecting customers through our platform and contracted physicians and pharmacy. An asynchronous visit allows a physician to verify the patient’s identity, demographics and collect the medical history online without needing to physically see or speak to the patient. A synchronous visit requires the doctor to either speak directly to the patient and/or see the patient either via video conference or in person. As discussed above, we initially are focusing our sales in the District of Columbia and 49 states where our related party pharmacy is licensed (i.e., each state other than Alabama), with the goal of eventually undertaking sales across all 50 states, pending licensing approvals of our related party pharmacy.

Provide subscription plans for recurring revenue and introduction of new products

We provide our customers with an option to purchase our Pharmaceutical Products on a subscription basis, where and when applicable. Subscription plans provide an easy and convenient way for customers to get ongoing treatment while simultaneously providing the Company with predictability through a recurring revenue stream.

For subscription plans, customers are able to select a desired timeframe in which to receive products, which range from once every month to once every six months. The customer will then be billed on a recurring basis based on the selected timeframe and specified quantity of product, which is shipped after each billing from our contracted pharmacy (Epiq Scripts). Customers are able to cancel subscriptions in between billing periods to stop receiving additional products and reactivate subscriptions. Our integrated technology platform serves customers from customer discovery, through the purchase of products on our website, to connecting customers with medical providers for telehealth consultations (through our contracted physician network), to the fulfillment and delivery of orders (through our contracted pharmacy), and finally through ongoing management by medical providers (also through our contracted physician network). We believe our platform provides us cost advantages and efficiencies to offer customers affordable prices and to generate increased revenues over time.

In addition to our Pharmaceutical Products, we intend to launch new products over time and offer additional subscription-based offerings which we hope will result in growth in revenue through recurring revenue streams.

Parent Subsidiary Contribution Agreement

On December 13, 2024, the Company, entered into a Parent Subsidiary Contribution Agreement with Mango & Peaches Corp., a Texas corporation (“Mango & Peaches”), a then recently formed wholly-owned subsidiary of the Company (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the Company contributed substantially all of its assets, including ownership of: (a) its 98% ownership of MangoRx Mexico S.A. de C.V., a Mexican Stock Company; and (b) its 100% ownership of MangoRx UK Limited, a company incorporated under the laws of the United Kingdom (collectively, the “Contributed Assets”), to Mango & Peaches, in order to restructure the ownership and operations of the Company, better segregate such operations and liabilities and provided for the issuance of a portion of the capital of Mango & Peaches to Mr. Jacob Cohen, the Chief Executive Officer of the Company, as additional consideration to Mr. Cohen, as discussed in greater detail below under “”—“Employment and Consulting Agreements”—“Jacob D. Cohen, Chief Executive Officer”, pursuant to which the Company agreed to issue Mr. Cohen certain shares of common stock and Series A Preferred Stock of Mango & Peaches (the issuance of which is discussed in greater detail below).

In consideration for the transfer of the assets, the Company received 4,999,999 shares of Mango & Peaches’ common stock, bringing its ownership to 5,000,000 shares of common stock of Mango & Peaches upon the closing of the Contribution Agreement.

Pursuant to the Contribution Agreement, Mango & Peaches assumed all of the liabilities of the Company relating to the Contributed Assets contributed, but none of the other liabilities of the Company and the Company agreed to indemnify Mango & Peaches against any damages relating to a breach of any representation or warranty of the Company in the Contribution Agreement, or any claim relating to the Contributed Assets, before the Contribution Effective Date (defined below); and Mango & Peaches agreed to indemnify the Company against any damages relating to a breach of any representation or warranty of Mango & Peaches in the Contribution Agreement, or any claim relating to the Contributed Assets, after the Contribution Effective Date. The Contribution Agreement and the contribution and assumption provided for therein was effective on December 15, 2024 (the “Contribution Effective Date”).

On January 9, 2025, Mango & Peaches filed a Certificate of Designations of Mango & Peaches Corp., establishing the designations, preferences, limitations, and relative rights of its Series A Super Majority Voting Preferred Stock (the “Series A Super Majority Voting Preferred Stock”), with the Secretary of State of Texas, which was filed by the Texas Secretary of State on January 15, 2025, effective January 9, 2025 (the “Series A Designation”). The Series A Designation designated 100 shares of Series A Super Majority Voting Preferred Stock, the rights of which are discussed in greater detail below:

The Series A Designation provides for the Series A Super Majority Voting Preferred Stock to have the following rights: No dividend, liquidation, redemption or conversion rights; voting rights providing that for so long as any shares of Series A Super Majority Voting Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of Mango & Peaches and upon any action taken by stockholders of Mango & Peaches with or without a meeting) equal to fifty-one percent (51%) of the total vote (the “Total Series A Vote” and the “Voting Rights”), and that so long as Series A Super Majority Voting Preferred Stock is outstanding, Mango & Peaches shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Super Majority Voting Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Certificate of Formation or the Bylaws of Mango & Peaches so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Super Majority Voting Preferred Stock, (ii) effect any reclassification of the Series A Super Majority Voting Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Super Majority Voting Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments). Additionally, subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Super Majority Voting Preferred Stock are outstanding, Mango & Peaches cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Super Majority Voting Preferred Stock, voting together as a class: (a) issue any additional shares of Series A Super Majority Voting Preferred Stock after the original issuance of shares of Series A Super Majority Voting Preferred Stock; (b) increase or decrease the total number of authorized or designated shares of Series A Super Majority Voting Preferred Stock; (c) effect an exchange, reclassification, or cancellation of all or a part of the Series A Super Majority Voting Preferred Stock; (d) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Super Majority Voting Preferred Stock; or (e) alter or change the rights, preferences or privileges of the shares of Series A Super Majority Voting Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series A Designation.

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On May 13, 2025, Mango & Peaches issued 4,892,906 shares of its common stock and 100 shares of its Series A Super Majority Voting Preferred Stock (collectively, the “M&P Stock”) to Jacob Cohen, the Chief Executive Officer and Chairman of the Company and the Chief Executive Officer of Mango & Peaches, which was due pursuant to the terms of Mr. Cohen’s employment agreement with the Company, as amended.

Following the issuance of the M&P Stock, Mr. Cohen owns 49% of the outstanding common stock of Mango & Peaches and separately has the right to vote fifty-one percent (51%) of the total vote on all Mango & Peaches shareholder matters, voting separately as a class, pursuant to his ownership of the Series A Super Majority Voting Preferred Stock, giving him 75.2% voting control over Mango & Peaches, which provide him the right to approve any merger or consolidation of Mango & Peaches and/or any amendment to the Certificate of Formation of Mango & Peaches.

Additionally, Mr. Cohen, pursuant to the terms of his Employment Agreement, as amended, discussed in greater detail under “”—“Employment and Consulting Agreements”— “Jacob D. Cohen, Chief Executive Officer”, has the right to earn up to a $10 million bonus (the “Mango & Peaches Bonus”), which is convertible at his option, at a conversion price of $0.50 per share, into up to 20,000,000 shares of common stock of Mango & Peaches. In the event the full amount of the Mango & Peaches Bonus, vests to Mr. Cohen and he converts such entire Mango & Peaches Bonus into 20,000,000 Mango & Peaches Bonus Shares pursuant to the conversion terms thereof, he will own 81.3% of Mango & Peaches outstanding common stock (not factoring in any other issuances), and 92.8% of Mango & Peaches’ outstanding voting stock (as a result of the ownership of the Mango & Peaches Series A Shares and not factoring in any future issuances). There is no assurance that any of the milestones will be reached by Mango & Peaches and/or that any portion of the Mango & Peaches Bonus will vest to Mr. Cohen or that any Mango & Peaches Bonus Shares will be issued to Mr. Cohen.

Planned Digital Asset Treasury Strategy

As discussed in greater detail below under “Material Agreements—Cube Operations Master Services Agreement”, on December 17, 2025, Mango DAT, LLC (“Mango DAT”), a wholly-owned subsidiary of the Company, entered into a Master Services Agreement (the “Mango MSA”) with Cube Operations LLC (“Cube”), pursuant to which Cube will provide Mango DAT with access to Cube’s proprietary platform for storing, managing, and administering digital assets via multi-party computation (MPC) wallets. Under the Mango MSA, Cube is also appointed as the discretionary asset manager for Mango DAT’s specified account assets, with authority to execute transactions such as buying, selling, exchanging, staking, and other activities related to supported digital assets (initially focused on Solana). Cube will act as agent and attorney-in-fact for Mango DAT in these matters.

The Mango MSA and a separate Order Form entered into in connection therewith are intended to support the Company’s strategy to deploy up to $100 million in a Solana-focused digital asset treasury (DAT), with the goal of accumulating initially Solana holdings as part of its broader strategy to manage liquidity, diversify assets, and optimize its balance sheet. Corporate treasury reserve funds typically serve as a company’s operational “checking account,” helping to fund day-to-day operations, manage debt, and provide a cushion against unforeseen financial shortfalls. Traditionally, these reserves are held in cash or cash equivalents, including multiple fiat currencies for companies with international operations. The Company will also aim for annual staking yields of approximately 7-8%, with potential for higher returns through additional strategies.

Solana is a public blockchain platform designed for scalability, speed, and low-cost transactions, supporting decentralized applications (dApps), smart contracts, non-fungible tokens (NFTs), and other crypto-native innovations. Founded in 2018, with the network launching in March 2020, Solana uses a unique combination of proof-of-stake (PoS) consensus and proof-of-history (PoH) mechanisms. Its native cryptocurrency, SOL, powers the ecosystem, enabling staking, governance, and payments within a decentralized network that has grown rapidly for applications in DeFi, payments, and internet-scale capital markets.

To date no funds have been deployed in connection with the DAT, and the Company will need to raise significant additional funds in the future to implement the DAT, which funding may not be available on favorable terms if at all.

By including Solana in its treasury, the Company seeks exposure to a digital asset that shares certain characteristics with traditional currencies. Solana is traded on open exchanges, offering liquidity, while also providing potential diversification benefits distinct from conventional cash or foreign currency holdings. For example, Solana’s limited supply may offer a hedge against inflation and currency devaluation, although it remains more volatile than traditional treasury assets.

In addition, holding Solana is expected to provide the Company with direct exposure to the potential appreciation of its Solana holdings. While the Company recognizes the inherent volatility and speculative nature of Solana, it believes that strategic treasury allocations can enhance financial flexibility and contribute to overall balance sheet optimization.

The Company has previously filed a trademark application for “MULTI-DAT” to the United States Patent and Trademark Office, signaling its strategic expansion into the digital asset sector.

As part of the MULTI-DAT framework, the Company is pursuing a range of strategic digital asset and DeFi initiatives to further enhance its treasury operations and competitive edge, including the following, which are to date in the planning stage and are expected to require significant additional capital to implement, which may not be available on favorable terms, if at all:

● Digital Asset Treasury 2.0 Strategy: Evaluating the allocation of corporate treasury into established digital assets and other leading networks to diversify holdings, and seek to boost balance-sheet efficiency and support long-term value while prioritizing risk management.

● Tokenized Real-World Assets (RWAs): Exploring participation in tokenized representations of traditional instruments, such as U.S. Treasuries and yield-generating assets, to gain on-chain liquidity, transparency, and capital efficiency in a regulated environment.

● Staking, Validator & Protocol-Level Yield Strategies: Discussing deploying assets into institutional staking, validator roles, and yield-generating protocols, including liquid staking, to create recurring on-chain income and optimize asset productivity, with a focus on yield utility under strict operational and regulatory guidelines.

● Stablecoin Infrastructure & Treasury Operations: Seeking to integrate regulated stablecoins for treasury management, payments, settlements, and cross-border activities to streamline operations, minimize friction, and advance the Company’s core business ahead of competitors while ensuring compliance.

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To support the ongoing build-out of its Digital Asset Treasury strategy, the Company plans to leverage its existing shelf registration statement through various takedown methods. These may include filing a prospectus supplement to activate an at-the-market (ATM) equity offering program, which would allow the Company to sell shares of common stock from time to time at prevailing market prices, as well as other approaches such as registered direct or underwritten offerings, depending on market conditions. This flexible capital-raising framework is intended to provide opportunistic funding for the future accumulation of Solana tokens and related initiatives.

Material Agreements

Master Services Agreement with Epiq Scripts

On September 1, 2022, and effective on August 30, 2022, we entered into a Master Services Agreement with Epiq Scripts, which at the time was 51%-owned by American International. Mr. Cohen, our Chairman and Chief Executive Officer, served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement, and currently serves on the Board of Directors of American International. The Company was wholly-owned by American International until June 16, 2022, when control of the Company was sold to Cohen Enterprises, which is owned by Mr. Cohen. Epiq Scripts was formed in January 2022 and only began compounding drugs for patients in November 2022. On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. Epiq Scripts is currently 52% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

Pursuant to the Master Services Agreement and a related statement of work (“SOW”), Epiq Scripts agreed to provide pharmacy and related services to the Company, the Company agreed to exclusively use Epiq Scripts as the provider of the Services (defined below) during the term of the agreement, so long as Epiq Scripts complies with the terms of the Master Services Agreement. The agreement also includes a 30 day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the agreement.

Pursuant to the SOW, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution (collectively, the “Services”) of products sold exclusively via our website that may be prescribed as part of a telehealth consultation on our platform. Epiq Scripts also agreed to provide mail service pharmacy services to us on an exclusive basis during the term of the SOW.

We agreed to provide Epiq Scripts with all custom packaging materials, including but not limited to, individual sachet and/or blister packaging materials, outer box packaging, and any custom inserts and/or marketing information to accompany the prescription shipment, if any and to provide Epiq Scripts with quarterly sales forecasts to ensure Epiq Scripts has enough packaging materials on hand to cover a 90 day period. We agreed to pay for all direct shipping, delivery and related courier costs and to provide Epiq Scripts with direct access to any online accounts to access and generate shipping labels for the fulfillment and delivery of our products.

The SOW had an initial term through December 31, 2025, which is automatically renewable thereafter for successive one-year terms unless either party terminates the agreement at least 90 days before renewal thereof and the SOW is subject to the same termination rights of the parties as set forth in the Master Services Agreement (discussed below). Neither party provided the other notice of their intent to terminate the SOW prior to the automatic renewal date on December 31, 2025, and as such, the SOW renewed automatically for an additional one-year term through December 31, 2026.

Pursuant to the SOW, we agreed to pay Epiq Scripts certain fixed rate fees for prescription fulfillment, processing and packaging (per prescription) and drug compounding (per pill), provided the per pill rate is reduced upon us exceeding 3,500 product packages per month.

Under the Master Services Agreement, we are solely responsible for billing and collecting funds from our customers and Epiq Scripts is paid out of funds that we actually collect.

The Master Services Agreement had a term of five years, automatically renewable to additional one-year terms thereafter unless either party provides the other notice of termination at least 90 days prior to the date of automatic renewal. The Master Services Agreement can be terminated (i) upon breach of the agreement by the other party, subject to a 90-day cure right, (ii) if a party enters into bankruptcy or fails to pay its debts as they become due, or (iii) if Epiq Scripts becomes unable to perform the services covered by the Master Services Agreement and any statements of work associated therewith.

Payments under the Master Services Agreement are due within 15 days after the end of each month during which collections are received. The Master Services Agreement contains customary confidentiality obligations, record retention provisions, audit rights, and representations and warranties of the parties. Each party to the Master Services Agreement agreed to indemnify, defend, and hold harmless the other and the other party’s officers, directors, shareholders, employees, and agents from and against any and all nonparty claims, or actions for damages, liabilities (including strict liability), penalties, costs and expenses (including reasonable legal fees, expenses and costs) to the proportionate extent caused by (1) the negligence or willful misconduct of the indemnitor or any of its employees or agents in connection with the performance of the agreement, or (2) any breach of any representation, warranty or covenant under the agreement by the indemnitor or any of its employees or agents. Additionally, the parties agreed that neither party will be liable to the other for special, incidental, or exemplary damages, subject to certain limited exceptions. The Master Services Agreement does not address product liability claims or assign any rights of indemnification or contribution in connection therewith.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

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Epiq Scripts has filed with the URAC to obtain its pharmacy accreditation and obtained its first state license in the State of Texas in February 2022. Epiq Scripts has State Board of Pharmacy (or its equivalent) licenses to operate in the District of Columbia and every U.S. state other than Alabama and plans to eventually obtain a license in Alabama, by the end of the first quarter of 2026.

As a result of the above, Epiq Scripts can currently only provide the Services to the Company in the District of Columbia and 49 states described above, and the Company will be unable to sell its products to any customers in any states other than those named above, until Epiq Scripts is able to obtain licenses in other states and will thereafter be limited to selling products to customers only in the states in which Epiq Scripts holds a license.

On September 15, 2023, we entered into a First Addendum to Master Services Agreement (“MSA”) with Epiq Scripts (the “First Amendment”).

Pursuant to the First Amendment, the parties agreed to amend the MSA to include certain Right of first negotiation rights and right of first refusal rights (each as discussed below). Additionally, the First Amendment provides for certain rights to Epiq Scripts in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products (collectively, “Pharmaceutical Services”) in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits (“Future Jurisdictions”, which shall also include, to the extent applicable, any state in the United States in which Epiq Scripts does not then hold required permits or licenses for the provision of the Pharmaceutical Services) and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company (each a “Current Jurisdiction”). To date, there have been no fees paid to Epiq Scripts pursuant to this agreement.

Specifically, the parties agreed in the First Amendment that should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider (“Transferred Services”), the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the MSA (including where applicable, any renewal term)(the “Non-Use Fee”). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter. “Prescription Products” means Products (as defined in the MSA) sold by the Company which must be prescribed by a medical doctor.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

The First Amendment also provides that until the fifth anniversary of the First Amendment (September 15, 2028), the Company shall notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the MSA; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

Finally, the First Amendment includes a requirement whereby if Epiq Scripts receives notice of any proposed fundamental transaction involving Epiq Scripts or its assets, including any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for an asset sale or acquisition, merger, acquisition or sale of securities, or redemption or repurchase of securities, Epiq Scripts must provide the Company notice of such offer within three days, after which receipt the Company will have the right of first refusal for 30 days to become the purchaser in connection with the notified transaction, on the terms, and subject to the conditions, set forth in such notified offer and pursuant to the conditions of the First Amendment.

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements (the “Epiq Scripts Assignments”) with Epiq Scripts. Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) the MSA, as amended; and (2) the Consulting Agreement with Epiq Scripts discussed below, to Mango & Peaches, Mango & Peaches agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify Mango & Peaches for any liability under such agreements prior to the assignment date and Mango & Peaches agreed to indemnify us against any liability under such agreements after the assignment date.

Consulting Agreement with Epiq Scripts

On September 15, 2023, we entered into a Consulting Agreement (the “Consulting Agreement”) with Epiq Scripts. Pursuant to the Consulting Agreement, Epiq Scripts agreed to provide pharmacy consulting services in connection with the Company’s global expansion efforts, and as reasonably requested by the Company, during the term of the agreement, which is for five years (through September 15, 2028), unless otherwise earlier terminated (a) due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof; (b) the mutual agreement of the parties; or (c) the date that Epiq Scripts provides the Company written notice of termination, which may be at any time and for any reason.

In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Epiq Scripts (1) a one-time payment of $65,000, payable within ten days of the entry into the agreement, which was timely paid; and (2) a set fee, payable for each prescription drug pill sold by the Company for cash, to the extent such pill must be prescribed by a medical doctor, or sold through retail pharmacies over the counter, in jurisdictions where a doctor’s prescription is not required for the sale of such drugs, and sold in a Territory (defined below), which consideration per pill decreases each year that the agreement is in effect, and is only payable for the first five years of the agreement.

The Consulting Agreement further provides that no payments are due for the sale of any prescription pills until the First Sale.

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Under the Consulting Agreement, (a) “Territory” means worldwide, except for the United States, including its territories and possessions and the District of Columbia; and (b) “First Sale” means the date that the first commercial sale of prescription pills occurs in the Territory. To date, there have been no fees paid to Epiq Scripts pursuant to this agreement.

Future payments are also required to be offset equitably for any prescription pill sold which is later refunded, charged back, returned, or reimbursed to a purchaser.

The agreement includes customary representations of the parties, confidentiality and non-solicitation provisions, rights of Epiq Scripts to audit the sales of prescription pills, subject to certain limitations and requirements, and the requirement that the Company reimburse certain expenses of Epiq Scripts, subject to certain limitations and pre-approvals. No payments under the Consulting Agreement have been made to date.

Marketing Agreement

On December 10, 2023, the Company entered into a Marketing Agreement with Marius Pharmaceuticals, LLC (“Marius”) allowing the Company the use of the trademark “Kyzatrex®” oral testosterone undecanoate softgel capsules, for the purposes of branding, packaging, marketing, and selling Kyzatrex® on the Company’s website, and to be sold via its telehealth platform at www.MangoRx.com. Pursuant to the Marketing Agreement, Marius granted the Company a non-exclusive, non-transferable, royalty-free license to use the Marius Marks in the United States, for the purpose discussed above.

The Marius Agreement contains customary confidentiality and indemnification provisions and has an initial term of two years (through December 10, 2025), automatically renewable thereafter for successive one year terms unless otherwise terminated (a) by Marius if the Company does not have at least 2,500 monthly customers of “Kyzatrex®” oral testosterone undecanoate softgel capsules at least 30 days prior to the end of the initial term, (b) by either party for cause in connection with a material breach that has not been cured within 30 business days of written notice thereof provided by the non-breaching party to the breaching party, or (c) by Marius in its sole discretion without cause by providing at least 60 days’ prior written notice to the Company. Marius may also terminate the agreement with written notice to the Company if the Company has not met at least 30% of the Minimum Subscribers within six months of the product launch date on the Company’s website.

Within 30 days of the date the Marius Agreement is terminated (or on the date of termination, which cannot occur earlier than 60 days after notice of termination is provided, if Marius terminates the Marius Agreement for convenience), we are required to stop and cease all use of the Marius Marks and are required to remove all references to the Marius Marks from our advertising/promotional materials, and signage.

During the term of the Marius Agreement and for a period of 12 months thereafter, we agreed to not create, publish or broadcast any advertisement or otherwise promote or market any other product containing testosterone undecanoate.

Pursuant to the Marius Agreement, and in consideration of the license granted thereunder, the Company issued Marius 6,667 shares of the Company’s restricted common stock (the “Marius Shares”) which are fully earned upon entry into the agreement. The Marius Shares were valued at $10.20 per share for a total of $68,000.

Master Distribution Agreements

ISFLST

On July 9, 2024, we entered into a Master Distribution Agreement with ISFLST, Inc. (“ISFLST”) dated July 2, 2024 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, we agreed to sell, and ISFLST agreed to purchase, certain of our products, including our MangoRx Grow and Mango ED products (collectively, the “Products”), for distribution and resale by ISFLST during the term of the agreement.

Pursuant to the Distribution Agreement, ISFLST agreed to use commercially reasonable efforts to sell and promote the sale of the Products in Asia Pacific and Latin America (excluding Mexico), and we provided ISFLST a non-exclusive, non-transferable license to market and sell the Products, and grant sub-licenses (subject to certain pre-requisites and limitations described in greater detail in the Distribution Agreement) to sell the Products, in the Market. We also agreed, subject to certain future mutually agreed milestones that ISFLST could earn exclusive rights to market the Products in the applicable “Market”.

The Distribution Agreement has a term of three years (through July 8, 2027) and is automatically renewable thereafter for three additional one year terms, unless either party provides the other notice of non-renewal at least 90 days prior to an automatic renewal date. The agreement may also be terminated by the non-breaching party upon the material breach of the agreement by the counterparty and failure to cure such breach after 90 days written notice, or upon insolvency.

The Distribution Agreement includes customary confidentiality requirements of the parties, representations and warranties of the parties, mutual indemnification rights, disclaimers of warranties and limitation of liabilities, and force majeure provisions.

The Distribution Agreement also includes a non-solicitation obligation of ISFLST, which applies during the term of the agreement and for two years thereafter.

All pricing information will be mutually agreed to by the parties and set forth in a separate purchase order, subject to availability and volume requirements.

Propre

On January 30, 2025, the Company entered into a Master Distribution Agreement (the “MDA”), with Propre Energie Inc. Pursuant to the MDA, the Company licensed certain intellectual property and patent rights from Propre relating to plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol®.

We agreed pursuant to the MDA to pay Propre 650,000 shares of the Company’s restricted common stock (the “Propre Shares”) and 1% of the gross sales revenue we generate during the term of the MDA. The MDA has a term of three years (through January 30, 2028), renewable thereafter for up to three additional one year terms, provided that neither party provides the other notice of termination at least 90 days prior to the renewal date, provided that Propre has a right of termination in the event we sell substantially all of our assets or a majority interest in the Company during the term and either party may terminate the agreement if the other party breaches the MDA and fails to cure such breach within 90 days or becomes insolvent.

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The MDA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of type and size of the MDA. The Company is still preparing its internal business plans for the marketing, selling and distribution of Dermytol with plans to commence operations surrounding Dermytol in the 3rd quarter of 2026.

PrevenTech

On May 14, 2025, MangoRx IP Holdings, LLC (“Mango IP”), the Company’s wholly-owned subsidiary, entered into a Master Distribution Agreement with PrevenTech Solutions, LLC (“PrevenTech” and the “PrevenTech MDA”). Pursuant to the PrevenTech MDA, the Company granted PrevenTech the exclusive, worldwide, licensing and distribution rights, to certain intellectual property and patent rights held by the Company relating to respiratory illness prevention technology, including the right to sell antiviral products, including but not limited to toothpaste, lozenges, mouthwash, oral sprays, and animal feed or water additives for poultry and livestock, which may be manufactured and/or designed in various formats, using the patents.

In consideration for the rights under the PrevenTech MDA, PrevenTech agreed to pay us 10% of the net sales revenue (as described in greater detail in the PrevenTech MDA) generated during the term of the PrevenTech MDA through the sale of products associated with our patents. The term of the PrevenTech MDA is perpetual, subject to certain termination rights that either party can exercise upon a breach of the agreement by the other party, subject to certain cure rights. Additionally, in the event that PrevenTech does not generate at least $5 million of gross sales from the sale of products within eighteen months from June 1, 2025, subject to a sixty day cure period, PrevenTech’s rights under the PrevenTech MDA become non-exclusive.

The PrevenTech MDA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of the type and size of the PrevenTech MDA.

Cube Operations Master Services Agreement

On December 17, 2025, Mango DAT, LLC, a wholly-owned subsidiary of the Company, entered into a Master Services Agreement with Cube Operations LLC, pursuant to which Cube will provide Mango DAT with access to Cube’s proprietary platform (the “Cube Services”) for storing, managing, and administering digital assets via multi-party computation (MPC) wallets. Under the Mango MSA, Cube is also appointed as the discretionary asset manager for Mango DAT’s specified account assets, with authority to execute transactions such as buying, selling, exchanging, staking, and other activities related to supported digital assets (initially focused on Solana). Cube will act as agent and attorney-in-fact for Mango DAT in these matters.

The Mango MSA has an initial term of one (1) year commencing on the effective date, and automatically renews for consecutive two (2)-month periods unless either party provides at least thirty days’ prior written notice of non-renewal. Fees under the Mango MSA are set forth in applicable order forms and are payable within thirty (30) days of invoicing, exclusive of taxes (for which Mango DAT is responsible). The Mango MSA includes standard provisions for confidentiality, indemnification, limitations of liability (capped at fees paid in the prior twelve months for most claims). Either party may terminate for material breach if not cured within thirty days, and Cube may suspend services for non-payment after ten days’ notice. Upon termination, Mango DAT must cease use of the services, remove assets, and return or destroy confidential information.

Concurrently with the Mango MSA, on December 17, 2025, Mango DAT and Cube entered into an Order Form (the “Order Form”) pursuant to the Mango MSA, which specifies the services and fee structure for the management of Solana-focused digital assets as part of the Company’s digital asset treasury (DAT) strategy.

Under the Order Form, monthly management fees are calculated on a graduated basis against assets under custody (AUC), at 0.30% for assets from $0 to under $10 million, 0.25% for $10 million to under $50 million, 0.20% for $50 million to under $250 million, and 0.10% for $250 million and above. The monthly fee is subject to a minimum of $2,500. An execution management fee equal to 2% of total assets is billed upon initial deposit and thereafter in quarterly installments based on the 30-day average net asset value (NAV). Mango DAT is responsible for reimbursing Cube for all reasonable and documented account-related expenses, including bank fees, clearing and settlement costs, third-party provider fees, taxes, and structuring, legal, or other professional service expenses. The account assets are expected to initially consist of Solana, with additional assets or cash proceeds as designated by Mango DAT.

The Mango MSA and Order Form are intended to support the Company’s strategy to deploy up to $100 million in a Solana-focused DAT, aiming for annual staking yields of approximately 7-8%, with potential for higher returns through additional strategies.

Patent Purchase Agreements

Intramont Technologies

Effective on April 24, 2024, the Company entered into a Patent Purchase Agreement (the “Intramont IP Purchase Agreement”), with Intramont Technologies, Inc. (“Intramont”). Pursuant to the Intramont IP Purchase Agreement, we purchased certain patents and patent applications owned by Intramont, related to prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV) (the “Patents”), in consideration for $20,000,000, which was payable to Intramont by (a) the issuance of 980,000 shares of the Company’s then newly designated 6% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with a face value of $20.00 per share, for a total value of $19,600,000 (the “Series C Shares”); and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024 (collectively, the “Cash Payments”).

The Intramont IP Purchase Agreement, and the purchase of the Patents, closed on April 24, 2024, upon the parties entry into the Intramont IP Purchase Agreement, and the Series C Shares were also issued on April 24, 2024. The Intramont IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size. The Company purchased the Patents through its newly formed wholly-owned subsidiary, MangoRx IP Holdings, LLC, a Texas limited liability company.

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The Intramont IP Purchase Agreement also included a grant back license, whereby the Company provided Intramont, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Intramont paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Intramont which utilize the Patents, beginning on April 24, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the Intramont IP Purchase Agreement granted Intramont a right of first refusal, which provides that, if at any time prior to April 24, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Intramont the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

As of the date of this report, at total of $245,208 of the Cash Payments has been paid to date, provided that Intramont has not declared a default under the IP Purchase Agreement or taken any action against the Company in connection with the failure to timely pay such Cash Payments.

On February 11, 2025, and effective on December 31, 2024, we and Intramont entered into a letter agreement, amending the IP Purchase Agreement (the “Amendment Letter”), pursuant to which Intramont has agreed that all funds paid by the Company towards the furtherance and development of the Patents would be credited against the Cash Payments owed to Intramont and we agreed to work in good faith with Intramont on financing, developing and commercializing the Patents.

As a result of the Amendment Letter, a total of $154,792 remains due to Intramont in connection with the Cash Payments as of the date of this Report, which the Company expects to pay over time, by way of expenses associated with the development of the Patents.

The Company intends to utilize the Patents by commencing research, development, clinical trial studies and efficacy testing on a variety of oral applications including, but not limited to, an oral dissolvable tablet (ODT), lozenge, toothpaste and/or mouthwash.

On April 19, 2024, the Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 6% Series C Convertible Cumulative Preferred Stock (the “Series C Designation”), which was filed with the Secretary of State of Texas on April 23, 2024, effective as of April 19, 2024. The Series C Designation designated 6,250,000 shares of Series C Preferred Stock. The Series C Designation provides for the Series C Preferred Stock to have the following terms:

Dividend Rights. From and after the issuance date of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $20 per share)(the “Stated Value”) as of the record date for such dividend (as described in the Series C Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series C Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Dividends payable pursuant to (i) above are payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a business day, in which event such dividends are payable on the next succeeding business day, without accrual of interest thereon to the actual payment date), commencing on June 30, 2024.

Accrued dividends may be settled in cash, subject to applicable law, shares of common stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the Stated Value by the amount of the quarterly dividend.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (the “Liquidation Preference”), for each share of Series C Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities, including the Series B Convertible Preferred Stock, which has a preferential right to payments in liquidation, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Preferred Stock are to be ratably distributed among the holders of the Series C Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. Each holder of Series C Preferred Stock may, at its option, convert its shares of Series C Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series C Preferred Stock, divided by the conversion price of $10.00 per share (i.e., initially a 2-for-1 conversion ratio) (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

The Series C Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series C Preferred Stock into common stock in the event that upon such conversion their beneficial ownership of the Company’s common stock would exceed 4.999% (which can be increased as to any holder, to up to 9.999%, with 61 days prior written notice by such holder). The Series C Designation also includes a general restriction prohibiting the issuance of more than 19.99% of the Company’s outstanding shares as of the date of entry into the IP Purchase Agreement, without the Company’s stockholders approving such issuance(s) under the rules of the Nasdaq Capital Market.

Voting Rights. The Series C Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class: (a) amend any provision of the Series C Designation; (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Convertible Preferred Stock; (c) amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock; (d) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock; or (e) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series.

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Redemption Rights. The Company may redeem the outstanding Series C Preferred Stock shares, from time to time, in whole or in part, at any time after April 24, 2025, and continuing indefinitely thereafter, at the option of the Company, for cash, at the aggregate Liquidation Preference of the shares redeemed.

Greenfield Investments, Ltd.

Effective on December 13, 2024, the Company entered into a Patent Purchase Agreement (the “Greenfield IP Purchase Agreement”), with Greenfield Investments, Ltd (“Greenfield”). Pursuant to the Greenfield IP Purchase Agreement, we purchased certain patents owned by Greenfield, related to nutraceutical compositions using fungal compounds derived from mushrooms (collectively, the “Greenfield Patents”), in consideration for 515,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”).

The Greenfield IP Purchase Agreement, and the purchase of the Greenfield Patents, closed on December 13, 2024, upon the parties entry into the Greenfield IP Purchase Agreement, and the IP Purchase Shares were issued on December 16, 2024.

The Greenfield IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The Greenfield IP Purchase Agreement also included a grant back license, whereby the Company provided Greenfield, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Greenfield Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Greenfield paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Greenfield which utilize the Greenfield Patents, beginning on December 13, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the Greenfield IP Purchase Agreement granted Greenfield a right of first refusal, which provides that, if at any time prior to December 13, 2027, if we receive an offer to purchase the Greenfield Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Greenfield the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

The Company intends to utilize the Greenfield Patents by seeking out commercial opportunities that highlight what the Company believes are the patents innovative uses in nutraceuticals, emphasizing the potential for customized health supplements tailored to specific needs.

Insurance

We have an insurance policy in effect that includes customary coverage and protection for professional liability, general liability, employee benefits and protection against claims including technology products, services and against cyber security. Our insurance policy also covers exposure to product liability claims, including both technology product claims related to customer data breaches, copyright infringement and/or misrepresentation and fraud and any claims made in connection with any physical products and services sold through the Company’s website.

Intellectual Property

We believe that our ability to obtain and maintain intellectual property protection for our technology platform, preserve the confidentiality of our trade secrets, and operate without violating the intellectual property rights of others will be important to our success. We rely on a combination of trademark, copyright, trade secret, including federal, state and common law rights in the United States and other countries, nondisclosure agreements, and other measures to protect our intellectual property, and may seek patent protection of our intellectual property in the future. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Our business is affected by our ability to protect against misappropriation and infringement of our intellectual property and other proprietary rights.

Our intellectual property includes the content of our websites, our registered domain names, our unregistered trademarks, and certain trade secrets.

We have been granted with the United States Patent and Trademark Office for a federal trademark for the following word mark on October 13, 2024 with Reg. No. 7,184,368:

Additionally, the Company has been granted various federal trademarks and has applied for certain federal trademarks which applications are pending as of the date of this Report.

Employees

The Company is currently operated and managed by (a) the Founder, Chairman and Chief Executive Officer, Jacob D. Cohen, and (b) Eugene Johnston, the Chief Financial Officer of the Company. The Company utilizes the assistance of various independent contractors for administrative and technology development related services. We anticipate establishing a compensation program designed to align the compensation of our employees with performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results in the future. The structure of our compensation program will balance incentives earnings for both short-term and long-term performance such as incentive bonuses and flexible schedules. The Company also intends to develop a culture of inclusion and diversity and places a high value on diversity and inclusion. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory. Mr. Cohen is currently party to an employment agreement with the Company and Mr. Johnston is party to a consulting agreement with the Company, each as discussed below under “—Employment and Consulting Agreements.”

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Market Overview

The Market for ED Products

According to a January 2022 report published by Verified Market Research, the Global Erectile Dysfunction Drugs Market size was valued at $3.63 billion in 2020, mainly due to the increase in patient awareness and the early adoption of sedentary lifestyle. Verified Market Research also projects that the total Global Dysfunction Drugs Market size will contract to $2.95 billion in 2028. The expected reason for this contraction is poor patient compliance with erectile dysfunction drugs and the future availability of cost-effective imitation medicines, as well as side effects of ED drugs. We do not anticipate our Mango ED drug suffering from these limitations, as we believe our product is easy to use and that we have priced our product competitively. Separately, Grand View Research, in a July 2022 report, projects that the U.S. market (where we are initially marketing our ED product) for erectile dysfunction drugs estimated at approximately $1.1 billion as of 2021, will increase at a 7.4% compound annual growth rate though 2030.

It is also estimated that nearly 3-in-5 men in the US have suffered from erectile dysfunction, according to a survey reported in February 2022, by LetsGetChecked, a leading at-home health screening and insights company (based on research carried out by Opinium Research among 2,006 men in the USA, 1,178 of whom had previously experienced erectile dysfunction, from February 7-10, 2020). According to that study, age isn’t that big a factor either, with 56% of men 18 to 34 years old being affected, compared to 63% of those over the age of 55. The study also determined that most men blame psychological factors for ED – with 41% blaming stress, 34% blaming having “too much on their mind,” and 31% believing it is performance anxiety.

The Market for Mango GROW

According to the website of the American Hair Loss Association, (a) two-thirds of American men will experience some degree of hair loss by the age of 35, (b) by age 50, around 85 percent of men have significantly thinning hair; and (c) for around 25% of men, the start of male pattern baldness can begin before the age of 21. Additionally, and contrary to societal belief, we believe that most men who suffer from male pattern baldness are unhappy with their situation and would take steps to change that. In our experience, hair loss affects every aspect of the hair loss sufferer’s life including interpersonal relationships as well as the professional lives of those suffering.

According to a May 2022 market study entitled, “Hair Loss Prevention Products Market Forecast to 2028 – COVID-19 Impact and Global Analysis – by Product Type (Shampoos and Conditioners, Oils, Serums, and Others), Category (Natural & Organic, and Conventional), End User (Men, Women, and Unisex), and Distribution Channel (Supermarkets and Hypermarkets, Convenience Stores, Online Retail, and Others)”, by The Insight Partners, the hair loss prevention products market size was valued at $23.6 billion in 2021 and is projected to reach $31.5 billion by 2028, growing at a projected compound annual growth rate of 4.2% from 2021 to 2028.

Mordor Intelligence LLP believes that the major factors driving the hair loss prevention market are changing lifestyle patterns, adoption of a hectic schedule that increases stress levels, which in turn results in frequent hair loss at an earlier stage among the young population, growing disposable income, and increased emphasis on appearances.

The Market for MOJO

We believe that hypogonadism (a condition where the gonads (testes in males and ovaries in females) do not produce enough sex hormones) is a growing concern in an aging male population and is associated with symptoms including decreased libido, erectile dysfunction, loss of lean muscle mass, loss of vitality, and depression. The most sensitive symptoms supporting a diagnosis of hypogonadism include erectile dysfunction and decreased libido. Historically treated using exogenous testosterone, concerns about possible adverse effects of testosterone have led physicians to seek alternative treatment approaches. Enclomiphene citrate is the trans isomer of clomiphene citrate, a non-steroidal estrogen receptor antagonist that is FDA-approved for the treatment of ovarian dysfunction in women. Clomiphene citrate has also been used off-label for many years to treat secondary male hypogonadism, particularly in the setting of male infertility.

Enclomiphene citrate, which is the key active pharmaceutical ingredient found in our Mango MOJO compounded product, has been researched and studied in a Phase II clinical trial conducted by Ronald D. Wiehle and others, entitled “Enclomiphene citrate stimulates testosterone production while preventing oligospermia: a randomized phase II clinical trial comparing topical testosterone” (Fertil Steril. 2014 Sep;102(3):720-7. doi: 10.1016/j.fertnstert.2014.06.004. Epub 2014 Jul 17. PMID: 25044085), which found enclomiphene citrate as being effective in increasing serum testosterone levels in hypogonadal men, as well as maintaining sperm counts.

According to an April 2022 market study conducted by Allied Market Research, the global male hypogonadism market size was $3.1 billion in 2020, and is projected to reach $5.1 billion by 2030, growing at a CAGR of 5.1% from 2021 to 2030.

The Market for SLIM

The Semaglutide market size has grown rapidly in recent years and from $20.54 billion in 2023 to $23.07 billion in 2024 at a compound annual growth rate (CAGR) of 12.3% according to the “Semaglutides Market Report 2024” by Research and Markets. The growth during the historic period can be attributed to lifestyle changes leading to higher diabetes prevalence, increased investment in research and development, rising healthcare expenditure, the expansion of pharmaceutical companies into developing regions, and growing acceptance of injectable therapies.

Semaglutide is the key active pharmaceutical ingredient found in our Mango SLIM compounded product. According to Research and Markets, the market for semaglutides is expected to grow to $36.87 billion in 2028, due in part to the increasing global prevalence of diabetes, rising awareness about diabetes management and treatment, growing demand for effective therapies with fewer side effects, supportive government initiatives and policies for diabetes treatment, and an aging population contributing to higher diabetes incidence.

Competition and Competitive Advantages

We mainly compete with other companies offering men’s wellness products, including Hims & Hers Health, Inc. and Roman, and with our Mango ED products, we compete against much larger pharmaceutical companies who offer ED branded drugs like Viagra (Pfizer) and Cialis (marketed by Lilly ICOS LLC, a joint venture between Eli Lilly and Company and ICOS Corporation) and their generic forms. With our Mango GROW product, we compete against the much larger pharmaceutical company Merck & Co., which offers the branded hair loss product Propecia, and Johnson & Johnson, the owner of Rogaine® – a branded form of Minoxidil. These companies have much greater resources than we do and well-known brand names.

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Our future men’s wellness products will also likely need to compete against other traditional healthcare providers, pharmacies, and large retailers that sell non-prescription products.

Furthermore, we compete with other companies, which have greater resources and a greater advertising budget, and which are also selling a version or some variation of our Compounded Products and Pharmaceutical Products, overall. We compete against these competitors based on our branding, advertising, unique compounding, and product delivery system (i.e., our Compounded Products have been designed to be taken sublingually, rather than in pill form or injectable format). We believe that these alternative delivery methods are one of the Company’s major competitive advantages and what makes our Pharmaceutical Products more attractive than those sold by some of the larger pharmaceutical manufacturing companies.

Regulatory Environment

We currently produce and sell our Compounded Products, and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the FFDCA Act. Section 503A describes the conditions under which compounded human drug products are exempt from the FFDCA Act sections on FDA approval, prior to marketing, current good manufacturing practice (“cGMP”) requirements and labeling with adequate directions for use. One of these conditions is that the drugs must be compounded based on the receipt of valid patient-specific prescriptions; another condition limits “copying” of FDA-approved products, which restricts compounding drugs that have the same active ingredients and route of administration as ingredients that are used in other FDA approved drugs which are commercially available. The FDA also prohibits any marketing or promotional statements that are “false or misleading in any particular,” including making any unsupported superiority claims against other products or the failure to disclose a material fact.

Notwithstanding the above, under relevant FDA guidance, the FDA generally does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the compounded drug has a different route of administration as compared with the approved alternative, and our Compounded Products are for a different route of administration (e.g., sublingual). In addition, the FDA does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the approved product cannot be used for the prescribed route of administration, which is available in the compounded version (which we believe it cannot, as discussed below). Finally, we do not expect that we will be deemed to have engaged in such “copying”, because our Compounded Products are based on a prescriber’s determination for each patient that the change associated with the Compounded Products produces for the patient a significant difference as compared with the commercially available drug product. Under relevant FDA guidance, the FDA does not consider a compounded drug “essentially a copy” if a prescriber determines that there is a change, made for an identified individual patient, which produces for that patient a significant difference from the commercially available product.

Under Section 503A of the FFDCA Act, it is the prescribing practitioner who determines if a compounded drug is necessary for the identified patient and whether the change associated with the compounded product produces for the patient a significant difference as compared with the commercially available drug product. FDA’s guidance states that FDA generally does not intend to question prescriber determinations that are appropriately documented. Our Compounded Products have been formulated as a Rapid Dissolve Tablet using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. We believe this offers a significant difference based on the fact that the approved versions are not available in the same route of administration (i.e., sublingual). A sublingual formulation may be able to meet the clinical needs of a particular patient who desires a more rapid onset of action compared to an FDA-approved oral formulation. In addition, because the prevalence of ED generally increases with age, older patients who may have difficulty swallowing an FDA-approved oral formulation may benefit from a sublingual formulation that dissolves under the tongue.

Compounded drugs, like our Compounded Products, are not FDA-approved. This means that the FDA does not verify the safety or effectiveness of such drugs. Instead, consumers rely on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Compounded drugs also lack an FDA finding of manufacturing quality before such drugs are marketed.

The FDA has the authority to impose significant restrictions on products through regulations on advertising, promotional and distribution activities. In particular, the FDA will object to any promotional activity (including through testimonials and surrogates) that is “false or misleading in any particular,” including the failure to disclose material facts. For example, the FDA will expect adequate substantiation for an efficacy claim, which would require substantial evidence derived from adequate and well-controlled clinical trials. We believe we can conduct truthful and non-misleading promotional activities, including activities involving the use of testimonials and surrogates, with limited claims that do not require substantial evidence derived from adequate and well-controlled clinical trials and which do not include efficacy claims.

We are also aware of data in the scientific literature supporting how the proposed combination of the compounds which make up our Mango ED products (i.e., Tadalafil or Sildenafil, Oxytocin, and L-arginine) might be expected to perform in ED patients. Previous clinical studies (none of which we have paid for or undertaken ourselves) have suggested that either Sildenafil Tadalafil and L-arginine in combination for treatment of ED may be more effective than either compound alone (see L. Gallo et al., The Daily Therapy With L-Arginine 2,500 mg and Tadalafil 5 mg in Combination and in Monotherapy for the Treatment of Erectile Dysfunction: A Prospective, Randomized Multicentre Study, 8 Sex Med 178, 184 (June 2020) – finding that in general, combination therapy with Tadalafil and L-Arginine was superior to monotherapies for the treatment of ED; and M. Abu El-Hamd & E. Mohammed Hegazy, Comparison of the clinical efficacy of daily use of L-arginine, tadalafil and combined L-arginine with tadalafil in the treatment of elderly patients with erectile dysfunction, 52 Andrologia e13640, 3 (Aug. 2020) (“Hamd and Hegazy”) – finding that the combined daily use of L-arginine with Tadalafil therapy for elderly male patients with ED could significantly increase Sexual Health Inventory for Men (SHIM) scores and levels of total testosterone in comparison to L-arginine, or Tadalafil alone)—This is because L-arginine may increase nitric oxide, that in turn may increase cyclic guanosine monophosphate, which has relaxation and vasodilation (dilatation of blood vessels) effects on smooth muscle to assist in the treatment of ED (see Hamd and Hegazy paper). Furthermore, Oxytocin is a neurotransmitter linked to increased levels of social interaction, well-being, and anti-stress effects and clinical studies suggest administration of Oxytocin may stimulate certain aspects of social interaction, and may cause anti-anxiety and anti-stress effects (see Hamd and Hegazy paper).

Furthermore, we are aware of data in the scientific literature supporting the efficacy of Minoxidil as an oral treatment (as discussed below), as opposed to topical treatments that have been more traditionally used and marketed for hair growth to date. Topical Minoxidil and oral Finasteride are current the standard first-line treatments for androgenetic alopecia (AGA)(male pattern baldness). Minoxidil in an oral formulation has been previously used for the treatment of severe and uncontrolled hypertension at a dose of 10–40 mg. Unintentionally, the early trials of oral minoxidil as an antihypertensive drug documented side effects such as hypertrichosis (excessive hair growth anywhere on the body) and hirsutism (excess hair most often noticeable around the mouth and chin) with chronic use. A study conducted by Ratchathorn Panchaprateep & Suparuj Lueangarun, and published in the September 24, 2020 edition of Dermatology and Therapy, found that oral minoxidil at a dose of 5 mg taken once daily, significantly increased hair growth in men with AGA after 12 and 24 weeks of treatment (Panchaprateep, R., Lueangarun, S. Efficacy and Safety of Oral Minoxidil 5 mg Once Daily in the Treatment of Male Patients with Androgenetic Alopecia: An Open-Label and Global Photographic Assessment. Dermatol Ther (Heidelb) 10, 1345–1357 (2020)).

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Separately, Finasteride taken orally in the amount of 1 mg per day has shown to promote scalp hair growth and prevent further hair loss in a significant proportion of men with male pattern hair loss (McClellan, K.J., Markham, A. Finasteride. Drugs 57, 111–126 (1999).

Neither we, nor our representatives have had any conversations with the FDA staff regarding whether our Compounded Products can be sold pursuant to Section 503A of the FFDCA Act and future conversations with the FDA may result in the FDA staff raising issues with such sales pursuant to Section 503A of the FFDCA, requiring certain pre-requisites or changes to our current business plan, which may be costly or time consuming, and/or may result in us being prohibited from selling our Compounded Products pursuant to Section 503A of the FFDCA Act.

Government Regulation

We, as are many other companies, are also subject to environmental laws, rules and regulations which could affect our operations, including those disclosed below. As a consumer-focused health and wellness company delivering comprehensive telehealth technologies and services and health and wellness prescription-based products, in addition to the typical legal and regulatory considerations faced by a technology-based company, we are required to comply with complex healthcare laws and regulations, and consumer protection laws and regulations, all at both the state and federal level. Our business and operations are subject to extensive regulation, including with respect to the practice of medicine, the use of telehealth, relationships with healthcare providers, privacy and security of personal health information, product safety and pharmacy operations.

Government regulation of healthcare generally

Generally speaking, the healthcare industry is one of the most highly regulated industries in the United States. Healthcare-related businesses are subject to a broad array of governmental regulation at the federal, state, and local levels. While portions of our business are subject to significant regulations, some of the more well-known healthcare regulations do not apply to the Company because of the way our current operations are structured. We currently accept payments only from our customers—not any third-party payors, such as government healthcare programs or health insurers. Because of this approach, we are not subject to many of the laws and regulations that impact other participants in healthcare industry. If we begin accepting reimbursement payments from insurance providers or other third-party payors such as a government program, we will become subject to some of these additional healthcare laws and regulations.

Irrespective of our business model, the healthcare industry is subject to changing political, economic and regulatory influences that may affect health and wellness companies like the Company. During the past several years, the healthcare industry has been subject to an increase in governmental regulation and subject to potential disruption due to legislative initiatives and government regulation, as well as judicial interpretations thereof. While these regulations may not directly impact us or our offerings in any given case, they will affect the healthcare industry as a whole and may impact customer use of the Company’s solutions. If the government asserts broader regulatory control over companies like us or if we accept payment from and/or participate in third-party payor programs in the future, the complexity of our operations and our compliance obligations will materially increase.

Government regulation of the practice of medicine and telehealth

The practice of medicine is subject to various federal, state, and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the qualifications of the provider, the practice of medicine (including specific requirements when providing health care utilizing telehealth technologies and the provision of remote care), the continuity and adequacy of medical care, the maintenance of medical records, the supervision of personnel, and the prerequisites for the prescription of medication and ordering of tests. Because the practice of telehealth is relatively new and rapidly developing, regulation of telehealth is evolving and the application, interpretation and enforcement of these laws, regulations and standards can be uncertain or uneven. Similarly, the ability of our related party pharmacy to fulfill prescriptions and distribute pharmaceutical products, including compounded pharmaceutical products, is dependent upon the laws that govern licensed pharmacies and the fulfillment and distribution of prescription medication and other pharmaceutical products, which include in some cases requirements relating to telehealth. As a result, we must continually monitor legislative, regulatory, and judicial developments regarding the practice of medicine, telehealth and pharmaceutical laws in order to support our related party pharmacy (Epiq Scripts) and our third-party Telemedicine Providers.

Physicians who provide professional clinical services via telehealth must, in most instances, hold a valid license to provide the applicable professional services in the state in which the patient is located. As such, the physicians provided to us through our relationship with our Telemedicine Providers are required to be licensed under applicable state law.

Additionally, there may be limitations placed on the modality through which telehealth services are delivered. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. However, other states do not distinguish between synchronous and asynchronous telehealth services. In response to the COVID-19 pandemic, some state and federal regulatory authorities lowered certain barriers to the practice of telehealth in order to make remote healthcare services more accessible. Due to our business model, these changes did not dramatically change our operations, but these changes did introduce many people to the practice of telehealth. It is unclear whether these changes will have a long-term impact on the adoption of telehealth services by the general public or legislative and regulatory authorities.

Some of the rules and regulations we are subject to include:

Federal Anti-Kickback Statute

The Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, we do not expect to apply to our operations as we do not plan to seek payment for our services from the federal government. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties and fines. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations.

We do not anticipate our current operations being subject to the Anti-Kickback Statute as we do not seek reimbursement under a federal health care program.

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U.S. FDA Regulation

The FDA regulates product promotion and noncompliance and this could result in the FDA requesting that we modify our product promotion or subject us to regulatory and/or legal enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine, and criminal penalties. Other federal, state or foreign enforcement authorities also monitor product promotion and have the authority to levy significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement, if violations of applicable law or regulations occur. We also believe that the FDA will likely consider our compounded combination products to be different from previously FDA-approved products, and that the FDA will not likely allow us to rely on any FDA-approved labeling or prescribing information.

To qualify for the exemptions under section 503A of the FFDCA Act, among other requirements, a drug must be compounded by a licensed pharmacist or a licensed physician that does not compound regularly or in inordinate amounts any drug products that are essentially copies of a commercially available drug product. As discussed under “Item 1. Business—Material Agreements—Master Services Agreement with Epiq Scripts”, we have entered into an agreement with Epiq Scripts, a related party, 52% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, to provide us compounding and other pharmacy services.

Our operations are subject to extensive government regulation, from the entry into agreements with physicians or groups of physicians to provide telehealth services to our potential customers, to the marketing and promotion of our products, the creation of our products, and the sale of our products through licensed pharmacists.

Risk of Litigation

Additionally, federal and state statutes provide for private causes of action to plaintiffs alleging misleading marketing claims, or otherwise making allegations which are found to be in violation of such laws. As such, misleading promotional statements and practices can lead to litigation under state consumer protection and unfair trade practices laws. To date, there has been a substantial amount of litigation under these laws challenging the marketing and sale of compound drugs and we may face legal actions, and be subject to significant penalties, judgments and damages, if we are found to have violated these laws.

Health Information Privacy and Security Laws

Numerous U.S. state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of health information. We believe that, because of our operating processes, we are not a covered entity or a business associate under the Health Insurance Portability and Accountability Act and the implementing regulations (“HIPAA”), which establishes a set of national privacy and security standards for the protection of protected health information by health plans, healthcare clearinghouses, and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Because we need to use and disclose customers’ health and personal information in order to provide our services, we develop and maintain policies and procedures to protect that information in the future.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of health information and other types of personal information. These laws and regulations are often uncertain, contradictory, and subject to changing or differing interpretations. Additionally, these laws may be similar to or even more protective than, and may not be preempted by, HIPAA and other federal privacy laws. The privacy and data protection laws in many states in which we operate are more restrictive than HIPAA and/or may apply more broadly than HIPAA. In certain cases, it may be necessary to modify our operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. We expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future; as state laws are changing rapidly.

For example, as of the date of this Report, twenty states—California, Colorado, Connecticut, Delaware, Florida, Indiana, Iowa, Kentucky, Maryland, Montana, Minnesota, New Hampshire, Nebraska, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah, and Virginia—have enacted consumer data privacy laws. The data privacy laws have a number of things in common with each other, including allowing residents of those states the right to access and delete their personal information and to opt-out of the sale of their personal information, among others. Other provisions require commercial websites or online services to post a privacy policy that describes the types of personal information collected, what information is shared with third parties, and how consumers can request changes to certain information. Our compliance with these and future rules may increase our operating and expenses and our failure to comply with these rules could subject us to fines, penalties and litigation.

In addition to the above, proposed or new legislation and regulations could also significantly affect our business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies.

Product Liability

As a distributor of men’s health and wellness products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its future products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our future products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company.

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For example, a 2014 study published in The Journal of the American Medical Association determined that Sildenafil (the active ingredient in Viagra) may be associated with a higher risk of developing melanoma. The study evaluated data from more than 25,000 men who used Sildenafil and found that Sildenafil use was significantly associated with an increased risk of subsequent melanoma, after considering other risk factors. It is possible that the ingredients we use in our Mango ED and Mango GROW products or any other products we sell in the future could be found in the future to result in increases in the likelihood of developing cancer or other diseases, which could subject us to litigation, penalties or recalls.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

● we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

● we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

● we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

● we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2028 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

We are a Texas corporation based in Dallas, Texas and were incorporated in Texas on October 7, 2021. Our principal executive offices are located at 17130 N. Dallas Parkway, Suite 240, Dallas TX 75248. Our telephone number is (214) 242-9619. Our website address is www.mangorx.com. The information contained on, or that can be accessed through, our website is not part of this offering circular or the registration statement of which it forms a part. We have included our website address in this offering circular solely as an inactive textual reference.

Recent Developments

On July 1, 2026, we entered into a seven-month consulting agreement with Ryan Pownall for marketing and influencer-related services. We issued Pownall 200,000 shares of Common Stock under our 2022 Plan, valued at $0.43 per share, and recorded $86,000 of stock-based compensation.

On July 20, 2026, we extended our consulting agreement with Luca Consulting, LLC through December 31, 2026. We issued Luca 200,000 shares of Common Stock under our 2022 Plan, valued at $0.42 per share, and recorded $84,000 of stock-based compensation.

On July 27, 2026, we entered into a settlement agreement and mutual release with Lucosky Brookman LLP and Joseph M. Lucosky and issued 500,000 shares of Common Stock under our 2022 Plan. The shares were valued at $0.54 per share, or $270,000, and settled $135,426 of outstanding legal fees. The remaining $134,574 was recorded as a prepaid credit for future legal services; $37,600 was used during the three months ended September 30, 2026, leaving $96,974 at September 30, 2026.

On July 27, 2026, we issued Dorado Goose LLC 250,000 shares of Common Stock for marketing services. The shares were valued at $0.54 per share, and we recorded $135,000 of stock-based compensation.

On July 28, 2026, we issued Jacob D. Cohen, our Chief Executive Officer and Chairman, 2,000,000 shares of Common Stock under our 2022 Plan. The shares were valued at $0.56 per share, and we recorded $1,120,000 of stock-based compensation. Mr. Cohen is a related party.

Also on July 28, 2026, we issued fully vested shares of Common Stock under our 2022 Plan to Kenny Myers, Lorraine D’Alessio, Alex Hamilton, and Eugene Johnston, each of whom received 100,000 shares. The aggregate 400,000 shares were valued at $0.56 per share, and we recorded $224,000 of stock-based compensation. Each recipient is a related party.

On September 30, 2026, MangoRx IP admitted two new members. Owen Capital purchased 12,500 membership interests for $1.25 million in cash, and Xiaobin Zhao purchased 5,000 membership interests for $500,000 paid in USDT that is held on our behalf through a third-party agent. Mr. Zhao also agreed to purchase an additional 7,500 interests for $750,000 within 60 days, which interests will be issued only upon payment.

At September 30, 2026, MangoRx IP had 92,500 interests outstanding; we retained 75,000 interests, or 81.08%, and the new members held 18.92%. We recognized a $2,614,265 noncontrolling interest and recorded an $864,265 reduction to additional paid-in capital.

On October 8, 2026, we entered into a registered direct offering of 657,000 shares of Common Stock and warrants to purchase 657,000 shares, with up to 788,400 Warrant Shares issuable under the warrants’ 1.08 cashless-exercise feature. Each share and accompanying warrant was sold at a combined price of $0.75, for approximately $492,750 of gross proceeds. The warrants have a $1.00 per-share exercise price, are immediately exercisable, expire five years after issuance, and contain 4.99% and optional 9.99% beneficial-ownership limits, with any increase effective only after 61 days’ notice.

On November 9, 2026, our board of directors approved and designated 1,000,000 shares of 8% Series D Convertible Cumulative Preferred Stock. The holder of all outstanding Series B Preferred Stock approved the Series D Designation by written consent dated November 2, 2026. The holder of all outstanding Series C Preferred Stock approved the Series D Designation by written consent dated November 6, 2026. On November 4, 2026, our board of directors approved the Series B and Series C designation amendments. The Series B and Series C designation amendments were filed with the Texas Secretary of State and became effective on November 9, 2026. The Series D Certificate of Designation was filed with the Texas Secretary of State and became effective on November 10, 2026. No Series D shares were outstanding before this Regulation A offering. Each Series D share has a $10 stated value, bears an 8% cumulative dividend, has a $15 liquidation preference, and is convertible into Common Stock in accordance with the Series D Certificate of Designation.

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SUMMARY

The Offering

Issuer:	Mangoceuticals, Inc., a Texas corporation.

Securities being offered:	We are offering, on a best-efforts basis, up to 1,000,000 shares of our 8% Series D Convertible Cumulative Preferred Stock, par value $0.0001 per share, which we refer to as the “Series D Preferred Stock.” We are not offering warrants or units consisting of multiple securities.

Offering price:	$10.00 per share of Series D Preferred Stock.

Maximum offering amount:	$10,000,000.

Minimum offering amount:	None. We may conduct a closing and use the proceeds from this offering regardless of the number of Series D shares sold.

Minimum initial investment:	$2,500, representing 250 shares of Series D Preferred Stock. We may waive the minimum investment requirement in our sole discretion. Additional investments must be made in increments of $10.00, representing one Series D share.

Common Stock being qualified:	This Offering Statement also qualifies up to 4,442,661 shares of Common Stock that may be issued upon conversion or, if applicable, redemption of the Series D Preferred Stock. This amount represents 19.99% of the 22,224,422 shares of Common Stock issued and outstanding as of October 30, 2026, rounded down to the nearest whole share. The conversion price established on the qualification date will determine the number of Common Stock shares issuable upon conversion of each Series D share. Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, the aggregate number of Common Stock shares issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of recapitalization or other adjustments, or otherwise in connection with this offering may not exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

Best-efforts offering:	This is a direct, best-efforts offering. We have not retained an underwriter, placement agent, lead selling agent, or broker-dealer to purchase or sell the Series D Preferred Stock. No person is required to purchase any specific number or dollar amount of Series D shares.

Offering period:	This offering will terminate upon the earliest of: (i) the sale of all 1,000,000 Series D shares offered hereby; (ii) the first anniversary of the date on which the SEC qualifies the Offering Statement; or (iii) the date on which we elect, in our sole discretion, to terminate the offering.

Closings:	We expect to conduct multiple closings. Upon each closing, accepted subscription funds will be available to us, and the Series D shares purchased by investors participating in that closing will be issued in book-entry form through T7X Equities, Inc.

Escrow:	Subscription payments may be made by ACH transfer, wire transfer, or USDC. ACH and wire payments will be transmitted to a bank account designated by the Company for subscription proceeds. USDC payments funded from an external wallet into the investor’s T7X sub-wallet will be reviewed by Chainalysis for AML, OFAC/sanctions, and related compliance requirements. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares. Because there is no minimum offering amount, subscriptions will not be conditioned on our receipt of any minimum amount of proceeds.

No selling securityholders:	All Series D shares offered hereby are being offered and sold by the Company. No securities are being offered for the account of any existing securityholder, and all net proceeds will be received by the Company.

Use of proceeds:	We intend to use the net proceeds from this offering for offering marketing and advertising; Mango & Peaches marketing and advertising; general working capital and SG&A; software development; and additional working capital or other corporate uses. The allocations among these categories will depend on the amount raised. See “Use of Proceeds.”

Terms of the Series D Preferred Stock

Designation and authorized shares:	Our board of directors has designated 1,000,000 shares of preferred stock as 8% Series D Convertible Cumulative Preferred Stock.

Stated value:	Each Series D share has an original issue price and stated value of $10.00. Accrued and unpaid dividends will be separately tracked and will not increase the stated value.

Dividends:	Each Series D share will be entitled to cumulative dividends at an initial annual rate of 8% of its original $10.00 stated value, equal to $0.80 per Series D share annually. Dividends will accrue daily on a simple, non-compounding basis and will be payable quarterly in arrears in cash, when, as, and if declared by our board of directors and only to the extent funds are legally available for payment.

Dividend payment dates:	March 31, June 30, September 30, and December 31 of each year. The first dividend payment date for a Series D share will be the first applicable payment date following its issue date.

Default dividend rate:	If a declared dividend is not paid when legally permissible or an amount payable upon a properly exercised redemption is not paid when legally permissible, the dividend rate will increase prospectively from 8% to 10% per annum until the default is cured.

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Form of dividend payment:	Declared dividends will be payable exclusively in cash. Dividends will not be paid in Common Stock, additional preferred stock, tokens, other securities, or property.

Nonparticipating:	The Series D will be nonparticipating. Holders will not participate in dividends or other distributions declared on Common Stock or any other class or series, except for the cumulative Series D dividends expressly provided in the Certificate of Designation.

Ranking:	The Series D ranks senior to our Common Stock, Series B Convertible Preferred Stock, and 6% Series C Convertible Cumulative Preferred Stock with respect to dividends and distributions upon our liquidation, dissolution, or winding up. This equity priority will not provide Series D holders with priority over our creditors or other liabilities.

Existing preferred-holder consents:	The holders of all outstanding Series B and Series C Preferred Stock approved the Series D Designation, and the related amendments became effective on November 9, 2026.

Liquidation preference:	Upon our liquidation, dissolution, or winding up, each Series D holder will be entitled to receive $15.00 per Series D share plus all accrued and unpaid dividends attributable to that share through, but excluding, the payment date, before any distributions are made to holders of Common Stock, Series B Preferred Stock, or Series C Preferred Stock.

Participation after liquidation preference:	After payment in full of the Series D liquidation preference and accrued and unpaid dividends, Series D holders will not participate in distributions of our remaining assets.

Conversion price:	The conversion price will equal three times the volume-weighted average closing price per share of our Common Stock for the ten trading days immediately preceding the date on which the SEC qualifies the Offering Statement, but may not be less than the Floor Price. “Floor Price” means 20% of the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d)(1)(A), determined immediately preceding execution of the binding agreement pursuant to which the first Series D shares are issued and sold, subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, combinations, reclassifications, and similar events affecting Common Stock thereafter.

Fixed conversion price:	The conversion price will be determined once on the qualification date and will remain fixed for all Series D shares issued in this offering, including shares issued in subsequent closings. It will not reset based on the market price at the time of conversion.

Conversion-price adjustments:	The conversion price will be subject only to proportionate adjustments for Common Stock splits, reverse splits, combinations, stock dividends, and economically equivalent recapitalizations occurring after the qualification-date measurement period.

Example of conversion price:	If the applicable ten-trading-day volume-weighted average closing price is $0.50 per share, the initial conversion price will be $1.50 per share, unless the Floor Price is higher.

Holder conversion right:	A holder may elect to convert all or any whole Series D shares only on or after the later of: (i) the third anniversary of the Issue Date applicable to the Series D shares being converted; and (ii) the Stockholder Approval Date, which is the date on which we obtain the shareholder approval required under applicable law, our governing documents, and Nasdaq Listing Rule 5635.

Separate issue dates:	The Issue Date and three-year holding period will be determined separately for Series D shares issued at each closing.

No mandatory conversion:	There will be no automatic conversion or Company-forced conversion. Series D shares that have not been converted will remain outstanding indefinitely, subject to our optional redemption rights, and will continue to accrue dividends.

Holder conversion value:	The amount converted for each Series D share will equal the original $10.00 stated value plus all accrued and unpaid dividends attributable to that share through, but excluding, the effective conversion date.

Liquidation preference not converted:	The $15.00 liquidation preference and $15.00 redemption value will not be included in the holder conversion value and will not increase the number of Common Stock shares issued upon conversion.

Conversion formula:	The number of Common Stock shares issued upon conversion will equal: (i) the aggregate $10.00 stated value of the Series D shares being converted, plus accrued and unpaid dividends attributable to those shares, divided by (ii) the applicable conversion price.

Fractional shares:	No fractional Common Stock shares will be issued upon conversion. We will pay cash in lieu of a fractional share based on the closing market price on the conversion date, to the extent funds are legally available.

Beneficial-ownership limitation:	A holder may not convert Series D shares to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.999% of our outstanding Common Stock immediately after conversion. A holder may increase or decrease that limitation by written notice, provided that the limitation may not be increased above 9.999% and an increase will not become effective until the 61st day after we receive the notice.

Nasdaq and shareholder-approval restrictions:	No Common Stock will be issued upon conversion, redemption, or otherwise under the Series D Certificate of Designation if the issuance would violate applicable securities laws, Nasdaq rules, or any required shareholder approval. No holder conversion may occur before the later of (i) the third anniversary of the Issue Date applicable to the shares being converted and (ii) the Stockholder Approval Date.

Optional redemption by the Company:	Beginning on the third anniversary of the First Issuance Date, we may, at our option, redeem outstanding Series D shares, in whole or in part, for $15.00 per share plus accrued and unpaid dividends.

Form of redemption payment:	Subject to applicable securities laws, Nasdaq requirements, and any required shareholder approval, we may pay the redemption value in cash or Common Stock valued at the Closing Sales Price on the Trading Day immediately preceding the Call Date, but not less than the Floor Price. If the Closing Sales Price is below the Floor Price or our Common Stock is not traded on a Principal Market, accrued and unpaid dividends will be paid in cash.

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No holder redemption right:	Series D holders will not have the right to require us to redeem their Series D shares.

Voting rights:	Except for the protective provisions contained in the Certificate of Designation and voting rights expressly required by the TBOC, the Series D will not have general voting rights and will not vote with the Common Stock on the election of directors or other matters generally submitted to common shareholders.

Protective provisions:	The affirmative vote or written consent of holders of at least two-thirds of the outstanding Series D shares, voting separately as a class with one vote per Series D share, will be required to amend the Series D Certificate of Designation, change the number of authorized Series D shares other than through conversion or redemption, amend our Certificate of Formation in a manner adversely affecting the Series D, or otherwise adversely alter the Series D rights, preferences, or privileges.

No maturity:	The Series D shares will have no maturity date. Unless converted or redeemed, the Series D shares may remain outstanding indefinitely and will continue to accrue dividends.

No sinking fund:	The Series D will not be entitled to the benefit of a sinking fund or other mandatory retirement arrangement.

Book-entry form:	The Certificate of Designation permits the Company, at its option, to issue the Series D shares as uncertificated, book-entry securities. For this offering, we have selected uncertificated, book-entry issuance through T7X Equities, Inc., with the shares directly registered in the investor’s name in T7X Equities, Inc.’s master securityholder file.

Tokenized administrative record:	After a Series D share has been legally issued and recorded in T7X Equities, Inc.’s master securityholder file, and T7X Equities, Inc., the Company, and the investor have provided digital signatures or approvals agreeing to the initial token issuance, T7X Equities, Inc. may create a corresponding tokenized administrative record on the Trusted Smart Chain. The tokenized record will not constitute a separate security and will not independently establish or transfer legal ownership.

Transfer agent:	T7X Equities, Inc. will serve as transfer agent and registrar for the Series D Preferred Stock. ClearTrust, LLC will continue to serve as transfer agent for our Common Stock.

Trading market:	There is no existing public trading market for the Series D Preferred Stock, and we do not intend to list the Series D on Nasdaq or another national securities exchange. We are not currently pursuing an alternative trading system or other secondary trading arrangement for the Series D.

Common Stock trading market:	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGRX.”

Common Stock price:	On November 10, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.19 per share.

Risk factors:	Investing in the Series D Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page 25 and the other information contained in or incorporated by reference into this Offering Circular.

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Summary of Risk Factors

Our business and this offering are subject to numerous risks and uncertainties, including those described below and elsewhere in this Offering Circular and in the documents incorporated by reference herein. The following is a summary of the principal risks that you should carefully consider before investing in the Series D Preferred Stock. This summary does not address all of the risks that we face. Additional risks and uncertainties not presently known to us, or that we presently consider immaterial, may also adversely affect our business, financial condition, results of operations, the Series D Preferred Stock, or our Common Stock.

Risks Related to Our Operating History and Need for Funding

●	We have a limited operating history, have generated only limited revenues, and have incurred significant losses and negative cash flows from operations.
●	Our independent registered public accounting firm has expressed substantial doubt regarding our ability to continue as a going concern.
●	We require additional capital to support our operations, commercialize and market our products, expand our product offerings, and pursue our business plan.
●	Additional financing may not be available on acceptable terms or at all. Equity or convertible financing may result in substantial dilution, while debt financing may impose restrictive covenants and significant repayment obligations.
●	If we are unable to obtain sufficient additional capital, we may be required to delay or reduce product launches, marketing activities, acquisitions, technology development, or other elements of our business plan.

Risks Related to Our Business Activities

●	We may be unable to successfully commercialize our existing pharmaceutical and wellness products or develop, launch, and commercialize additional products.
●	The health, wellness, telemedicine, and pharmaceutical industries are highly competitive, and many of our competitors have greater financial, technological, marketing, regulatory, and other resources than we do.
●	Our ability to grow depends on our ability to attract and retain customers, maintain and enhance the Mango brand, successfully market our products, and respond to changes in consumer preferences.
●	Negative publicity concerning our Company, products, management, service providers, endorsers, or marketing practices could materially harm our reputation and business.
●	We depend on third-party physicians, pharmacies, manufacturers, fulfillment providers, suppliers, payment processors, shipping companies, technology vendors, and other service providers. The loss, failure, or interruption of any material third-party relationship could disrupt our operations.
●	Disruptions in our supply chain, shortages of ingredients or pharmaceutical products, product quality issues, shipping delays, inflation, tariffs, or increased supplier costs could adversely affect our ability to sell and deliver our products.
●	Product defects, contamination, adverse reactions, improper use, inadequate warnings, or alleged health effects could subject us to product-liability claims, recalls, regulatory action, reputational harm, and significant expenses.
●	Security breaches, malicious code, fraud, system failures, or unauthorized access to health, payment, or other confidential information could disrupt our operations and expose us to liability.
●	We may be unable to manage our planned growth, improve our internal systems and controls, or expand our operations efficiently.

Risks Related to Legal, Regulatory, and Government Matters

●	Our business and the businesses of our contracting parties are subject to extensive and evolving federal, state, and local laws governing healthcare, telehealth, medical practice, pharmacy operations, prescription drugs, drug compounding, advertising, consumer protection, privacy, and data security.
●	Our products have not been approved by the U.S. Food and Drug Administration, and the FDA could determine that the compounding or sale of one or more of our products does not qualify for an applicable exemption under the Federal Food, Drug, and Cosmetic Act.
●	Changes in laws, regulations, regulatory interpretations, or enforcement policies could require us or our contracting parties to modify or discontinue products or services, limit the jurisdictions in which we operate, or incur substantial compliance costs.
●	Our advertising and promotional claims may be reviewed or challenged by the FDA, Federal Trade Commission, state attorneys general, medical or pharmacy boards, private plaintiffs, or other parties.
●	We may become subject to litigation, regulatory proceedings, investigations, fines, penalties, injunctions, product restrictions, or other claims that could adversely affect our business and financial condition.
●	Compliance with SEC reporting requirements, Nasdaq corporate-governance rules, and other public-company obligations requires significant management time and expense.

Risks Related to Related-Party Relationships and Our Management

●	We depend heavily on our senior management, particularly our Chairman and Chief Executive Officer, Jacob D. Cohen, and the loss of his services could materially adversely affect our business.
●	Mr. Cohen holds positions and interests in other businesses and may not devote all of his professional time to our business.
●	We engage in transactions with related parties, including Epiq Scripts, LLC, which is controlled by Mr. Cohen. These relationships create actual or potential conflicts of interest.
●	Related-party transactions may not be entered into on terms as favorable to us as those that could be obtained from independent third parties.
●	We may be unable to attract, retain, and motivate qualified management, financial, technical, marketing, regulatory, and operational personnel.

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Risks Related to Intellectual Property

●	We may be unable to obtain, maintain, protect, or enforce the patents, trademarks, trade secrets, licenses, and other intellectual-property rights used in our business.
●	We may be subject to claims that our products, technology, marketing, trademarks, or other activities infringe or misappropriate the intellectual-property rights of third parties.
●	Intellectual-property litigation may be expensive and time-consuming and could result in damages, licensing obligations, restrictions on our products or operations, or the loss of material intellectual-property rights.

Risks Related to the Telehealth Operations of Our Contracting Parties

●	Our ability to sell prescription products depends on third-party telehealth providers and licensed healthcare professionals over whom we do not exercise control over clinical decision-making.
●	Changes in state laws or enforcement policies governing telehealth, remote prescribing, physician licensure, or the corporate practice of medicine could restrict the services provided through our platform.
●	If our telehealth providers are unable to maintain appropriate licenses, retain qualified physicians, or continue providing services in the jurisdictions in which we operate, we may be unable to sell some or all of our products.
●	The classification of physicians and other healthcare professionals as employees rather than independent contractors could increase the costs and complexity of the operations of our contracting parties and disrupt our business model.

Risks Related to Our Planned Solana Treasury Strategy

●	Our planned acquisition and holding of Solana would expose us to the substantial price volatility, liquidity, custody, cybersecurity, regulatory, and market risks associated with digital assets.
●	Solana does not generate interest or other current returns, and our ability to realize a return would depend primarily on appreciation in its market value.
●	Digital assets may be less liquid than cash and may not be available to fund our operations during periods of market disruption or declining prices.
●	Loss, theft, destruction, or compromise of private keys or the failure of a digital-asset custodian, exchange, trading counterparty, or blockchain network could result in a partial or complete loss of our digital assets.

Risks Related to This Offering and the Series D Preferred Stock

●	This is a best-efforts offering with no minimum offering amount, and we may raise substantially less than the maximum offering amount.
●	We will have broad discretion in applying the net proceeds of this offering, and the proceeds may not be used in a manner that increases the value of the Series D Preferred Stock or our Common Stock.
●	No underwriter is conducting an independent due-diligence investigation of us or assuming responsibility for the distribution of the Series D Preferred Stock.
●	There is no existing public market for the Series D Preferred Stock, and we do not intend to apply to list the Series D Preferred Stock on Nasdaq or any other national securities exchange.
●	Holders may be required to hold the Series D Preferred Stock for an indefinite period and may be unable to sell their shares at an acceptable price or at all.
●	A holder may not convert Series D Preferred Stock before the later of (i) the third anniversary of the Issue Date applicable to the shares being converted and (ii) the Stockholder Approval Date, and all conversions will be subject to the beneficial-ownership limitations contained in the Certificate of Designation and the Nasdaq issuance limitation described in this Offering Circular. Our ability to pay the 8% dividend on the Series D Preferred Stock will depend on our financial condition, cash resources, legally available funds, the rights of other securityholders, and the terms of the Certificate of Designation.
●	The $15.00 liquidation preference does not guarantee that holders will receive $15.00 per share upon a liquidation, dissolution, winding up, merger, sale, or other applicable event because payment will depend on our available assets and the rights of creditors and other securityholders.
●	The Series D Preferred Stock is subordinate to our indebtedness and other liabilities, but ranks senior to our Common Stock, Series B Convertible Preferred Stock, and 6% Series C Convertible Cumulative Preferred Stock with respect to dividends and liquidation distributions.
●	Conversion of the Series D Preferred Stock may result in substantial dilution to our existing common shareholders and may place downward pressure on the market price of our Common Stock.
●	Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, the aggregate number of shares of Common Stock issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of recapitalization or other adjustments, or otherwise in connection with this offering may not exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.
●	If issuances under the Series D Preferred Stock reach the Nasdaq issuance limitation, holders may be unable to receive all shares of Common Stock otherwise issuable upon conversion or redemption unless and until we obtain the required shareholder approval or Nasdaq confirmation.
●	Nasdaq could determine that this offering does not qualify for the public-offering exception under Nasdaq Listing Rule 5635, which could require us to obtain shareholder approval before permitting conversions above the applicable limitation.

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Risks Related to Tokenization and Blockchain Technology

●	The tokenized representation of the Series D Preferred Stock is only a digital administrative representation and index and has no independent legal effect. T7X Equities, Inc.’s off-chain master securityholder file is the sole authoritative legal ownership record.
●	The tokenized representation will not provide economic, dividend, liquidation, voting, conversion, redemption, or transfer rights separate from the rights provided by the underlying Series D Preferred Stock.
●	A discrepancy between the transfer agent’s master securityholder file and the blockchain record could delay or impair issuances, transfers, conversions, dividend payments, redemptions, or other transactions involving the Series D Preferred Stock.
●	Investors will not receive or control blockchain private keys and instead will use resettable portal credentials. Investors will have signing authority over USDC and other transferable assets in their sub-wallets, but that authority will not permit an unauthorized transfer of a Series D tokenized record, and the tokens are currently non-tradeable.
●	The blockchain network and related technology may experience cybersecurity incidents, coding defects, hard forks, protocol changes, validator failures, network congestion, outages, or other disruptions.
●	T7X Equities, Inc. and its service providers will perform material transfer-agent, tokenization, recordkeeping, wallet, identity-verification, KYC, AML, and sanctions-screening functions. Their failure to perform these functions could adversely affect holders of the Series D Preferred Stock.
●	The legal and regulatory treatment of tokenized securities and blockchain-based recordkeeping is evolving. New laws, regulations, interpretations, or enforcement positions could require us to modify or discontinue elements of the tokenization structure.
●	No alternative trading system or other secondary trading arrangement is currently being pursued, and tokenization does not create or guarantee liquidity for the Series D Preferred Stock.

Risks Related to Our Governing Documents and Texas Law

●	Our Certificate of Formation, Bylaws, and Texas law contain provisions that may delay, deter, or prevent a change of control or other transaction that shareholders may consider favorable.
●	Our Board of Directors may issue additional shares of preferred stock with voting, dividend, liquidation, conversion, redemption, or other rights that may adversely affect holders of the Series D Preferred Stock or Common Stock.
●	Our governing documents provide for indemnification of our officers and directors and limit the liability of our directors, which may result in corporate resources being used for their benefit.

Risks Related to Our Preferred Stock and Common Stock

●	Our outstanding Series B and Series C Preferred Stock have liquidation, conversion, dividend, and other rights that may adversely affect the Series D Preferred Stock or our Common Stock.
●	Conversion of outstanding Series B, Series C, or Series D Preferred Stock, exercise of outstanding warrants and options, or issuance of additional equity securities may result in substantial dilution.
●	Sales or potential sales of a substantial number of shares of Common Stock may cause the market price of our Common Stock to decline.
●	The market price of our Common Stock has been and may continue to be highly volatile for reasons unrelated to our underlying operating performance.
●	Holders who receive Common Stock upon conversion of the Series D Preferred Stock may experience a substantial decline in the market value of those shares.
●	We do not presently intend to pay cash dividends on our Common Stock.

Risks Related to Our Nasdaq Listing and Public-Company Status

●	We may be unable to regain or maintain compliance with Nasdaq’s continued-listing requirements, and our Common Stock could be delisted from Nasdaq.
●	Delisting would reduce the liquidity and marketability of our Common Stock and could materially impair the value of the Series D conversion rights.
●	Material weaknesses in our internal control over financial reporting may result in errors in our financial statements, delays in our SEC filings, or reduced investor confidence.
●	As an emerging growth company and smaller reporting company, we may rely on reduced disclosure and compliance requirements, which could make our securities less attractive to investors.

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RISK FACTORS

Investing in the Series D Preferred Stock involves a high degree of risk. Before deciding to invest, you should carefully consider the risks and uncertainties described below, together with the risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this Offering Circular. You should also carefully consider all other information contained in or incorporated by reference into this Offering Circular, including our consolidated financial statements and the related notes.

The occurrence of any of the events or circumstances described in these risk factors could materially and adversely affect our business, financial condition, results of operations, cash flows, prospects, the Series D Preferred Stock, or the market price of our Common Stock. In that event, you could lose some or all of your investment. Additional risks and uncertainties that are not presently known to us, or that we currently consider immaterial, may also impair our business or the value of our securities.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

There is substantial doubt about our ability to continue as a going concern.

We have incurred recurring operating losses, generated negative cash flows from operations, and have required external financing to fund our activities. Our independent registered public accounting firm has included explanatory language in its report regarding substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared assuming that we will continue as a going concern and do not include adjustments that might result if we are unable to continue our operations.

Our ability to continue as a going concern depends on our ability to generate sufficient revenue, reduce or control our expenses, obtain additional financing, and successfully execute our business plan. There can be no assurance that we will achieve positive operating cash flow or profitability or that additional financing will be available when needed or on terms acceptable to us. If we are unable to obtain sufficient capital or generate sufficient cash from operations, we may be required to delay, reduce, or discontinue material aspects of our business, and investors could lose all or a substantial portion of their investment.

We have incurred significant losses and may continue to incur losses for the foreseeable future.

We have incurred significant net losses since our inception and may continue to incur substantial expenses in connection with product development, marketing, customer acquisition, regulatory compliance, technology, personnel, professional services, and the operation of a public company. Our ability to generate sustainable revenue and achieve profitability depends on numerous factors, many of which are outside our control.

Even if our revenues increase, they may not increase sufficiently to offset our expenses. We cannot predict whether or when we will become profitable, and, if we achieve profitability, we may be unable to sustain it. Continued losses may impair our ability to raise capital, maintain our Nasdaq listing, satisfy our obligations, pay dividends on the Series D Preferred Stock, or continue our operations.

We will require additional capital, and additional financing may not be available on acceptable terms or at all.

We expect that we will require additional capital to fund our operations, expand our product offerings, market and commercialize our products, satisfy regulatory and public-company obligations, and pursue strategic opportunities. Our future capital requirements will depend on numerous factors, including the amount raised in this offering, our revenue growth, customer-acquisition costs, operating expenses, regulatory developments, product launches, contractual obligations, and market conditions.

Additional capital may not be available when needed or on terms acceptable to us. Equity and equity-linked financing may substantially dilute our existing shareholders and the holders of Common Stock issued upon conversion of the Series D Preferred Stock. Debt financing may impose restrictive covenants, security interests, repayment obligations, or other terms that limit our operations. If we cannot obtain sufficient financing, we may be required to delay, reduce, or discontinue business activities or seek strategic alternatives on unfavorable terms.

Our operating results and cash requirements may fluctuate significantly, making it difficult to predict our future financial condition.

Our operating results may vary significantly from period to period because of changes in customer demand, marketing expenditures, product mix, pricing, supplier costs, regulatory developments, third-party performance, financing activities, and other factors. We may incur expenses before generating the corresponding revenues, and our investments in new products, marketing, technology, or strategic initiatives may not produce the expected returns.

Because of these fluctuations and our limited operating history, period-to-period comparisons may not be meaningful and should not be relied upon as indicators of future performance. Unexpected expenses, lower-than-anticipated revenues, or delays in implementing our business plan could materially increase our need for additional capital.

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Our receipt of $500,000 of USDT consideration through a third-party agent exposes us to stablecoin, custody, and conversion risks.

The $500,000 of USDT consideration received in the MangoRx IP transaction is held on our behalf through an unidentified third-party agent. USDT may not maintain its intended value, and we may face custody, access, counterparty, valuation, cybersecurity, fraud, operational, regulatory, sanctions, banking, liquidity, and conversion-to-cash risks. We may be unable to access, transfer, value, or convert the USDT promptly or at the expected value, and a failure, breach, dispute, freeze, or insolvency involving the stablecoin issuer, a trading platform, wallet provider, bank, or the third-party agent could result in delay, loss, impairment, or additional expense.

RISKS RELATED TO OUR NASDAQ LISTING AND PUBLIC-COMPANY STATUS

We may be unable to regain or maintain compliance with Nasdaq’s continued-listing requirements, which could result in the delisting of our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market and must satisfy Nasdaq’s continued-listing requirements, including requirements relating to minimum bid price, shareholders’ equity, market value, publicly held shares, corporate governance, and timely SEC reporting. We have received notice that the bid price of our Common Stock did not satisfy Nasdaq’s minimum bid-price requirement and have been provided a compliance period until February 1, 2027 to regain compliance, subject to Nasdaq’s rules and determinations.

There can be no assurance that we will regain compliance within the applicable period or continue to satisfy Nasdaq’s other listing standards. We may be required to take additional actions, including effecting a reverse stock split, raising additional capital, or implementing other measures that may adversely affect our shareholders. Nasdaq may determine that we are not eligible for an additional compliance period or that our plan to regain compliance is insufficient.

If our Common Stock is delisted, trading may occur only in an over-the-counter market, if at all. Delisting could materially reduce the liquidity and market price of our Common Stock, increase price volatility, reduce investor and analyst interest, impair our ability to raise capital, and make it more difficult for shareholders to sell their shares. Because the Series D Preferred Stock is convertible into Common Stock, delisting could also materially impair the value and practical utility of the Series D conversion rights.

The market price of our Common Stock is highly volatile and may decline substantially.

The market price of our Common Stock has experienced, and may continue to experience, substantial volatility. The price may fluctuate in response to our operating results, financial condition, financing activities, product announcements, regulatory developments, customer demand, changes in management, sales by existing shareholders, the exercise or conversion of outstanding securities, market speculation, trading volume, general market conditions, and factors unrelated to our operating performance.

The issuance of Common Stock upon conversion of the Series D Preferred Stock may increase the number of shares available for sale and may place downward pressure on the market price. A Series D holder may receive Common Stock at a time when the market price is materially below the Series D purchase price, liquidation preference, or applicable conversion price. Holders who sell conversion shares may realize a substantial loss.

Material weaknesses in our internal control over financial reporting could impair the accuracy and timeliness of our financial reporting.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remediate those weaknesses or otherwise fail to maintain effective internal control over financial reporting and effective disclosure controls and procedures, we may be unable to accurately or timely report our financial condition and results of operations.

Ineffective controls may result in errors, misstatements, delayed SEC filings, restatements, regulatory inquiries, or other adverse consequences. Any such event could impair investor confidence, adversely affect the market price of our Common Stock, increase our professional expenses, and jeopardize our Nasdaq listing.

We incur significant costs as a public company and may be unable to maintain the personnel and systems necessary to satisfy our obligations.

As an SEC-reporting and Nasdaq-listed company, we are required to comply with extensive accounting, financial reporting, corporate governance, disclosure, internal-control, legal, and regulatory requirements. These requirements impose significant costs and require substantial attention from management and our board of directors.

We may need to retain additional accounting, legal, compliance, technology, and other personnel and advisers to satisfy these obligations. If we are unable to maintain the necessary personnel, systems, controls, and procedures, we may fail to timely or accurately complete required filings, maintain effective controls, or comply with Nasdaq and SEC requirements.

Our status as an emerging growth company and smaller reporting company allows us to provide reduced disclosure.

We are an emerging growth company and a smaller reporting company and may rely on exemptions from certain disclosure, auditor-attestation, executive-compensation, and other public-company requirements. As a result, investors may receive less information than they would receive from companies that do not qualify for these exemptions.

We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If investors consider our reporting less comprehensive, the market price and liquidity of our securities may be adversely affected.

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RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

Future issuances of Common Stock or securities convertible into Common Stock may cause substantial dilution.

We may issue additional shares of Common Stock, preferred stock, warrants, options, convertible securities, or other equity-linked securities to raise capital, compensate employees and service providers, finance acquisitions, satisfy contractual obligations, or for other corporate purposes. Future issuances may be made at prices below the market price of our Common Stock or on terms more favorable than the terms of our outstanding securities.

The issuance of Common Stock upon conversion of Series B, Series C, or Series D Preferred Stock or upon exercise of outstanding warrants and options will dilute the ownership and voting interests of existing common shareholders. Additional dilution may reduce the market price of our Common Stock and make it more difficult for us to raise capital on favorable terms.

Sales or anticipated sales of a substantial number of shares of Common Stock may cause the market price of our Common Stock to decline.

A substantial number of shares of our Common Stock are or may become eligible for sale as a result of registered offerings, private placements, equity awards, warrant exercises, preferred-stock conversions, or the expiration of applicable holding periods. The sale of a substantial number of shares, or the perception that such sales may occur, may cause the market price of our Common Stock to decline.

Common Stock issued upon conversion of the Series D Preferred Stock may be freely tradable by non-affiliates, subject to applicable securities laws. Series D holders may seek to sell conversion shares promptly after receiving them, which could increase selling pressure and adversely affect the market price.

Our board of directors may issue additional preferred stock with rights senior to or otherwise adverse to our outstanding securities.

Our governing documents authorize our board of directors to designate and issue additional series of preferred stock without further shareholder approval, subject to applicable law, Nasdaq rules, and the rights of existing preferred shareholders. The board may establish voting, dividend, liquidation, conversion, redemption, and other rights for future preferred stock.

A future series of preferred stock could rank senior to or equally with the Series D Preferred Stock, dilute the voting or economic interests of existing securityholders, or make a change of control more difficult. The issuance of additional preferred stock could also adversely affect the market price of our Common Stock.

Our outstanding Series B and Series C Preferred Stock, warrants, options, and other rights may adversely affect holders of Series D Preferred Stock and Common Stock.

We have outstanding Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, warrants, options, and other rights to acquire Common Stock. The conversion or exercise of these securities may result in additional dilution and increase the number of shares available for sale in the public market.

The rights of Series B and Series C holders may restrict our ability to take certain corporate actions or issue securities with specified rights without their consent. Their liquidation, dividend, conversion, voting, and other rights may also affect amounts available to Series D holders and common shareholders.

Our executive officers, directors, and significant shareholders may exercise substantial influence over corporate actions.

Our officers, directors, and significant shareholders may have the ability to influence the election of directors, financing transactions, compensation matters, strategic transactions, amendments to our governing documents, and other matters submitted to shareholders.

The interests of these persons may differ from the interests of Series D holders or other investors. Their influence may delay, prevent, or facilitate corporate actions regardless of whether those actions are favored by other shareholders.

We do not presently intend to pay cash dividends on our Common Stock.

We currently intend to retain available cash to fund our operations and business plan and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Holders who receive Common Stock upon conversion of the Series D Preferred Stock should not expect to receive a current return through common-stock dividends.

Any determination to pay dividends on Common Stock will depend on our financial condition, results of operations, capital requirements, contractual restrictions, the rights of preferred shareholders, legally available funds, and the discretion of our board of directors.

The provisions of our governing documents and Texas law may discourage or delay a change of control.

Our Certificate of Formation, Bylaws, preferred-stock designations, and applicable Texas law contain or permit provisions that may discourage, delay, or prevent a merger, tender offer, proxy contest, change in management, or other change of control. These provisions may apply even if a transaction would provide shareholders with an opportunity to receive a premium over the market price of our Common Stock.

The ability of our board to issue additional preferred stock with voting or other special rights may also make it more difficult for a third party to acquire control of us. These provisions could reduce the market price of our Common Stock or limit the ability of shareholders to influence corporate actions.

We have limited analyst coverage, which may reduce the visibility and liquidity of our Common Stock.

Our Common Stock is followed by a limited number of securities analysts. If analysts do not publish research concerning us, discontinue coverage, or publish unfavorable research, investor interest in our Common Stock may decline.

Limited analyst coverage may contribute to reduced trading volume, increased price volatility, and decreased liquidity. These effects may also impair the value of the Common Stock issuable upon conversion of the Series D Preferred Stock.

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RISKS RELATED TO THIS OFFERING AND THE SERIES D PREFERRED STOCK

The SEC may decline to qualify this offering, or the qualification may be delayed.

The Series D Preferred Stock may not be offered or sold unless and until the SEC qualifies the Offering Statement of which this Offering Circular forms a part. The SEC may review the Offering Statement and request amendments, supplemental information, revised financial statements, additional risk factors, changes to the tokenization structure, or other modifications.

The SEC’s review may be lengthy, and we may be unable to satisfy the SEC’s comments on a timely basis or at all. Qualification may be delayed by unresolved Series D terms, Nasdaq issues, financial-statement updates, tokenization questions, or third-party documentation. If the Offering Statement is not qualified, we will be unable to complete this offering under Regulation A.

The SEC may suspend the Regulation A exemption or prevent continued sales under this offering.

Even after qualification, the SEC may issue a stop order or temporarily suspend the Regulation A exemption if it determines that the Offering Statement includes a materially false or misleading statement or omits material information, that the offering violates Regulation A, or that another basis for suspension exists.

A suspension could prevent us from accepting subscriptions, completing closings, or continuing the offering. We may incur significant expenses responding to an SEC inquiry or amending the Offering Statement, and there can be no assurance that the offering would be permitted to resume.

We must remain eligible to rely on Regulation A and current in our Exchange Act reporting obligations.

As an Exchange Act reporting company, our eligibility to rely on Regulation A depends in part on our timely filing of required Exchange Act reports during the applicable period. If we fail to timely file a required Form 10-K, Form 10-Q, or other report, or otherwise cease to satisfy Regulation A’s issuer-eligibility requirements, we may be unable to commence or continue this offering.

A loss of Regulation A eligibility could require us to suspend sales, seek another exemption, or register the offering under the Securities Act. Any such event could delay or terminate the offering and increase our expenses.

This is a best-efforts offering with no minimum offering amount, and we may not raise sufficient proceeds to implement our intended use of proceeds.

We are offering the Series D Preferred Stock on a best-efforts basis, and no person is required to purchase any specific number or dollar amount of Series D Preferred Stock. There is no minimum offering amount that must be sold as a condition to our use of the proceeds from this offering. We may therefore close on subscriptions and use the proceeds even if we raise substantially less than the maximum offering amount.

If we raise only a limited amount of proceeds, the net proceeds may not be sufficient to fund all of the activities described under “Use of Proceeds.” As a result, the amounts available for offering marketing and advertising, Mango & Peaches marketing and advertising, general working capital and SG&A, and software development may be reduced. Investors will not be entitled to a return of their investment merely because we raise less than the maximum offering amount.

Investor funds may be available to us before the maximum offering amount is raised.

Subscription payments made by ACH or wire transfer will be transmitted to a bank account designated by the Company for subscription proceeds. USDC payments funded from an external wallet into the investor’s T7X sub-wallet will be reviewed by Chainalysis for AML, OFAC/sanctions, and related compliance requirements. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares. Once a subscription is accepted and a closing occurs, the investor will become a holder of Series D Preferred Stock and generally will not be entitled to cancel the investment or obtain a refund.

We may use proceeds from early closings while continuing to offer additional Series D shares. If the offering is terminated after only a limited number of shares have been sold, early investors will bear the risks of holding Series D Preferred Stock even though we did not raise the amount anticipated when the investor subscribed.

No underwriter is conducting an independent due-diligence investigation of us or assuming responsibility for the distribution of the Series D Preferred Stock.

We are conducting this offering directly on a best-efforts basis and have not retained an underwriter to purchase or distribute the Series D Preferred Stock. Accordingly, no underwriter is conducting an independent investigation of our business, financial condition, management, offering terms, or disclosures of the type customarily performed in an underwritten public offering.

Investors must rely on the information contained in or incorporated by reference into this Offering Circular and their own evaluation of us and the Series D Preferred Stock. The absence of an underwriter may also make it more difficult for us to market the offering or sell the maximum number of Series D shares.

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Our officers and employees may be limited in their ability to solicit investors without registering as broker-dealers.

Our officers and employees may participate in offering activities in reliance on applicable exemptions from broker-dealer registration, including Rule 3a4-1 under the Exchange Act. Those exemptions impose conditions on compensation, sales activities, employment duties, and participation in securities offerings.

If the SEC or another regulator determines that our personnel acted as unregistered brokers, we may be subject to enforcement action, penalties, rescission claims, or other liabilities. We may also be required to suspend direct selling activities or retain a registered broker-dealer, which could delay the offering and increase our expenses.

We will have broad discretion over the use of the proceeds from this offering and may use the proceeds in ways with which investors disagree.

Our management will have broad discretion in determining how to allocate the net proceeds from this offering. The amounts and timing of our expenditures will depend on numerous factors, including the amount raised, our operating results, business opportunities, capital requirements, regulatory developments, and market conditions.

Investors will not have an opportunity to evaluate or approve the specific uses of the net proceeds after investing. We may use the proceeds in a manner that does not improve our operating results, financial condition, or the value of the Series D Preferred Stock or our Common Stock.

There is no existing public market for the Series D Preferred Stock, and a public market may never develop.

There is currently no public trading market for the Series D Preferred Stock. We do not intend to apply to list the Series D Preferred Stock on Nasdaq or any other national securities exchange. The fact that our Common Stock is listed on Nasdaq does not provide liquidity for the Series D Preferred Stock.

No alternative trading system or other secondary trading arrangement is currently being pursued for the Series D Preferred Stock. Even if a secondary trading venue becomes available, there can be no assurance that an active or liquid market will develop or be maintained. Holders may be required to retain their Series D Preferred Stock until conversion, redemption, liquidation, or another event permitted by the Certificate of Designation.

The offering price of the Series D Preferred Stock was determined by us and may not reflect its fair value.

The $10.00 offering price of each share of Series D Preferred Stock was determined by us based on the proposed dividend, liquidation preference, conversion rights, market conditions, financing objectives, and other considerations. The offering price was not determined through an independent valuation or an active public market for the Series D Preferred Stock.

The value of the Series D Preferred Stock may be substantially less than its offering price. The $15.00 liquidation preference should not be interpreted as an indication of the current or future fair value of a Series D share.

The $15.00 liquidation preference does not guarantee that holders will receive $15.00 per share.

Each Series D share will have a liquidation preference of $15.00, subject to the terms of the Certificate of Designation. The liquidation preference establishes the amount that a holder may be entitled to receive before distributions are made to holders of junior securities in an applicable liquidation, dissolution, winding up, or other event treated as a liquidation under the Certificate of Designation.

The liquidation preference does not create a segregated fund, reserve, collateral interest, or guarantee of payment. Our ability to pay the liquidation preference will depend on our assets and liabilities at the time of the applicable event, the rights of our creditors, and the rights of securities ranking senior to or equally with the Series D. If our available assets are insufficient, holders may receive substantially less than $15.00 per Series D share or nothing at all.

The Series D Preferred Stock will be subordinate to our indebtedness and other liabilities.

The Series D Preferred Stock will constitute equity and will not represent indebtedness of the Company. In a bankruptcy, liquidation, dissolution, or winding up, our assets would first be applied to the claims of our secured and unsecured creditors before any distribution could be made to holders of the Series D Preferred Stock.

Our existing and future indebtedness may restrict our ability to pay dividends, redeem the Series D Preferred Stock, or make liquidation distributions. We may incur additional indebtedness or other obligations that rank senior to the Series D without the approval of Series D holders, except to the extent otherwise provided in the Certificate of Designation.

Existing Series B and Series C approvals do not extend to future Series D amendments or unrelated transactions.

We have outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Those securities have existing dividend, conversion, liquidation, voting, consent, and other rights under their respective certificates of designation.

The Series D Preferred Stock ranks senior to the Series B Convertible Preferred Stock and 6% Series C Convertible Cumulative Preferred Stock with respect to dividends and distributions upon liquidation pursuant to the effective Series D Designation and the related Series B and Series C amendments. This equity priority will not provide Series D holders with priority over our creditors or other liabilities. The existing Series B and Series C approvals apply to the Series D Designation as approved and do not automatically approve future amendments to the Series D Preferred Stock or unrelated transactions.

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We may be unable to pay the 8% dividend on the Series D Preferred Stock in cash.

The Series D Preferred Stock will carry cumulative dividends at an annual rate of 8% on the original $10.00 stated value, equal to $0.80 per Series D share annually. Dividends will accrue daily on a simple, non-compounding basis and, when declared and legally payable, will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 exclusively in cash, not in Common Stock, preferred stock, tokens, other securities, or property. During a defined dividend or redemption default, the rate will increase prospectively to 10% per annum until the default is cured, when the 8% rate will resume.

Our ability to pay dividends in cash will depend on our cash resources, financial condition, results of operations, contractual obligations, legally available funds, and the rights of other securityholders. We have incurred recurring operating losses and negative cash flows from operations and may be unable to pay Series D dividends currently in cash.

Accrued dividends may materially increase the amount payable or issuable in respect of the Series D Preferred Stock.

If dividends accumulate when not paid, the amount owed to holders may become substantial over time. Accrued dividends could increase amounts payable upon conversion, redemption, liquidation, or another event specified in the Certificate of Designation.

Accrued and unpaid dividends will remain cumulative and non-compounding. When declared and legally payable, dividends will be paid only in cash; otherwise, accrued and unpaid dividends will be included in the holder conversion value, liquidation preference, or redemption value, as applicable. Because accrued and unpaid dividends are included in the holder conversion value, the number of Common Stock shares potentially issuable upon conversion could increase materially. Any such shares would increase dilution and would be included in determining compliance with the Nasdaq issuance limitation.

Holders may not be able to convert the Series D Preferred Stock when they desire to do so.

A holder may convert all or any whole Series D shares only on or after the later of (i) the third anniversary of the Issue Date applicable to those shares and (ii) the Stockholder Approval Date. Because the Issue Date will be determined separately for Series D shares issued at each closing, the date on which a holder first becomes eligible to convert may differ from the conversion-eligibility date applicable to Series D shares issued at another closing. There will be no automatic conversion or Company-forced conversion.

All conversions will also be subject to the beneficial-ownership limitations contained in the Certificate of Designation and the Nasdaq issuance limitation described in this Offering Circular. Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, the aggregate number of shares of Common Stock issued or issuable in connection with this offering may not exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

If the Nasdaq issuance limitation has been reached, a holder may be unable to convert Series D shares even after the applicable third anniversary. Any Common Stock otherwise issuable above the limitation will remain unissuable unless and until we obtain the required shareholder approval or Nasdaq confirmation. There can be no assurance that we will seek or obtain such approval or confirmation. As a result, a holder may be required to retain the Series D Preferred Stock for an indefinite period and may have no practical means of liquidating the investment.

The conversion price may not reflect the market value of our Common Stock when conversion occurs.

The Series D conversion price will equal 3.00 times the volume-weighted average closing price per share of our Common Stock for the ten trading days immediately preceding the date on which the SEC qualifies the Offering Statement, but may not be less than the Floor Price. The conversion price will be determined once on the qualification date and remain fixed for the entire offering, including subsequent closings, subject only to proportionate adjustments for stock splits, reverse splits, combinations, stock dividends, and economically equivalent recapitalizations; it will not reset based on the market price at conversion.

The market price of our Common Stock could decline materially between the conversion-price measurement date and the date of conversion. As a result, the market value of the Common Stock received upon conversion may be materially less than the purchase price, liquidation preference, accrued dividend amount, or expected value of the Series D Preferred Stock.

The Floor Price may increase dilution and does not protect holders against market-price declines.

If the Floor Price applies instead of a higher market-based conversion price, more shares of Common Stock may be issuable upon conversion than would be issuable at that higher price, increasing dilution to existing shareholders and potential selling pressure. The Floor Price is only a minimum conversion-price term; it does not support the market price of our Common Stock or protect Series D holders if the market price declines below the Floor Price.

The conversion formula may result in the issuance of a substantially different number of Common Stock shares than investors expect.

The number of shares issuable upon conversion will depend on the applicable conversion amount, the conversion price, accrued dividends, adjustments for stock splits or similar events, and other provisions of the Certificate of Designation.

The accumulation of unpaid dividends or proportionate recapitalization adjustments under the Certificate of Designation could materially increase or decrease the number of conversion shares. Changes in the market price of our Common Stock alone will not reset the conversion price. Investors should not assume that the number of conversion shares will remain fixed throughout the period in which the Series D remains outstanding.

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Conversion of the Series D Preferred Stock may substantially dilute existing common shareholders and place downward pressure on the market price of our Common Stock.

Conversion of the Series D Preferred Stock will increase the number of shares of Common Stock outstanding. The amount of dilution will depend on the number of Series D shares sold, the applicable conversion price, accrued dividends, proportionate recapitalization adjustments, and other terms of the Certificate of Designation.

Sales or anticipated sales of conversion shares may place substantial downward pressure on the market price of our Common Stock. The possibility of future conversions may also make it more difficult for us to raise additional capital on favorable terms.

We may sell Series D shares even though the Nasdaq issuance limitation may prevent us from issuing all Common Stock otherwise issuable upon conversion or redemption.

We are offering up to 1,000,000 Series D shares for maximum gross proceeds of $10,000,000. This Offering Statement also qualifies up to 4,442,661 shares of Common Stock for issuance upon conversion or, if applicable, redemption of the Series D Preferred Stock. The number of Common Stock shares issuable upon conversion of each Series D share will depend on the conversion price established on the qualification date, the holder conversion value, accrued and unpaid dividends, recapitalization adjustments and the other terms of the Certificate of Designation.

The number of Common Stock shares that would otherwise become issuable under the Series D Preferred Stock could exceed the 4,442,661 shares qualified under this Offering Statement or the applicable Nasdaq issuance limitation. Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, we will not issue Common Stock if the issuance would cause the aggregate number of shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

We may nevertheless sell all of the Series D shares offered by this Offering Circular. Accordingly, investors may purchase Series D shares for which all of the Common Stock otherwise issuable upon conversion or redemption cannot be issued unless and until we obtain the required shareholder approval or Nasdaq confirmation. Any Common Stock otherwise issuable above the applicable limitation will remain unissuable, and there can be no assurance that we will seek or obtain the required approval or confirmation.

The Nasdaq issuance limitation may prevent or delay the issuance of Common Stock otherwise issuable upon conversion or redemption of the Series D Preferred Stock.

Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, the aggregate number of shares of Common Stock issued or issuable in connection with this offering may not exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

This limitation will apply collectively to all Common Stock issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other adjustments, or otherwise in connection with this offering. The conversion price established on the qualification date will determine the number of shares issuable upon conversion of each Series D share, but will not permit us to issue Common Stock above the applicable limitation without the required shareholder approval or Nasdaq confirmation.

If issuances under the Series D Preferred Stock reach the applicable limitation, we will be unable to issue additional Common Stock upon conversion or redemption unless and until we obtain the required shareholder approval or Nasdaq confirmation. Any Common Stock otherwise issuable above the limitation will remain unissuable. There can be no assurance that we will seek or obtain the required approval or confirmation. This could prevent or materially delay a holder’s ability to receive Common Stock and could adversely affect the value, liquidity and expected return of the Series D Preferred Stock.

Nasdaq may determine that this offering does not qualify for the public-offering exception under Nasdaq Listing Rule 5635.

Qualification of this offering by the SEC under Regulation A does not automatically establish that the offering constitutes a public offering for purposes of Nasdaq Listing Rule 5635. Nasdaq applies a separate facts-and-circumstances analysis that may consider the manner of marketing, breadth of distribution, investor concentration, offering price, participation by insiders or prearranged investors, and involvement of broker-dealers.

Because this is a direct, best-efforts offering without an underwriter, Nasdaq could determine that the offering does not qualify for the public-offering exception. If the issuance could equal or exceed 20% of our pre-transaction Common Stock or voting power at an effective price below Nasdaq’s Minimum Price, we may be required to obtain shareholder approval before permitting additional issuances.

The Common Stock issuable upon conversion may not be approved for listing on Nasdaq.

Although our Common Stock is listed on Nasdaq, the shares issuable upon conversion of the Series D Preferred Stock may be subject to Nasdaq notification, review, or approval requirements, including the filing of a Listing of Additional Shares notification.

Nasdaq may request additional information, impose conditions, or determine that some or all of the conversion shares are not eligible for listing. If conversion shares are not approved for listing, their liquidity and market value may be materially reduced, and we may be unable to issue the shares as contemplated by the Certificate of Designation.

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The Series D will have no general voting rights and may provide holders with little influence over management.

The Series D will have no general voting rights and will not vote on the election of directors or other matters generally submitted to common shareholders, except as required by applicable law. The affirmative vote or written consent of holders of at least two-thirds of the outstanding Series D shares, voting separately as a class with one vote per share, will be required for the protective matters specified in the Certificate of Designation.

Our officers, directors, and significant shareholders may therefore continue to exercise substantial influence over our management, business policies, and corporate actions. The economic interests of those persons may differ from the interests of Series D holders.

The Series D Preferred Stock may be redeemed before holders expect.

Beginning on the third anniversary of the First Issuance Date, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, for $15.00 per share plus accrued and unpaid dividends. We may pay the redemption value in cash or, subject to applicable securities laws, Nasdaq requirements, the Nasdaq issuance limitation and any required shareholder approval, in Common Stock valued at the Closing Sales Price on the Trading Day immediately preceding the Call Date, but not less than the Floor Price. If the Closing Sales Price is below the Floor Price or our Common Stock is not traded on a Principal Market, accrued and unpaid dividends will be paid in cash. Holders will have no right to require redemption.

All Common Stock issued or issuable in payment of the redemption value or accrued and unpaid dividends will be aggregated with Common Stock issued or issuable upon conversion or otherwise under the Series D Preferred Stock for purposes of the Nasdaq issuance limitation. We may not pay a redemption value in Common Stock to the extent the issuance would cause the aggregate number of shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering, unless and until we obtain the required shareholder approval or Nasdaq confirmation.

If the Series D Preferred Stock is redeemed, holders may be unable to reinvest the redemption proceeds in an investment offering a comparable return. A redemption may also occur at a time when a holder would prefer to retain the Series D Preferred Stock or convert it into Common Stock.

The Series D Preferred Stock may be adversely affected by future issuances of securities.

Subject to our governing documents, the rights of existing preferred holders, Nasdaq requirements, and applicable law, we may issue additional shares of Common Stock, preferred stock, debt securities, warrants, options, or convertible securities.

Future securities may have rights, preferences, conversion terms, dividend rights, redemption rights, or liquidation priorities that are adverse to the Series D Preferred Stock. Additional issuances may also dilute the economic and voting interests of Series D holders following conversion.

The federal income-tax consequences of purchasing, holding, receiving dividends on, converting, redeeming, or disposing of the Series D Preferred Stock are uncertain and may be adverse.

The federal income-tax treatment of the Series D Preferred Stock will depend on its terms and each investor’s circumstances. Cash dividends may be taxable when paid or deemed paid, and accrued and unpaid dividends may have tax consequences even before the investor receives cash.

The difference between the $10.00 offering price and the $15.00 liquidation preference, accrued dividends, redemption rights, conversion adjustments, or other terms could result in constructive distributions, preferred-stock discount, or other tax consequences. Conversion, redemption, or disposition may result in taxable gain or loss. Investors should consult their own tax advisers concerning the federal, state, local, and non-U.S. tax consequences of an investment.

RISKS RELATED TO TOKENIZATION AND BLOCKCHAIN TECHNOLOGY

The Series D Preferred Stock and its tokenized representation are legally distinct, and possession of a token will not independently establish ownership of the underlying security.

The Series D Preferred Stock is the security being offered and qualified under this Offering Circular. The tokenized representation will be used as an administrative blockchain index corresponding to Series D positions previously recorded in the transfer agent’s master securityholder file.

T7X Equities, Inc.’s off-chain master securityholder file will constitute the sole authoritative legal record of ownership. Possession, control, or movement of a token will have no independent legal effect and will not independently establish or transfer legal ownership of a Series D share. Investors should not assume that possession of a token provides rights separate from the underlying Series D Preferred Stock.

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The tokenized representation will not provide rights separate from the underlying Series D Preferred Stock.

The economic, dividend, liquidation, voting, conversion, redemption, and transfer rights of an investor will arise under the Certificate of Designation and the transfer agent’s official ownership records. The tokenized representation will not provide an investor with additional economic or governance rights.

The tokenized representation should not be viewed as a cryptocurrency, utility token, independent investment asset, or separate security. Its functionality will be limited to administrative recordkeeping, identity verification, compliance controls, and related functions performed by the transfer agent.

The tokenization structure may change before or after qualification of this offering.

The final tokenization structure will depend on the operational capabilities, policies, and procedures of T7X Equities, Inc., the Trusted Smart Chain, wallet and identity providers, KYC and AML providers, and other service providers. The structure may also change in response to SEC comments, Nasdaq requirements, legal advice, regulatory developments, cybersecurity concerns, or technical limitations.

Changes could affect the wallet structure, investor access, blockchain functionality, transfer procedures, correction procedures, private-key controls, or secondary-transfer mechanics. We may amend the Offering Statement or suspend the offering if a material change occurs. After qualification, a material change may require an offering-circular supplement, post-qualification amendment, or suspension of sales.

Discrepancies between the master securityholder file and the blockchain index could delay or impair investor transactions.

The transfer agent will maintain the official record of ownership of the Series D Preferred Stock and corresponding blockchain index entries and will reconcile its log against blockchain records daily. Errors, delays, coding defects, unauthorized activity, incomplete information, or other events could cause a discrepancy between those records. T7X will investigate and correct any discrepancy.

Correcting a discrepancy may require review by the transfer agent, MGRX, technology vendors, or other parties. Both T7X’s chief executive officer and compliance officer must authorize a correction to an erroneous or duplicate blockchain entry, and T7X will notify an affected investor of the discrepancy and the correction. During that process, an issuance, transfer, conversion, dividend payment, redemption, or other transaction may be delayed or rejected. Investors may incur losses or expenses even if the discrepancy is ultimately corrected.

We will depend substantially on T7X Equities, Inc. and its service providers.

T7X Equities, Inc. is expected to provide transfer-agent, investor-recordkeeping, tokenization, wallet, identity-verification, KYC, AML, sanctions-screening, conversion, and other services relating to the Series D Preferred Stock.

We do not control T7X’s personnel, technology, vendors, policies, regulatory compliance, cybersecurity controls, or business continuity. An operational failure, regulatory action, security incident, financial difficulty, loss of registration, or other disruption involving T7X or its providers could adversely affect the Series D Preferred Stock and delay or prevent investor transactions.

Replacing T7X or migrating investor records and blockchain entries to another transfer agent or technology provider could be expensive, time-consuming, and disruptive.

T7X may use subcontractors and third-party technology providers over which we have limited control.

T7X may rely on affiliates, software providers, identity-verification vendors, blockchain developers, wallet providers, KYC and AML providers, cloud providers, and other subcontractors to perform services. We may not have a direct contractual relationship with those providers and may have limited ability to monitor or control their performance.

A failure, breach, insolvency, regulatory issue, or service interruption involving a subcontractor could impair T7X’s ability to perform its obligations and adversely affect Series D holders.

Investors do not receive or control blockchain private keys associated with the tokenized representation, but they will have signing authority over transferable assets in their sub-wallets.

The tokenized representations will be maintained in a single omnibus wallet controlled by T7X Equities, Inc., with a separate sub-wallet for each investor. Investors will receive portal login credentials or passwords that may be reset, but will not receive or control blockchain private keys. Investors will have signing authority and control over USDC and other transferable assets in their own sub-wallets and will be required to authorize the movement of USDC from their sub-wallets to the Company’s sub-wallet upon acceptance of an investment. That signing authority will not permit an investor to initiate an unauthorized transfer of the Series D tokenized record. Series D token transfers will remain restricted by T7X procedures, application controls, smart-contract controls, identity requirements, and applicable law. The tokens are currently non-tradeable.

An investor may be required to submit all transfer, conversion, or other instructions through the transfer agent’s procedures. Those procedures may require identity verification, documentation, compliance review, fees, or processing time and may result in a requested transaction being delayed or rejected.

Loss, compromise, or misuse of private keys or wallet credentials could disrupt the tokenization system.

T7X holds the private and administrative keys for its exchange wallets. MGRX tokenized real-world assets are maintained in MPC wallets powered by Dfns. Keys are generated through distributed key generation and divided among geographically distributed independent signers, so no complete key exists in one place, and signing requires a k-of-n threshold process. Controls include transaction limits, address allow-lists, multi-approver authorization, passkey or biometric user authentication, and scoped service-account credentials. Private keys, portal credentials, administrative keys, and related access controls nevertheless may be lost, stolen, compromised, corrupted, or misused. If an investor’s portal credentials are lost or compromised, T7X may recover or reset them after confirming that the requester is authorized by comparing the requester’s information against existing KYC information. Recovery or reset is not unconditional or guaranteed and may result in delays, disputes, expenses, or loss of access to the blockchain record.

A private-key or wallet incident would not necessarily alter legal ownership of the Series D Preferred Stock because ownership is determined by the transfer agent’s official records. Nevertheless, such an incident could disrupt the administrative system and reduce investor confidence.

Cybersecurity incidents could compromise the tokenization platform or expose investor information.

The tokenization structure will depend on software, cloud infrastructure, identity records, wallet controls, communication systems, and other technology that may be vulnerable to hacking, ransomware, malicious code, denial-of-service attacks, unauthorized access, employee misconduct, or other cybersecurity threats.

A cybersecurity incident could result in inaccurate blockchain entries, unauthorized instructions, disclosure of investor information, interruption of transfers or conversions, regulatory investigations, litigation, remediation expenses, and reputational harm.

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The Trusted Smart Chain may experience technical, operational, cybersecurity, or governance problems.

The Series D tokenization structure is expected to use Trusted Smart Chain, a public, permissionless Layer 1 blockchain built using the Cosmos SDK that is EVM-compatible, uses proof-of-stake, and is publicly explorable. T7X does not operate a partition, subnet, or private segment of the network. Permissioning occurs through T7X’s application systems and through smart-contract and backend logic governing specific assets. Series D tokens use compliance-gated smart contracts under which holding and transfer are restricted to wallets bound to verified digital identities, and noncompliant transfers are rejected at execution. The underlying network may experience coding defects, cybersecurity incidents, validator failures, reduced participation, governance disputes, congestion, delays, forks, protocol changes, outages, or other disruptions.

Neither we nor T7X controls the underlying network, its validators, governance, upgrades, or operations. A disruption could require suspension of tokenization functions, correction of blockchain entries, migration to another smart contract or network, or discontinuation of the blockchain component. In all cases, including any fork, outage, migration, or other network event, the off-chain master securityholder file maintained by T7X remains the sole controlling legal ownership record.

Hard forks, protocol changes, or network migrations could create duplicate or inaccurate blockchain entries.

A blockchain fork or protocol change could create competing network histories, duplicate token entries, incompatible records, or uncertainty concerning the appropriate network. The transfer agent may need to select a network, disregard entries on another network, freeze transactions, or recreate entries through a new smart contract.

Investors may disagree with the transfer agent’s or our response to a fork or migration. Any such event could delay transactions, increase costs, or reduce investor confidence, even if the official ownership records remain accurate.

Blockchain transactions may require network or gas fees.

Blockchain transactions may require payment of network fees in the blockchain’s native asset. Network fees may vary substantially depending on demand, congestion, network conditions, and protocol changes.

T7X will pay all underlying gas and network fees associated with initial issuance, corrections, conversions, token burns or cancellations, migrations, and transfers. Any future investor-facing transfer fee will be separate from the underlying gas and network fees paid by T7X. Increased fees could make transfers, corrections, migrations, or other administrative transactions more expensive for T7X.

T7X may refuse, freeze, reverse, or delay transactions.

T7X may refuse to process, freeze, reverse, or delay a transfer, conversion, wallet change, or other transaction if it determines that the transaction may violate applicable law, the Certificate of Designation, the transfer-agent agreement, KYC or AML requirements, sanctions restrictions, Nasdaq requirements, or T7X policies.

T7X may also take corrective action in response to technical errors, lost credentials, court orders, security incidents, or discrepancies between records, including correcting blockchain entries to conform to its controlling master securityholder file. Both T7X’s chief executive officer and compliance officer must authorize a correction to an erroneous or duplicate blockchain entry, and an affected investor will be notified of the discrepancy and the correction. Investors may disagree with these determinations and may experience delays, expenses, or losses while a matter is investigated or corrected.

Token transfers will remain subject to securities laws, transfer-agent procedures, and KYC, AML, sanctions, and other compliance controls.

Tokenization will not make the Series D Preferred Stock freely transferable without restriction. Any transfer will remain subject to the Certificate of Designation, federal and state securities laws, Regulation A requirements, beneficial-ownership limitations, Nasdaq requirements, identity verification, KYC, AML, sanctions screening, and transfer-agent procedures.

A requested transfer may be delayed, rejected, frozen, or reversed if the recipient cannot be verified, is not eligible to hold the security, is subject to sanctions, or if the transaction may violate applicable law or Company policies.

The tokenized Series D Preferred Stock may be incompatible with conventional brokerage, custody, and securities-processing systems.

Broker-dealers, custodians, clearing firms, investment advisers, and other financial intermediaries may be unable or unwilling to hold, process, value, transfer, or report tokenized Series D Preferred Stock. The Series D may not be eligible for deposit with The Depository Trust Company or for custody through conventional brokerage accounts.

An investor may be required to hold the Series D directly through the transfer agent rather than through a broker or custodian. This could limit the ability to transfer, pledge, value, or include the Series D in certain investment accounts.

The regulatory treatment of tokenized securities and blockchain-based recordkeeping continues to evolve.

Federal and state regulators may adopt new laws, rules, interpretations, or enforcement positions concerning tokenized securities, blockchain records, digital wallets, private keys, custody, transfer agents, broker-dealers, alternative trading systems, stablecoins, or digital assets.

Regulatory developments could require us or our service providers to change the tokenization structure, restrict wallet functionality, suspend transfers, obtain additional licenses, retain additional intermediaries, incur substantial expenses, or discontinue use of blockchain technology.

Tokenization does not create or guarantee liquidity.

The creation of a tokenized representation does not establish a public market for the Series D Preferred Stock. We are not currently pursuing an alternative trading system or other secondary trading arrangement for the Series D. If we later decide to list the tokens on an alternative trading system or other secondary trading system, we will update the offering documents as required. Even in that event, the token would remain a digital representation of the trade and would not independently establish legal ownership; any legal transfer must be reflected in T7X’s master securityholder file.

Even if a secondary trading venue becomes available, trading may be limited by investor eligibility, KYC and AML requirements, low trading volume, transfer-agent procedures, price volatility, or regulatory restrictions. Investors should be prepared to hold the Series D Preferred Stock until conversion, redemption, or liquidation.

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PLAN OF DISTRIBUTION

We are offering, on a “best efforts” basis, up to 1,000,000 shares of our Series D Preferred Stock at an offering price of $10.00 per share, for maximum gross proceeds of $10,000,000. There is no minimum offering amount that must be sold before we may accept subscriptions and use the proceeds from this offering. The minimum investment is $2,500, representing 250 shares of Series D Preferred Stock, although we may waive the minimum investment requirement in our sole discretion.

No underwriter has committed to purchase any of the Series D Preferred Stock, and no assurance can be given that we will sell any particular number of Series D shares or receive any particular amount of proceeds. We reserve the right to reject any subscription, in whole or in part, for any reason or no reason, subject to applicable law.

We intend to market the Series D Preferred Stock through online and offline means. Our officers and employees may communicate with prospective investors, distribute offering materials, respond to investor inquiries, and perform administrative functions in connection with this offering. Our officers and employees will not receive commissions or other transaction-based compensation for offering or selling the Series D Preferred Stock.

Online marketing may include electronic communications with prospective investors, digital advertising, and the posting of this Offering Circular on the Company’s offering website at invest.mangorx.com. The Final Offering Circular will also be publicly available through the SEC’s EDGAR system at www.sec.gov. Before accepting a subscription, we will provide the investor with, or notify the investor where the investor may obtain, the Final Offering Circular in accordance with Rule 251(d)(2) of Regulation A.

The Company’s general corporate and product websites are not part of this Offering Circular. Information contained on, or accessible through, those websites is not incorporated by reference into this Offering Circular and should not be relied upon in making an investment decision unless the information is expressly included or incorporated by reference herein.

This offering will commence within two calendar days after the date on which the SEC qualifies the Offering Statement. We intend to conduct the offering on a continuous basis pursuant to Rule 251(d)(3)(i)(F) of Regulation A.

This offering will terminate upon the earliest of: (i) the sale of all 1,000,000 shares of Series D Preferred Stock offered hereby; (ii) the first anniversary of the date on which the SEC qualifies the Offering Statement; or (iii) the date on which we elect, in our sole discretion, to terminate the offering. We may terminate this offering at any time, even if investors have subscribed for fewer than all of the Series D shares offered hereby.

We expect to conduct multiple closings. A closing will occur after we accept one or more subscriptions and the applicable subscription funds have been received in cleared funds. Following each closing, the applicable funds will be available for our use, and the investors participating in that closing will be issued the number of Series D shares reflected in their accepted subscription agreements.

Subscription payments made by ACH or wire transfer will be transmitted to a bank account designated by the Company for subscription proceeds. Subscription payments made in USDC from an external wallet will be transmitted into the investor’s T7X sub-wallet and reviewed by Chainalysis for AML, OFAC/sanctions, and related compliance requirements. One USDC will be credited as one U.S. dollar, measured when both T7X and the Company accept the investment. Upon acceptance, the accepted USDC amount will be moved from the investor’s T7X sub-wallet to the Company’s sub-wallet. The Company may retain the USDC, move it outside T7X, convert it to U.S. dollars, or have the proceeds wired to its bank account. T7X will pay subscription gas fees. The investor will bear fees to acquire or convert into USDC and fees to transfer USDC into the investor’s T7X sub-wallet, and the Company will pay T7X’s KYC cost. If a subscription is rejected, the USDC will remain in the investor’s sub-wallet and the investor may transfer it out of T7X. If a subscription is only partially acceptable or insufficiently funded, the investor may cancel, amend the subscription to the lower accepted or funded amount, or add USDC. No closing, transfer-agent record, or blockchain record will occur until sufficient USDC is available for the accepted subscription amount. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares. Because there is no minimum offering amount, subscriptions will not be conditioned on our receipt of any minimum amount of proceeds. Once a subscription has been accepted and the applicable closing has occurred, the investor will generally have no right to cancel the subscription or receive a return of the subscription funds.

The Certificate of Designation permits the Company, at its option, to issue the Series D Preferred Stock as uncertificated, book-entry securities. For this offering, we have selected uncertificated, book-entry issuance through T7X Equities, Inc., our transfer agent for the Series D Preferred Stock. Following each closing, T7X Equities, Inc. will record the investor’s ownership in its master securityholder file and provide the investor with a book-entry statement or other evidence of the investor’s Series D holdings. The transfer agent may also create a corresponding tokenized administrative record in accordance with the procedures described under “Description of the Series D Preferred Stock—Tokenized Issuance and Form of the Series D Preferred Stock” and “Use of Blockchain.”

The Series D Preferred Stock will not be listed on Nasdaq or any other national securities exchange upon qualification of this offering. We are not currently pursuing an alternative trading system or other secondary trading arrangement for the Series D Preferred Stock. Investors should be prepared to hold their Series D Preferred Stock until conversion, redemption, liquidation, or another event permitted by the Certificate of Designation.

The shares of Common Stock issuable upon conversion of the Series D Preferred Stock are also being qualified under the Offering Statement pursuant to Rule 251(d)(3)(i)(D) of Regulation A. The issuance of Common Stock upon conversion will be subject to the terms and conditions of the Certificate of Designation, the Nasdaq issuance limitation described in this Offering Circular, applicable securities laws, and the transfer-agent procedures described herein.

For so long as we continue to offer and sell Series D Preferred Stock or remain obligated to issue qualified Common Stock upon conversion, we will file such offering-circular supplements and post-qualification amendments as are required under Regulation A. To the extent required by Rule 252(f), we will file a post-qualification amendment at least every 12 months after qualification to include updated financial statements and other information required by Form 1-A. We will suspend offers and sales if the financial statements included in or incorporated by reference into the Offering Statement become stale or if another event requires suspension under Regulation A.

There is no assurance that the SEC will continue to permit the Offering Statement to remain qualified throughout the period during which Series D shares remain outstanding or convertible. If the Offering Statement is no longer qualified or we cease to be eligible to rely on Regulation A, the issuance of Common Stock upon conversion may be delayed or may require another available registration statement or exemption from registration.

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Direct Offering

We are offering the Series D Preferred Stock directly to investors on a best-efforts basis. We have not retained an underwriter, placement agent, selling agent, or broker-dealer to offer or sell the Series D Preferred Stock, and no person has agreed to purchase any of the Series D shares offered hereby.

Our officers and employees may communicate with prospective investors, distribute offering materials, respond to investor inquiries, and perform administrative functions in connection with the offering. Our officers and employees will not receive commissions, transaction-based compensation, or other remuneration based directly or indirectly on the amount of Series D Preferred Stock sold. We intend for any offering activities conducted by our officers and employees to comply with Rule 3a4-1 under the Exchange Act.

We will not pay commissions, placement-agent fees, selling concessions, or other transaction-based compensation in connection with the sale of the Series D Preferred Stock unless we subsequently retain a broker-dealer registered with the SEC and a member of FINRA. If we retain a broker-dealer or other compensated intermediary, we will amend or supplement this Offering Circular to disclose the engagement, the compensation arrangements, any conflicts of interest, and any required FINRA review before the intermediary participates in the offering.

No unregistered finder, consultant, marketing provider, transfer agent, technology provider, or other person will receive compensation based on the number of Series D shares sold or the amount of proceeds raised in this offering.

Offering Expenses

We will be responsible for the direct fees and expenses of this offering, including legal and audit fees, SEC and EDGAR filing expenses, auditor-consent fees, transfer-agent expenses, subscription-processing and payment-processing fees, state notice-filing fees, printing and electronic-document costs, and similar costs directly attributable to this Regulation A offering.

We currently estimate that the direct expenses of this offering will be approximately $50,000. This estimate excludes offering marketing and advertising, ongoing public-company expenses, ordinary selling, general and administrative expenses, insurance, financial-reporting costs unrelated to the offering, and other general operating costs. The amount of actual direct offering expenses may differ from our estimate and may depend on the duration of the offering, the number of investors, the number of closings, the amount of SEC review, and the services required from our professional and other offering service providers.

Capital Markets Law Group, LLP is serving as our legal counsel in connection with this offering for a fixed fee of $25,000, subject to the terms and scope of its engagement. Turner, Stone & Company, L.L.P. is our independent registered public accounting firm, and we expect to pay approximately $25,000 for audit, review, consent, and related services associated with the offering.

T7X Equities, Inc. will serve as the transfer agent for the Series D Preferred Stock and provide certain investor onboarding, KYC, AML, sanctions-screening, recordkeeping, wallet, tokenization, and related services. We expect to pay T7X Equities, Inc. an initial issuance fee of $100.00 per investor, recurring account or portal fees based on the number of investors, and additional transaction and administrative fees as provided in our agreement with T7X Equities, Inc. The aggregate amount of these fees will depend on the number of investors, subscriptions, transfers, conversions, distributions, and other transactions.

We have retained or may retain service providers to assist with website development, digital advertising, investor communications, subscription processing, payment processing, or other administrative matters. We will pay those providers fixed fees, hourly fees, monthly fees, or reimbursement of documented expenses that are not conditioned on the amount of securities sold or proceeds raised. Offering marketing and advertising costs are not included in the estimated direct offering expenses and instead are a use of net proceeds described under “Use of Proceeds.”

Online Subscription Processing

We expect to make this Offering Circular and related subscription materials available through the Company’s offering website at invest.mangorx.com. The online subscription process will be administered by the Company through invest.mangorx.com, with investor onboarding, identity verification, compliance review, recordkeeping and related support provided by T7X Equities, Inc. and its service providers. Prospective investors will be able to review the Offering Circular, complete and electronically execute a subscription agreement, provide required investor-eligibility and identity-verification information, and submit payment instructions through invest.mangorx.com.

Subscription payments may be made by ACH transfer, wire transfer, or USDC. ACH and wire payments will be deposited into a bank account designated by the Company for subscription proceeds. If an investor funds with USDC from an external wallet into the investor’s T7X sub-wallet, Chainalysis will review the transaction for AML, OFAC/sanctions, and related compliance requirements. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares, subject to acceptance of the investor’s subscription and the closing procedures described in this Offering Circular.

T7X Equities, Inc. and its service providers will perform investor onboarding, identity verification, compliance review, recordkeeping and related administrative and technology support only and will not provide investment advice, recommend the Series D Preferred Stock, solicit investors, or receive transaction-based compensation. The availability of the offering through invest.mangorx.com does not constitute a recommendation or endorsement of the Series D Preferred Stock by T7X Equities, Inc. or its service providers.

Investors will be required to provide information reasonably requested by us or T7X Equities, Inc. and its service providers to verify the investor’s identity, accredited-investor status or compliance with the applicable Regulation A investment limitation, and compliance with KYC, AML, sanctions, and other legal requirements. Persona will provide investor identity verification, KYC, AML, and OFAC/sanctions screening before a T7X wallet is created. A person who fails KYC or AML screening will not receive a wallet or proceed with the investment. If a broker-dealer participates in a transaction, that broker-dealer must also provide the applicable KYC sign-off. We may reject a subscription if the investor fails to provide satisfactory information or if we determine that accepting the subscription could violate applicable law or our offering procedures.

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Pricing of the Offering

There is currently no public market for the Series D Preferred Stock. The offering price of $10.00 per share was determined by our board of directors and was not established through negotiations with an underwriter, broker-dealer, placement agent, selling agent, or other independent third party. The offering price does not necessarily bear any relationship to our assets, book value, historical results, current financial condition, future prospects, or the market price of our Common Stock.

In determining the offering price and the economic terms of the Series D Preferred Stock, our board of directors considered the proposed 8% annual dividend, the $15.00 liquidation preference, the specified conversion events and conversion-price formula, the market price and trading history of our Common Stock, our historical and current financial condition, our capital requirements, our business prospects, the rights of our outstanding Series B and Series C Preferred Stock, the potential dilution resulting from conversion, the Nasdaq issuance limitation, prevailing conditions in the capital markets, the terms of other preferred-stock and convertible-security offerings, and other factors that the board considered relevant.

The $15.00 liquidation preference should not be interpreted as an indication that a Series D share has a current or future fair value of $15.00. The liquidation preference represents a contractual preference payable only in the circumstances and subject to the priorities described in the Certificate of Designation. Payment will depend on our available assets, liabilities, and the rights of creditors and other securityholders at the time of the applicable event.

Similarly, the 8% dividend rate does not guarantee that dividends will be paid currently in cash or that an investor will receive an 8% cash return. The declaration, accrual, payment, and form of dividends will be governed by the Certificate of Designation, applicable law, our financial condition, legally available funds, contractual restrictions, and the rights of other securityholders.

The offering price is not based on an independent appraisal or valuation, and we have not obtained a fairness opinion regarding the offering price or the terms of the Series D Preferred Stock. Because there is no established trading market for the Series D Preferred Stock, investors may be unable to resell their shares, and any future sale price may be substantially below the $10.00 offering price.

Investment Limitations

The Series D Preferred Stock will not be listed on Nasdaq or another national securities exchange upon qualification of this offering. Accordingly, the investment limitations applicable to Tier 2 offerings under Rule 251(d)(2)(i)(C) of Regulation A will apply to purchasers who are not accredited investors.

If you are a natural person and are not an accredited investor, the aggregate purchase price paid by you for shares of Series D Preferred Stock in this offering may not exceed 10% of the greater of your annual income or net worth. Annual income and net worth must be calculated as provided under the accredited-investor provisions of Rule 501 of Regulation D. In calculating net worth, the value of your primary residence must be excluded, and indebtedness secured by your primary residence must be treated in accordance with Rule 501.

Annual income and net worth may be calculated jointly with an investor’s spouse or spousal equivalent. If an investor relies on a joint calculation, the aggregate amount invested by the investor and the investor’s spouse or spousal equivalent may not exceed the investment limitation applicable to that joint annual income or joint net worth.

If you are not a natural person and are not an accredited investor, the aggregate purchase price paid by you for shares of Series D Preferred Stock in this offering may not exceed 10% of the greater of your annual revenue or net assets as of the end of your most recently completed fiscal year.

These investment limitations do not apply to an accredited investor as defined in Rule 501(a) of Regulation D. We may rely on an investor’s representation concerning compliance with the applicable investment limitation unless, at the time of sale, we know that the representation is untrue. For purposes of determining compliance with the investment limitation, the purchase price includes the aggregate purchase price paid for the Series D Preferred Stock and any additional consideration that the investor is required to pay to acquire Common Stock upon conversion, to the extent required by Rule 251. Before making any representation that your investment satisfies the applicable requirements, you should review Rule 251(d)(2)(i)(C) of Regulation A and Rule 501(a) of Regulation D. General information concerning investing is available at www.investor.gov.

An investor may qualify as an accredited investor if the investor falls within, or we reasonably believe that the investor falls within, one or more of the following categories at the time of sale:

(i) a natural person whose individual income exceeded $200,000 in each of the two most recent years, or whose joint income with a spouse or spousal equivalent exceeded $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year;

(ii) a natural person whose individual net worth, or joint net worth with a spouse or spousal equivalent, exceeds $1,000,000, excluding the value of the person’s primary residence and subject to the treatment of indebtedness secured by the primary residence prescribed by Rule 501(a);

(iii) a director, executive officer, or general partner of the Company, or a director, executive officer, or general partner of a general partner of the Company;

(iv) a natural person who holds in good standing one or more professional certifications, designations, or credentials designated by the SEC as qualifying for accredited-investor status, which currently include the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Investment Adviser Representative license (Series 65);

(v) a bank or savings and loan association, whether acting in its individual or fiduciary capacity, registered broker or dealer, registered investment adviser, exempt reporting adviser, insurance company, registered investment company, business development company, Small Business Investment Company, or Rural Business Investment Company that qualifies under Rule 501(a);

(vi) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; if the plan has total assets in excess of $5,000,000; or, if the plan is self-directed, if its investment decisions are made solely by persons who are accredited investors;

(vii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5,000,000;

(viii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the Series D Preferred Stock, with total assets in excess of $5,000,000;

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(ix) a trust with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Series D Preferred Stock and whose investment is directed by a person having such knowledge and experience in financial and business matters that the person is capable of evaluating the merits and risks of the investment;

(x) an entity in which all of the equity owners are accredited investors;

(xi) an entity, of a type not otherwise listed in Rule 501(a), that was not formed for the specific purpose of acquiring the Series D Preferred Stock and that owns investments, as defined in Rule 2a51-1 under the Investment Company Act, in excess of $5,000,000;

(xii) a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, with assets under management in excess of $5,000,000, that was not formed for the specific purpose of acquiring the Series D Preferred Stock and whose prospective investment is directed by a person having such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the investment; or

(xiii) a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office satisfying the requirements described above, whose prospective investment is directed by that family office.

For purposes of determining whether an investor is an accredited investor or satisfies the applicable Tier 2 investment limitation, the terms “spouse,” “spousal equivalent,” “net worth,” “income,” “investments,” “family office,” and “family client” have the meanings provided in the applicable SEC rules. Each investor will be required to make representations regarding the investor’s accredited-investor status or compliance with the applicable investment limitation in the subscription agreement. We may reject any subscription, in whole or in part, if we determine that the investor has not provided sufficient information to establish eligibility to invest.

Procedures for Subscribing

Prospective investors may subscribe for shares of Series D Preferred Stock through the Company’s online offering website at invest.mangorx.com. The online subscription process will be administered by the Company through invest.mangorx.com, with investor onboarding, identity verification, compliance review, recordkeeping and related support provided by T7X Equities, Inc. and its service providers.

Before subscribing, each prospective investor should carefully review this Offering Circular, including the documents incorporated by reference herein, the Certificate of Designation, the subscription agreement, and the risk factors described under “Risk Factors.”

The subscription procedure is expected to be as follows:

1.	The prospective investor will access the offering website at invest.mangorx.com and select the applicable investment or subscription option.
2.	The prospective investor will create an account and provide the requested contact, identity, tax, payment, and investor-eligibility information.
3.	The prospective investor will review and electronically execute the subscription agreement filed as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.
4.	The prospective investor will represent whether the investor is an accredited investor. A prospective investor that is not an accredited investor will be required to represent that the aggregate purchase price paid by the investor complies with the applicable Tier 2 investment limitation under Rule 251(d)(2)(i)(C) of Regulation A.
5.	The prospective investor will submit the information and documentation required to complete identity-verification, KYC, AML, sanctions, and other compliance reviews. Persona will provide investor identity verification, KYC, AML, and OFAC/sanctions screening before a T7X wallet is created. A person who fails KYC or AML screening will not receive a wallet or proceed with the investment. If a broker-dealer participates in the transaction, that broker-dealer must also provide the applicable KYC sign-off.
6.	The prospective investor may fund the subscription by ACH transfer, wire transfer, or USDC. ACH and wire payments will be transmitted to a bank account designated by the Company for subscription proceeds. If the investor funds with USDC from an external wallet into the investor’s T7X sub-wallet, Chainalysis will review the transaction for AML, OFAC/sanctions, and related compliance requirements. One USDC will be credited as one U.S. dollar when both T7X and the Company accept the investment. T7X will pay subscription gas fees; the investor will bear fees to acquire or convert into USDC and to transfer USDC into the investor’s T7X sub-wallet. Subscription payments will not be held in escrow pending the sale of a minimum number or dollar amount of Series D shares.
7.	After the subscription agreement has been completed, the subscription funds have been received in cleared funds, and all required compliance reviews have been completed to our satisfaction, we and T7X may accept or reject the subscription, in whole or in part. If a USDC subscription is rejected, the USDC will remain in the investor’s sub-wallet and may be transferred out of T7X. For a partially acceptable or insufficiently funded subscription, the investor may cancel, amend the subscription to the lower accepted or funded amount, or add USDC.
8.	If the subscription is accepted, the investor will receive confirmation of acceptance and will participate in the next applicable closing. Upon acceptance by both T7X and the Company, the accepted USDC amount will be moved from the investor’s T7X sub-wallet to the Company’s sub-wallet.
9.	No closing, transfer-agent record, or blockchain record will occur until sufficient funds are available for the accepted subscription amount. At closing, the accepted subscription funds will be available to us, and T7X Equities, Inc. will record the issuance of the applicable Series D shares in its master securityholder file. T7X Equities, Inc. will provide the investor with a book-entry statement or other evidence of the investor’s Series D holdings. For the initial token issuance, T7X Equities, Inc., the Company, and the investor must provide digital signatures or approvals agreeing to the issuance before T7X Equities, Inc. creates the corresponding tokenized administrative record in accordance with the procedures described in this Offering Circular.

ACH, wire-transfer, foreign-exchange, bank, blockchain, or similar transaction fees may be charged by third-party providers. We will not pay or reimburse investor fees to acquire or convert into USDC or to transfer USDC into an investor’s T7X sub-wallet. T7X will pay the underlying gas and network fees for the subscription and initial token issuance. The amount credited toward an investor’s subscription must equal the full purchase price of the Series D shares subscribed for, after giving effect to any fees for which the investor is responsible.

Identity Verification; KYC, AML and Sanctions Compliance

Each investor must provide complete and accurate information sufficient to permit us and our service providers to verify the investor’s identity and eligibility to invest. Individual investors may be required to provide a legal name, residential address, date of birth, taxpayer-identification number, government-issued identification, source-of-funds information, and other documentation. Entity investors may be required to provide organizational documents, tax-identification information, beneficial-ownership information, authorized-signatory documentation, and information concerning controlling persons.

Persona will provide investor identity verification, KYC, AML, and OFAC/sanctions screening, including screening investors and beneficial owners against applicable sanctions, politically exposed person, adverse-media, and other compliance databases. We may request additional information at any time before accepting a subscription. We may reject, delay, freeze, or cancel a subscription if an investor fails to provide requested information or if we determine that accepting the subscription could violate applicable law, sanctions requirements, KYC or AML policies, the terms of this offering, or our compliance procedures.

Completion of an identity-verification or compliance review does not constitute an endorsement of the Series D Preferred Stock or a determination that the investment is suitable for the investor.

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Right to Reject Subscriptions

After we receive a complete, electronically executed subscription agreement, the required subscription funds, and satisfactory identity-verification and compliance information, we will have the right to accept or reject the subscription, in whole or in part, for any reason or no reason, subject to applicable law.

A subscription will not be binding on us until we have accepted it. Receipt of subscription funds, completion of compliance review, or execution of a subscription agreement by the investor does not require us to accept the subscription.

If we reject a subscription in full, the applicable subscription funds will be returned to the investor without interest or deduction by us, although the investor may remain responsible for fees charged by the investor’s bank or other financial institution. If we accept only a portion of a subscription, the balance of the subscription funds will be returned to the investor on the same basis.

We may reject a subscription if, among other reasons, the offering has been terminated, the maximum offering amount has been reached, the investor has not satisfied the minimum investment requirement, the investor has not established accredited-investor status or compliance with the applicable investment limitation, the investor has not completed KYC or AML review, or the subscription could cause us to violate the Nasdaq issuance limitation or another applicable requirement.

Acceptance and Irrevocability of Subscriptions

We may accept subscriptions at one or more closings. Acceptance may be evidenced by our countersignature of the subscription agreement, an electronic notice of acceptance, the issuance of the Series D shares, or another method specified in the subscription agreement.

Before we accept a subscription, an investor may request withdrawal of the subscription by providing written notice in the manner specified in the subscription agreement, subject to any limitations specified in the subscription agreement. After we accept a subscription and the applicable closing occurs, the subscription will be irrevocable, except as otherwise required by applicable law. The investor will not have the right to cancel the investment or require us to repurchase the Series D shares.

No Series D shares will be issued until the applicable subscription funds have been received in cleared funds and the subscription has been accepted.

Investor Eligibility and Investment Limitation

Each investor will be required to represent in the subscription agreement whether the investor is an accredited investor as defined in Rule 501(a) of Regulation D. If the investor is not an accredited investor, the investor will be required to represent that the aggregate purchase price paid in this offering does not exceed the applicable investment limitation under Rule 251(d)(2)(i)(C) of Regulation A.

For a non-accredited natural person, the aggregate purchase price may not exceed 10% of the greater of the investor’s annual income or net worth, calculated in accordance with applicable SEC rules. For a non-accredited investor that is not a natural person, the aggregate purchase price may not exceed 10% of the greater of the investor’s annual revenue or net assets as of the end of its most recently completed fiscal year.

We may rely on an investor’s representations unless, at the time of sale, we know that the representations are untrue. We may request documentation or other information supporting the investor’s representations and may reject the subscription if we are not satisfied that the investor is eligible to invest.

How to Calculate Net Worth

For purposes of determining whether a natural person is an accredited investor or satisfies the applicable Tier 2 investment limitation, net worth means the difference between the person’s total assets and total liabilities, calculated in accordance with Rule 501(a) of Regulation D. The value of the person’s primary residence must be excluded from total assets. Indebtedness secured by the primary residence generally is not included as a liability up to the estimated fair market value of the residence. The amount of any indebtedness secured by the primary residence that exceeds the estimated fair market value of the residence must be included as a liability.

Any increase in indebtedness secured by the primary residence during the 60 days before the purchase of the Series D Preferred Stock generally must be included as a liability unless the increase resulted from the acquisition of the primary residence.

Net worth may be calculated individually or jointly with a spouse or spousal equivalent. If an investor relies on joint net worth or joint annual income, the aggregate investment by the investor and the investor’s spouse or spousal equivalent must comply with the investment limitation applicable to the joint calculation.

In the case of a fiduciary account, trust, retirement account, or similar arrangement, the applicable income, net-worth, revenue, net-assets, and accredited-investor requirements will be determined under the SEC rules applicable to the account, fiduciary, beneficiary, plan, or entity.

No Minimum Offering Amount

There is no minimum offering amount that must be sold before we may conduct a closing or use the proceeds from this offering. We may accept subscriptions and conduct a closing for any number of Series D shares, subject to the minimum investment requirement applicable to each investor.

There can be no assurance that any investors other than a particular investor will purchase Series D shares or that we will raise an amount sufficient to implement all of our intended uses of proceeds. Once an investor’s subscription has been accepted and the applicable closing has occurred, the investor will remain bound by the investment even if we sell substantially fewer Series D shares than the maximum offered.

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No Selling Securityholders

All Series D Preferred Stock offered pursuant to this Offering Circular is being offered and sold by Mangoceuticals, Inc. No securities are being offered or sold for the account of any existing securityholder. All net proceeds from this offering will be received by the Company.

Transfer Agents; Book-Entry Issuance

We have engaged T7X Equities, Inc., an SEC-registered transfer agent, to serve as transfer agent and registrar for the Series D Preferred Stock. The Certificate of Designation permits the Company, at its option, to issue the Series D Preferred Stock as uncertificated, book-entry securities. For this offering, we have selected uncertificated, book-entry issuance through T7X Equities, Inc., and no physical certificates representing Series D shares will be issued.

T7X Equities, Inc. will maintain the official master securityholder file for the Series D Preferred Stock, record issuances and transfers, process conversions and other transactions, and provide investors with book-entry statements or other evidence of their holdings. T7X Equities, Inc. will also perform or coordinate applicable identity-verification, KYC, AML, sanctions-screening, wallet, tokenization, and related administrative functions.

The Series D Preferred Stock may be reflected through a corresponding tokenized administrative record on Trusted Smart Chain, a public, permissionless Layer 1 blockchain. The tokenized record is only a digital administrative representation and index of the underlying Series D Preferred Stock, will not provide separate rights, and will have no independent legal effect. T7X Equities, Inc.’s off-chain master securityholder file will be the sole authoritative record of legal ownership despite any fork, outage, migration, or other network event.

ClearTrust, LLC currently serves as transfer agent for our Common Stock. Upon a valid conversion of Series D Preferred Stock, the Company will notify ClearTrust, LLC to issue the appropriate Common Stock and will notify T7X Equities, Inc. to cancel the converted Series D shares and burn or cancel the corresponding tokenized entry. Before the conversion is completed, T7X Equities, Inc. will confirm that the converting person is the proper record holder and that the applicable Series D shares have not previously been transferred or converted. The issuance will remain subject to the Certificate of Designation, the Nasdaq issuance limitation, applicable securities laws, and the transfer procedures described in this Offering Circular. T7X Equities, Inc. can implement conversion controls under the specific conversion rules supplied by the Company to prevent issuances above the aggregate Nasdaq 19.99% limitation.

Certain Provisions of the Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with this offering provides that, subject to the exceptions described below, any suit, action, or proceeding arising out of or relating to the subscription agreement must be brought exclusively in the state courts located in Dallas County, Texas or, if federal jurisdiction exists, the United States District Court for the Northern District of Texas. Each investor will agree to submit to the personal jurisdiction of those courts and waive any objection based on improper venue or forum non conveniens.

We believe that the forum selection provision will provide greater consistency in the interpretation and enforcement of the subscription agreement and may reduce the costs and uncertainty associated with litigating disputes in multiple jurisdictions. The provision may, however, limit an investor’s ability to bring a claim in a judicial forum that the investor considers favorable and may discourage claims against us or our officers, directors, employees, or agents.

The forum selection provision will not apply to claims arising under the Securities Act, the Exchange Act, or the rules and regulations promulgated under those statutes, or to any other claim for which the federal courts have exclusive jurisdiction or for which the application of the forum selection provision would be prohibited by applicable law. Section 22 of the Securities Act provides federal and state courts with concurrent jurisdiction over certain claims brought under the Securities Act. Section 27 of the Exchange Act provides federal courts with exclusive jurisdiction over claims brought under the Exchange Act.

There is uncertainty as to whether a court would enforce the forum selection provision in any particular case. If a court determines that the provision is inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in another jurisdiction. An investor will not be deemed to have waived our compliance with the federal securities laws or the rules and regulations promulgated thereunder.

Jury Trial Waiver

The subscription agreement provides that, to the fullest extent permitted by applicable law, the investor and the Company waive the right to a trial by jury in any suit, action, or proceeding arising out of or relating to the subscription agreement or the transactions contemplated thereby, other than claims arising under the federal securities laws.

The jury trial waiver may limit an investor’s ability to obtain a jury trial in a judicial forum that the investor considers favorable. If a party demands a jury trial notwithstanding the waiver, the court will determine whether the waiver is enforceable based on the applicable law and the facts and circumstances of the case.

The jury trial waiver will not apply to claims arising under the Securities Act, the Exchange Act, or the rules and regulations promulgated under those statutes. An investor will not be deemed to have waived our compliance with the federal securities laws or the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

This offering is being conducted in the United States pursuant to Regulation A under the Securities Act. We have not taken, and no person acting on our behalf has taken, any action that would permit a public offering of the Series D Preferred Stock in any jurisdiction outside the United States where action for that purpose is required.

The Series D Preferred Stock may not be offered or sold, directly or indirectly, outside the United States except in compliance with the securities laws and other applicable laws of the relevant jurisdiction. This Offering Circular, the subscription agreement, advertisements, and other offering materials may not be distributed or published in any jurisdiction except under circumstances that will result in compliance with applicable law.

Persons outside the United States who obtain access to this Offering Circular or other offering materials are responsible for informing themselves about and observing all applicable restrictions. We may reject any subscription from a person located or resident outside the United States if we determine that accepting the subscription could require registration, qualification, licensing, or other regulatory action in another jurisdiction or could otherwise violate applicable law.

This Offering Circular does not constitute an offer to sell or a solicitation of an offer to purchase the Series D Preferred Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation, as amended, our Bylaws, as amended, and the Texas Business Organizations Code contain provisions relating to the limitation of liability and indemnification of our directors and officers. Subject to the conditions and limitations provided by Texas law and our governing documents, we may indemnify a director or officer against judgments, penalties, fines, settlements, and reasonable expenses incurred in connection with a proceeding arising from the person’s service to the Company.

Our governing documents may also permit or require us to advance expenses incurred by a director or officer in defending a proceeding, subject to the receipt of any undertaking or other conditions required by applicable law. These provisions may limit the remedies available to the Company or its shareholders against directors and officers for certain acts or omissions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

If a claim for indemnification against Securities Act liabilities, other than payment by the Company of expenses incurred or paid by a director, officer, or controlling person in the successful defense of an action, suit, or proceeding, is asserted by such person in connection with the Series D Preferred Stock being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of all 1,000,000 shares of Series D Preferred Stock offered hereby will be approximately $9,950,000, after deducting estimated direct offering expenses of approximately $50,000. Offering marketing and advertising is a principal use of net proceeds and is not deducted in calculating net proceeds. Because this is a best-efforts offering with no minimum offering amount, the actual amount of proceeds that we receive may be substantially less than the maximum amount.

The following table presents our estimated use of proceeds if we sell 25%, 50%, 75%, or 100% of the Series D Preferred Stock offered hereby:

	25% of Maximum Offering	50% of Maximum Offering	75% of Maximum Offering	Maximum Offering
Gross offering proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Less estimated direct offering expenses:	$50,000	$50,000	$50,000	$50,000
Estimated net offering proceeds	$2,450,000	$4,950,000	$7,450,000	$9,950,000
Principal uses of net proceeds:	—	—	—	—
Offering marketing and advertising	$250,000	$500,000	$750,000	$1,000,000
Mango & Peaches marketing and advertising	$1,351,955	$2,734,637	$4,117,318	$5,500,000
General working capital and selling, general and administrative expenses	$430,168	$870,112	$1,310,056	$1,750,000
Software development	$307,263	$621,508	$935,754	$1,250,000
Additional working capital and corporate expenses	$110,614	$223,743	$336,872	$450,000
Total use of net proceeds	$2,450,000	$4,950,000	$7,450,000	$9,950,000

Certain allocations include a $1 adjustment due to rounding so that each column totals exactly to the stated estimated net offering proceeds.

Offering Marketing and Advertising

We intend to use approximately 10% of the gross offering proceeds at each offering level for marketing and advertising this Regulation A offering, up to a maximum allocation of $1,000,000. These expenditures may include digital advertising, website development, creative services, investor communications, media placement, campaign management, subscription-platform services, and other expenses associated with communicating the offering to prospective investors.

We will not pay commissions or other transaction-based compensation to an unregistered person. Any broker-dealer or other person receiving transaction-based compensation must be appropriately registered, and the related compensation arrangement will be disclosed in an amendment or supplement to this Offering Circular before that person participates in the offering.

If we raise less than the maximum offering amount, we expect to reduce the allocation to offering marketing and advertising proportionately, as reflected in the table above.

Additional working capital and corporate expenses

We have allocated up to $450,000 of the net proceeds at the maximum offering level to additional working capital and corporate expenses. We have not yet determined the final allocation and will specify it before filing or qualification of the Offering Statement.

If we raise less than the maximum offering amount, the fixed direct offering expenses of approximately $50,000 will be paid first, and offering marketing and advertising and the operating-use categories will be reduced as reflected in the table above.

Mango & Peaches Marketing and Advertising

We intend to use approximately $5,500,000 of the net proceeds at the maximum offering level for marketing and advertising activities associated with Mango & Peaches Corp., its products, services, brands, and related business activities. The allocated proceeds will be deployed within Mango & Peaches and used to pay unaffiliated third-party vendors and service providers.

The expenditures may include advertising paid to digital platforms such as Google, Meta, and TikTok; customer acquisition; digital creators and influencers; branding and marketing firms; social-media and affiliate marketing; content production; promotional campaigns; website and e-commerce development; product launches; market research; and related marketing services.

Mangoceuticals, Inc. owns approximately 51% of the outstanding common stock of Mango & Peaches. Jacob D. Cohen, our Chairman and Chief Executive Officer and an officer and director of Mango & Peaches, owns approximately 49% of its outstanding common stock and separately holds voting control through Mango & Peaches’ Series A Super Majority Voting Preferred Stock. This ownership and control arrangement, and the use of offering proceeds for Mango & Peaches marketing and advertising, therefore present actual or potential conflicts of interest.

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We expect to benefit from the proposed expenditures through our approximately 51% common-equity interest in Mango & Peaches and through any resulting increase in Mango & Peaches’ revenues, operations, customer base, brand value, and enterprise value. These results will depend on the effectiveness of the expenditures and other factors, and there can be no assurance that any such benefits will be realized.

The funds are not intended to be paid to Jacob D. Cohen as compensation or to another related party for marketing services. The Company will contribute the proceeds to Mango & Peaches under an intercompany arrangement and will have been approved by the disinterested members of the Board of Directors or the Audit Committee.

If we raise less than the maximum offering amount, we expect to reduce the amount allocated to Mango & Peaches marketing and advertising proportionately, as reflected in the table above.

General Working Capital and Selling, General and Administrative Expenses

We intend to use approximately $1,750,000 of the net proceeds at the maximum offering level for general working capital and selling, general and administrative expenses.

These expenditures may include employee and consultant compensation, insurance, rent, professional fees, public-company compliance costs, technology services, customer support, payment-processing expenses, operating expenses, taxes, and other general corporate purposes.

The amounts and timing of these expenditures will depend on the amount raised, our operating results, our cash requirements, and the progress of our business plan.

Software Development

We intend to use approximately $1,250,000 of the net proceeds at the maximum offering level for software and technology development.

These expenditures may include development, enhancement, integration, testing, maintenance, hosting, security, and compliance relating to our telehealth platform, customer-facing websites and applications, subscription and payment systems, pharmacy and provider integrations, data-management systems, cybersecurity infrastructure, and other technology used in our business.

Software-development expenditures may be made to employees, independent contractors, software developers, cloud-service providers, cybersecurity providers, and other technology vendors. There can be no assurance that any software project will be completed on time, within budget, or with the functionality or commercial benefits that we expect.

Discretion in the Use of Proceeds

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of proceeds raised, our operating results, market conditions, customer-acquisition costs, regulatory developments, available business opportunities, the performance of our products and marketing campaigns, and the costs of third-party services.

Our management will retain broad discretion in allocating the net proceeds among the uses described above. We may reallocate proceeds among the categories or use proceeds for other corporate purposes if management determines that a reallocation is in the best interests of the Company. Any material change in the use of proceeds will be disclosed in an offering-circular supplement or amendment as required by Regulation A.

If we raise less than the maximum offering amount, our fixed direct offering expenses of approximately $50,000 will be paid first. Offering marketing and advertising and the operating-use categories, including Mango & Peaches marketing and advertising, general working capital and selling, general and administrative expenses, software development, and additional working capital or corporate expenses, will then be reduced as reflected in the table above.

There can be no assurance that the proceeds from this offering will be sufficient to fund all of our planned activities or that we will not require additional financing. If the proceeds are insufficient, we may reduce, delay, or discontinue one or more planned expenditures and may seek additional debt or equity financing.

Pending their use, we intend to hold the net proceeds in cash, cash equivalents, short-term interest-bearing accounts, or other investment-grade short-term instruments. We do not presently intend to use the proceeds from this offering to acquire Solana or other digital assets unless we amend or supplement this Offering Circular to disclose that intended use.

We reserve the right to change the use of proceeds at management’s discretion.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our Common Stock. We currently intend to retain available cash and any future earnings to fund our operations, satisfy our obligations, and support the development and expansion of our business. Accordingly, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Any future determination to declare and pay dividends on our Common Stock will be made by our board of directors and will depend on our results of operations, financial condition, cash requirements, capital requirements, contractual restrictions, legally available funds, the rights of holders of our outstanding preferred stock, and other factors that our board of directors considers relevant.

Our outstanding preferred stock has, or may have, dividend rights that are different from the dividend rights of our Common Stock. We have accrued dividends on our outstanding Series C Convertible Preferred Stock. The Series D Preferred Stock offered hereby will be entitled to cumulative dividends at 8% annually on the original $10.00 stated value, equal to $0.80 per share annually, accruing daily on a simple, non-compounding basis. When declared and legally payable, Series D dividends will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 exclusively in cash, not in Common Stock, preferred stock, tokens, other securities, or property. During a defined dividend or redemption default, the rate will increase prospectively to 10% per annum until cure and then return to 8%.

The declaration or payment of dividends on our Common Stock may be prohibited or restricted if dividends or other amounts are accrued and unpaid on any series of preferred stock having priority over the Common Stock. Nothing in this Dividend Policy limits or modifies the contractual dividend rights of holders of our Series B, Series C, or Series D Preferred Stock.

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DILUTION

The Series D Preferred Stock is being offered to investors at $10.00 per share. During the one-year period preceding the filing of the Offering Statement, certain of our officers and directors received shares of Common Stock for no cash consideration as equity compensation. On July 28, 2026, Jacob D. Cohen received 2,000,000 shares of Common Stock, and Kenny Myers, Lorraine D’Alessio, Alex P. Hamilton, and Eugene M. Johnston each received 100,000 shares of Common Stock, in each case for no cash consideration. The aggregate 2,400,000 shares were valued at $0.56 per share for stock-compensation purposes.

In addition, on March 16, 2026, outstanding stock options held by Jacob D. Cohen covering an aggregate of 2,133,333 shares of Common Stock were amended to provide for an exercise price of $0.45 per share. If those options remain outstanding and are exercised in full, Mr. Cohen would pay approximately $959,999.85 to acquire the underlying shares.

Accordingly, there is a material disparity between the $10.00 per-share cash contribution required from investors in this offering and the effective cash cost of the Common Stock and stock options acquired, or subject to acquisition, by the officers and directors described above.

Assuming the sale of all 1,000,000 Series D shares offered hereby, investors in this offering will contribute aggregate gross proceeds of $10,000,000, representing an average cash contribution of $10.00 per Series D share. The identified officers and directors paid no cash consideration for an aggregate of 2,400,000 shares of Common Stock issued as equity compensation. Mr. Cohen would be required to pay $0.45 per share to exercise the options covering 2,133,333 shares of Common Stock described above.

The securities described above are not economically identical. The Series D Preferred Stock will have an 8% dividend, a $15.00 liquidation preference, specified conversion rights, and other rights and preferences set forth in the Certificate of Designation. The Common Stock and stock options held by our officers and directors do not have those same rights and preferences. Accordingly, the per-security amounts are not directly comparable measures of value. Nevertheless, investors in this offering will contribute substantially more cash per security than the effective cash contribution made by the identified officers and directors for their Common Stock and stock options. The number of Common Stock shares issuable upon conversion, and the resulting dilution, also will depend on the conversion price, which may not be less than the Floor Price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of October 30, 2026 (the “Date of Determination”) by: (i) each of our named executive officers; (ii) each member of our board of directors; (iii) each person known by us to beneficially own more than 5% of our outstanding Common Stock; and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, convertible securities, or other rights that are exercisable or convertible within 60 days after the Date of Determination are deemed outstanding and beneficially owned by the person holding those securities for purposes of calculating that person’s percentage ownership, but are not deemed outstanding for purposes of calculating the percentage ownership of any other person.

The percentage ownership information is based on 22,224,422 shares of Common Stock issued and outstanding as of the Date of Determination. Unless otherwise indicated, each person named below has sole voting and investment power over the securities shown as beneficially owned, subject to applicable community-property laws. Except as identified below, we are not aware of any other person who beneficially owns more than 5% of our outstanding Common Stock.

Unless otherwise indicated, the address of each director and executive officer listed below is c/o Mangoceuticals, Inc., 17130 N. Dallas Parkway, Suite 240, Dallas, Texas 75248.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common Stock	Jacob D. Cohen	4,988,333 (1)	20.9%
Common Stock	Eugene M. Johnston	220,000 (2)	1.0%
Common Stock	Lorraine D’Alessio	236,667	1.1%
Common Stock	Alex P. Hamilton	101,667 (3)	0.5%
Common Stock	Dr. Kenny Myers	236,667	1.1%
Common Stock	All current executive officers and directors as a group (five persons)	5,783,334 (4)	24.2%

(1)	A total of 3,305,000 of the outstanding shares of common stock beneficially owned by Mr. Cohen are held in the name of The Tiger Cub Trust, which is beneficially owned by Jacob D. Cohen, its Trustee, and which shares Mr. Cohen is deemed to beneficially own. Also includes (i) 50,000 shares of common stock issuable upon exercise of options to purchase shares of common stock of the Company held by Mr. Cohen, with an exercise price of $16.50 per share, expiring August 31, 2027; (ii) options to purchase 83,333 shares of common stock with an exercise price of $4.80 per share and an expiration date of December 28, 2028, and (iii) includes options to purchase 1,500,000 shares of common stock with an exercise price of $2.30 per share and an expiration date of September 9, 2035, and (iv) warrants to purchase 50,000 shares of common stock at an exercise price of $1.815 per share, exercisable through July 21, 2028. Excludes options to purchase 500,000 shares of Common Stock that vest on March 9, 2027 because they are not exercisable within 60 days after the Date of Determination.

(2)	Includes 100,000 shares of Common Stock issued to Mr. Johnston on July 28, 2026 as compensation for services.

(3)	Includes 100,000 shares of Common Stock issued to Mr. Hamilton on July 28, 2026 as compensation for services.

(4)	Includes shares beneficially owned by the current executive officers and directors individually, including shares issuable pursuant to options, warrants, convertible securities, or other rights that are exercisable or convertible within 60 days after the Date of Determination. For purposes of calculating the group’s percentage ownership, the denominator includes the 1,683,333 shares issuable to Mr. Cohen under options and warrants exercisable within 60 days after the Date of Determination.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 30, 2026 regarding the Mangoceuticals, Inc. 2022 Equity Incentive Plan, as amended, under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in the First Column
Equity compensation plans approved by securityholders (1)	2,156,667	$0.56	102,672
Equity compensation plans not approved by securityholders	—	—	—
Total	2,156,667	$0.56	102,672

(1) Represents options granted under the Mangoceuticals, Inc. 2022 Equity Incentive Plan, as amended.

The table above reflects information as of October 30, 2026, including the March 16, 2026 repricing to $0.45 per share of stock options held by Jacob D. Cohen covering an aggregate of 2,133,333 shares of Common Stock; the July 27, 2026 issuance of 500,000 shares of Common Stock under the 2022 Plan in connection with the Lucosky settlement; the July 28, 2026 issuance of 2,000,000 shares of Common Stock under the 2022 Plan to Jacob D. Cohen; and the July 28, 2026 issuance of 100,000 shares of Common Stock under the 2022 Plan to each of Kenny Myers, Lorraine D’Alessio, Alex P. Hamilton, and Eugene M. Johnston. Because the 500,000 shares issued on July 27, 2026 and the aggregate 2,400,000 shares issued on July 28, 2026 were already issued, they are not included in the table’s column for securities issuable upon exercise of outstanding options, warrants and rights, but they are reflected in the calculation of the 102,672 shares remaining available for future issuance under the 2022 Plan. The aggregate 2,400,000 shares issued on July 28, 2026 were valued at $0.56 per share for stock-compensation purposes; that valuation is separate from, and should not be confused with, the $0.56 weighted-average exercise price shown in the table for outstanding options, warrants and rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following disclosure concerns transactions since January 1, 2024, and currently proposed transactions, in which:

(i)	we were or will be a participant;
(ii)	the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of our two most recently completed fiscal years; and
(iii)	an executive officer, director, director nominee, beneficial owner of more than 5% of any class of our voting securities, or an immediate family member or affiliated entity of any such person had or will have a direct or indirect material interest.

The information set forth under “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2025 is incorporated herein by reference. The information concerning related-party transactions included in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K is also incorporated herein by reference.

For additional information regarding compensation arrangements with our named executive officers and directors, see “Item 11. Executive Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference.

Related-Party Pharmacy and Consulting Arrangements

On September 1, 2022, effective August 30, 2022, we entered into a Master Services Agreement and related statement of work with Epiq Scripts, LLC. Epiq Scripts is a related party because it is controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer. Epiq Scripts agreed to provide online fulfillment, specialty compounding, packaging, shipping, dispensing, distribution, mail-order pharmacy, and related services in connection with products sold through our platform.

On September 15, 2023, we entered into a consulting agreement with Epiq Scripts pursuant to which Epiq Scripts agreed to provide pharmacy-consulting services in connection with our global expansion and other matters. We also entered into an addendum to the Master Services Agreement providing Epiq Scripts with certain rights of first negotiation, rights of first refusal, non-use fees, and other rights relating to pharmacy services and expansion into additional jurisdictions.

On January 30, 2025, with the approval of the disinterested members of our board of directors and Audit Committee, we entered into assignment, assumption, and novation agreements with Epiq Scripts and Mango & Peaches Corp. Pursuant to those agreements, we assigned to Mango & Peaches certain rights and obligations under the Master Services Agreement and consulting agreement with Epiq Scripts. We agreed to indemnify Mango & Peaches for liabilities arising under the assigned agreements before the assignment date, and Mango & Peaches agreed to indemnify us for liabilities arising after the assignment date.

Epiq Scripts continues to perform pharmacy, compounding, fulfillment, or related services used in connection with our products and operations. Costs attributable to services provided by Epiq Scripts are reported as related-party costs in our consolidated financial statements. Our reliance on Epiq Scripts and Mr. Cohen’s relationship with Epiq Scripts create actual or potential conflicts of interest.

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Transactions Involving Mango & Peaches Corp.

On December 13, 2024, we entered into a contribution agreement pursuant to which we contributed substantially all of our operating assets and certain subsidiary interests to Mango & Peaches Corp. in connection with a restructuring of our business and operations. Mr. Cohen serves as an officer and director of Mango & Peaches and holds voting and economic interests in that entity.

The contribution, subsequent issuances of Mango & Peaches securities, amendments to our Series B Preferred Stock, and agreements among the Company, Mango & Peaches, Mr. Cohen, and other parties are described in our Annual Report on Form 10-K and applicable Current Reports on Form 8-K incorporated by reference into this Offering Circular.

Mr. Cohen’s roles and interests in both the Company and Mango & Peaches may create actual or potential conflicts concerning the allocation of opportunities, personnel, intellectual property, expenses, services, financing, management time, and other resources.

Equity Awards to Officers and Directors

We have issued shares of Common Stock and granted stock options to our officers and directors as compensation for services. The material terms of those awards are described under “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and in our Exchange Act reports incorporated by reference into this Offering Circular.

On March 16, 2026, the exercise price of stock options held by Mr. Cohen covering an aggregate of 2,133,333 shares of Common Stock was amended to $0.45 per share. On July 28, 2026, our board of directors approved the issuance under our 2022 Plan of 2,000,000 shares of Common Stock to Mr. Cohen and 100,000 fully vested shares of Common Stock to each of Kenny Myers, Lorraine D’Alessio, Alex P. Hamilton, and Eugene M. Johnston, our Chief Financial Officer, as compensation for services. The aggregate 2,400,000 shares were valued at $0.56 per share for stock-compensation purposes.

These awards were approved by our board of directors or the applicable committee of the board. Because the recipients are officers or directors, the awards constitute related-party transactions.

Transactions Involving Greentree Financial Group, Inc.

Eugene M. Johnston, our Chief Financial Officer, has served as an Audit Manager for Greentree Financial Group, Inc. We have entered into agreements with Greentree pursuant to which Greentree has provided accounting, financial-reporting, compliance, and related services to the Company.

Under an agreement entered into in January 2026, we agreed to issue Greentree 40,000 shares of restricted Common Stock, pay Greentree $40,000 in cash, and reimburse certain reasonable out-of-pocket expenses. Mr. Johnston’s relationship with Greentree creates an actual or potential conflict of interest in connection with our engagement and payment of Greentree.

Reimbursement of Expenses Paid by Jacob D. Cohen

Mr. Cohen has made his personal credit card available for purchases and expenses incurred on behalf of the Company. We have reimbursed Mr. Cohen for Company expenses paid through his personal credit card. The amounts reimbursed and any amounts due to or from Mr. Cohen are reflected in our consolidated financial statements and related-party disclosures incorporated by reference into this Offering Circular.

Review, Approval and Ratification of Related-Party Transactions

Our Audit Committee is responsible for reviewing related-party transactions and determining whether the transactions are fair to the Company and its shareholders. The Audit Committee also reviews and approves matters involving conflicts of interest and transactions in which an officer, director, significant shareholder, immediate family member, or affiliated entity has a direct or indirect material interest.

In determining whether to approve or ratify a related-party transaction, the Audit Committee considers the fairness of the terms to the Company, including fairness from a financial point of view; the materiality of the transaction; the availability of bids or comparable terms from unrelated parties; the structure and purpose of the transaction; applicable federal and state securities laws and Nasdaq requirements; the interests of each related party; and any other factors that the Audit Committee considers relevant.

The Audit Committee will approve a related-party transaction only if it determines in good faith that the terms of the transaction are fair and beneficial to the Company and are lawful. If one or more members of the Audit Committee are interested in the transaction or otherwise unable to act, the transaction will be considered by the disinterested members of our board of directors.

Our Code of Business Conduct and Ethics applies to our officers, directors, and employees and requires them to avoid conflicts, and the appearance of conflicts, between their personal interests and the interests of the Company.

Director Independence

Nasdaq listing standards require that a majority of the members of our board of directors be independent. An “independent director” is generally defined under Nasdaq rules as a person other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has reviewed the composition of the board and its committees and the independence of each director. In making its independence determinations, the board considered the information provided by each director concerning the director’s background, employment, affiliations, family relationships, beneficial ownership of our securities, and business relationships with the Company. The board also considered transactions between the Company and each director and between the Company and any organization with which a director is affiliated.

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Based on that review, our board of directors has determined that Lorraine D’Alessio, Alex P. Hamilton, and Dr. Kenny Myers are independent directors under the applicable Nasdaq listing standards. These three directors constitute a majority of our four-person board of directors. Jacob D. Cohen is not independent because he serves as our Chairman and Chief Executive Officer.

Rule 10A-3 under the Exchange Act and applicable Nasdaq rules impose additional independence requirements on members of the audit committee. Among other requirements, an audit committee member may not, other than in the member’s capacity as a director or committee member, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary and may not be an affiliated person of the Company or any subsidiary.

Our Audit Committee is composed of Lorraine D’Alessio, Alex P. Hamilton, and Dr. Kenny Myers. Our board of directors has determined that each member of the Audit Committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act.

Nasdaq rules also require that, subject to limited exceptions, each member of a listed company’s compensation committee be independent. In determining compensation-committee independence, the board must consider all factors specifically relevant to determining whether a director has a relationship that is material to the director’s ability to be independent from management in connection with the director’s compensation-committee duties, including the source of the director’s compensation and whether the director is affiliated with the Company, a subsidiary, or an affiliate of a subsidiary.

Our Compensation Committee is composed of Lorraine D’Alessio, Alex P. Hamilton, and Dr. Kenny Myers. Our board of directors has determined that each member of the Compensation Committee satisfies the applicable Nasdaq independence requirements and qualifies as a non-employee director under Section 16 of the Exchange Act.

Nasdaq rules require that director nominees be selected or recommended for selection by either a nominations committee composed solely of independent directors or by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate.

Our Nominating and Corporate Governance Committee is composed of Lorraine D’Alessio, Alex P. Hamilton, and Dr. Kenny Myers. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the applicable Nasdaq independence requirements. The Nominating and Corporate Governance Committee recommends to our board of directors candidates for nomination and election as directors.

SECURITIES BEING OFFERED

DESCRIPTION OF SECURITIES

General

The following description summarizes the material terms of our capital stock and certain provisions of our Certificate of Formation, as amended, our Bylaws, as amended, and the certificates of designation governing our outstanding preferred stock. This description is only a summary and does not contain all of the information that may be important to you.

For a complete description of our capital stock, you should refer to our Certificate of Formation, as amended, our Bylaws, as amended, the certificates of designation governing our Series B Convertible Preferred Stock, our 6% Series C Convertible Cumulative Preferred Stock, and our 8% Series D Convertible Cumulative Preferred Stock, and the other exhibits to the Offering Statement of which this Offering Circular forms a part. The descriptions below are qualified in their entirety by reference to those documents and applicable provisions of the Texas Business Organizations Code, which we refer to as the TBOC.

We are a Texas corporation. Our Certificate of Formation authorizes us to issue 200,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of October 30, 2026, 22,224,422 shares of Common Stock were issued and outstanding. As of June 30, 2026, we also had 50 shares of Series B Convertible Preferred Stock and 980,000 shares of 6% Series C Convertible Cumulative Preferred Stock issued and outstanding. Before this offering, no shares of Series D Preferred Stock were issued or outstanding.

Our board of directors has designated 1,000,000 shares of our authorized preferred stock as 8% Series D Convertible Cumulative Preferred Stock. We are offering up to 1,000,000 Series D shares pursuant to this Offering Circular.

Common Stock

Each holder of Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power entitled to vote in an election of directors may elect all directors standing for election, subject to the rights of any outstanding preferred stock.

Subject to the preferential dividend rights of any outstanding preferred stock, holders of Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available for distribution. We have not declared or paid cash dividends on our Common Stock and presently intend to retain available cash and any future earnings to fund our operations and business plan.

Under the TBOC, we may not make a distribution if, after giving effect to the distribution, we would be unable to pay our debts as they become due in the ordinary course of business or our total assets would be less than the sum of our total liabilities and the amount needed to satisfy any preferential rights of shareholders whose rights are superior to those receiving the distribution.

Upon our liquidation, dissolution, or winding up, and after payment or provision for payment of our debts, liabilities, and the liquidation preferences of any outstanding preferred stock, holders of Common Stock are entitled to receive our remaining assets available for distribution in proportion to the number of Common Stock shares held.

Holders of Common Stock do not have preemptive, subscription, redemption, or conversion rights. Our outstanding Common Stock is fully paid and nonassessable.

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Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGRX.” ClearTrust, LLC serves as the transfer agent and registrar for our Common Stock.

Preferred Stock

Our Certificate of Formation authorizes our board of directors, subject to applicable law and the rights of any outstanding series of preferred stock, to establish one or more series of preferred stock and determine the powers, designations, preferences, rights, qualifications, limitations, and restrictions of each series.

Our board may determine, among other matters, the number of shares constituting a series, the dividend rights and dividend rate, whether dividends are cumulative, the voting rights, conversion rights, redemption rights, liquidation preferences, sinking-fund provisions, and any restrictions on the issuance of additional shares.

The issuance of preferred stock may adversely affect holders of Common Stock by restricting dividends, diluting voting power, creating additional conversion rights, or providing liquidation or other preferences that rank senior to Common Stock. The issuance of preferred stock may also delay, deter, or prevent a change of control or another transaction that holders of Common Stock might consider favorable.

The authority of our board to designate and issue additional preferred stock is subject to the protective rights of our outstanding preferred stock, Nasdaq requirements, and applicable law.

Series B Convertible Preferred Stock

We have designated 6,000 shares of preferred stock as Series B Convertible Preferred Stock. As of June 30, 2026, 50 shares of Series B Preferred Stock were issued and outstanding.

Each Series B share has an initial stated value of $1,100, subject to increase upon the occurrence of specified events. The Series B Preferred Stock participates on an as-converted basis in dividends or other distributions declared on Common Stock, other than distributions payable solely in Common Stock. The Series B Preferred Stock does not otherwise have a regular stated dividend following the March 17, 2025 amendment to its certificate of designation.

Each Series B share is convertible at the option of its holder into Common Stock at a conversion price of $1.50 per share, subject to proportionate adjustment for stock splits and similar recapitalizations. A holder may not convert Series B shares to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.99% of our outstanding Common Stock, subject to the terms of the Series B designation.

Upon a liquidation, dissolution, or winding up, Series B holders are entitled to receive the applicable stated value, accrued amounts, and other amounts payable under the Series B designation before distributions are made to securities ranking junior to the Series B. The Series D Preferred Stock ranks senior to the Series B Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up pursuant to the effective Series D Designation and Series B amendment.

The November 9, 2026 amendment to the Series B designation added Section 13, which approved the Series D Designation and the offering and implementing transactions contemplated thereby, including the senior ranking of Series D over Series B, and waived conflicting Series B restrictions, prohibitions, adjustment or participation rights, notice requirements, defaults, and remedies solely to permit those transactions. It permits the Series D pricing, stock settlements, dividends, calls, and repurchases provided in the approved Series D Designation without further Series B consent or any Series D-related adjustment to Series B terms, but does not approve future Series D amendments or unrelated transactions.

The Series B Preferred Stock has no general voting rights. The consent of holders of the required percentage of outstanding Series B shares is required for specified actions, including amendments adversely affecting the Series B, changes to the number of authorized Series B shares, and certain amendments to our Certificate of Formation.

The Series B designation contains events of default, beneficial-ownership limitations, conversion procedures, optional-redemption provisions, restrictions on specified variable-rate transactions, and other covenants. The foregoing summary is qualified in its entirety by the Series B designation and amendments thereto filed as exhibits to the Offering Statement.

6% Series C Convertible Cumulative Preferred Stock

We have designated 6,250,000 shares of preferred stock as 6% Series C Convertible Cumulative Preferred Stock. As of June 30, 2026, 980,000 Series C shares were issued and outstanding.

Each Series C share had an original stated value of $20.00. The stated value is subject to increase for accrued dividends and other amounts in accordance with the Series C designation.

Each Series C share is entitled to cumulative dividends at an annual rate of 6% of its stated value, payable quarterly in arrears when, as, and if declared by our board of directors and to the extent funds are legally available. Series C dividends may be paid in cash, Common Stock, or in kind by increasing the stated value, as provided in the Series C designation.

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The Series C also participates on an as-converted basis in dividends and other distributions declared on Common Stock, subject to the terms of its designation. As of June 30, 2026, accrued and unpaid Series C dividends totaled approximately $2,566,653.

Upon our liquidation, dissolution, or winding up, each Series C holder is entitled to receive the then-applicable stated value of each Series C share before distributions are made to junior securities, but subject to securities ranking senior to the Series C. The Series D Preferred Stock ranks senior to the Series C Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up pursuant to the effective Series D Designation and Series C amendment.

The November 9, 2026 amendment to the Series C designation added Section 17, which approved the Series D Designation and the offering and implementing transactions contemplated thereby, treated Series D as Senior Shares over Series C, and waived conflicting Series C restrictions, prohibitions, adjustment or participation rights, notice requirements, defaults, and remedies solely to permit those transactions. Series C accrued dividends and Stated Value increases remain outstanding, subject to Series D’s priority, and the amendment does not approve future Series D amendments or unrelated transactions.

Each Series C share is convertible at the holder’s option into Common Stock by dividing its then-applicable stated value by the conversion price of $150.00 per share, subject to adjustment for stock splits, stock dividends, and similar events. Fractional shares resulting from conversion are rounded as provided in the Series C designation. A Series C holder may not convert Series C shares to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.999% of our outstanding Common Stock. A holder may increase that limitation to a percentage not exceeding 9.999% by providing at least 61 days’ prior written notice.

The Series C has no general voting rights. Holders of a majority of the outstanding Series C shares, voting as a separate class, must approve specified actions, including amendments to the Series C designation, changes to the number of authorized Series C shares, amendments to our Certificate of Formation that adversely affect the Series C, and alterations of Series C rights, preferences, or privileges.

We may redeem outstanding Series C shares, in whole or in part, for cash at the applicable liquidation preference, subject to the terms of the Series C designation and applicable law.

The foregoing summary is qualified in its entirety by the Series C designation and related correction filed as exhibits to the Offering Statement.

8% Series D Convertible Cumulative Preferred Stock

On November 9, 2026, in connection with this offering, our board of directors approved and designated 1,000,000 shares of preferred stock as 8% Series D Convertible Cumulative Preferred Stock. Each Series D share has an original issue price and stated value of $10.00.

The holder of all outstanding Series B Preferred Stock approved the Series D Designation by written consent dated November 2, 2026, and the holder of all outstanding Series C Preferred Stock approved the Series D Designation by written consent dated November 6, 2026. The Series D Certificate of Designation was filed with the Texas Secretary of State and became effective on November 10, 2026.

The following description summarizes the material Series D terms and is qualified in its entirety by the Series D Certificate of Designation.

Ranking

The Series D Preferred Stock ranks senior to the Common Stock, Series B Convertible Preferred Stock, and 6% Series C Convertible Cumulative Preferred Stock with respect to dividends and distributions of assets upon our liquidation, dissolution, or winding up.

The Series D priority will apply to the full Series D liquidation preference and accrued and unpaid Series D dividends before payment of corresponding Series B or Series C dividend or liquidation entitlements, including accrued or capitalized Series B or Series C amounts. The Series D priority is an equity priority only and does not provide Series D holders with priority over our creditors or other liabilities.

Common Stock issued upon conversion or redemption of Series D shares will have only the rights of Common Stock and will not retain the Series D dividend, liquidation, redemption, or other preferences.

Stated Value and Offering Price

Each Series D share has a stated value of $10.00, equal to its initial offering price. Accrued and unpaid dividends will be separately tracked and will not increase the stated value.

The stated value is subject to proportionate adjustment if the Series D itself is subdivided, combined, or otherwise recapitalized. A split or reverse split of the Common Stock will not, by itself, change the $10.00 stated value.

Dividends

Each Series D share will be entitled to cumulative dividends at an initial annual rate of 8% of the original $10.00 stated value, or $0.80 per Series D share annually. Dividends will accrue daily from and including the applicable issue date through, but excluding, the date of payment, redemption, or conversion, calculated on the basis of a 365-day year and the actual number of days elapsed.

Series D dividends will accrue on a simple, non-compounding basis and will be payable quarterly in arrears on March 31, June 30, September 30, and December 31, when, as, and if declared by our board of directors and only to the extent we have unrestricted cash and funds legally available for payment.

Declared Series D dividends will be payable exclusively in cash. No regular Series D dividend will be payable in Common Stock, preferred stock, tokens, other securities, or property.

If a declared Series D dividend is not paid on the applicable payment date when payment is legally permissible, or if an amount due upon a properly exercised redemption is not paid when legally permissible, a dividend default will occur. During the continuation of a dividend default, the dividend rate will increase prospectively to 10% per annum. Upon cure of the default, the rate will return to 8%.

The failure to declare or pay a dividend because funds are not legally available will not itself constitute a dividend default. Unpaid dividends will continue to accrue, remain cumulative, and be included in the holder conversion value, liquidation preference, and redemption value, as applicable.

The Series D will be nonparticipating. Series D holders will not participate in dividends or other distributions declared on Common Stock or any other class or series except for the cumulative Series D dividends expressly provided in the Certificate of Designation.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution, or winding up, each Series D holder will be entitled to receive, before any payment or distribution is made to holders of Common Stock, Series B Preferred Stock, or Series C Preferred Stock, an amount equal to $15.00 per Series D share plus all accrued and unpaid Series D dividends attributable to that share through, but excluding, the payment date.

If our assets legally available for distribution are insufficient to pay the full Series D liquidation preference and amounts payable on any parity securities, the available assets will be distributed ratably among the Series D and parity holders based on the amounts each would otherwise be entitled to receive.

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After payment in full of the Series D liquidation preference and accrued and unpaid dividends, Series D holders will not participate in any distribution of our remaining assets.

We will provide Series D holders with written notice of a liquidation, dissolution, or winding up not fewer than 20 nor more than 60 days before the applicable payment date.

Optional Redemption by the Company

Beginning on the third anniversary of the First Issuance Date, we may, at our option, redeem outstanding Series D shares, in whole or in part, for a redemption value equal to $15.00 per Series D share plus accrued and unpaid dividends through, but excluding, the applicable redemption date.

The redemption value may be paid in cash or, subject to applicable securities laws, Nasdaq requirements, and any required shareholder approval, in Common Stock valued at the Closing Sales Price on the Trading Day immediately preceding the Call Date, but not less than the Floor Price. If the Closing Sales Price is below the Floor Price or our Common Stock is not traded on a Principal Market, accrued and unpaid dividends will be paid in cash.

A partial redemption will be made pro rata among Series D holders based on their respective holdings. Series D holders will not have a right to require us to redeem their shares.

We will provide notice of redemption not fewer than 20 nor more than 60 days before the redemption date. If we do not timely pay or make available the full redemption consideration, the affected Series D shares will remain outstanding, continue to accrue dividends, and retain all of their rights.

Any payment of the redemption value in Common Stock is subject to the Nasdaq issuance limitation described under “—Nasdaq and Shareholder Approval Restrictions.” All Common Stock issued or issuable in payment of the redemption value or accrued and unpaid dividends will be aggregated with the Common Stock issued or issuable upon conversion or otherwise under the Series D Preferred Stock. We may not pay a redemption value in Common Stock to the extent the issuance would cause the aggregate number of Common Stock shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering, unless and until we obtain the required shareholder approval or Nasdaq confirmation.

Conversion Price

The conversion price will equal three times the volume-weighted average closing price per share of Common Stock for the ten trading days immediately preceding the date on which the SEC qualifies our first Form 1-A offering statement for the Series D Preferred Stock, but may not be less than the Floor Price.

“Floor Price” means 20% of the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d)(1)(A), determined immediately preceding execution of the binding agreement pursuant to which the first Series D shares are issued and sold, subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, combinations, reclassifications, and similar events affecting Common Stock thereafter.

The conversion price will be determined once on the qualification date and will remain fixed for all Series D shares issued in this offering, including shares issued in subsequent closings. The conversion price will not reset based on the market price at the time of conversion.

The conversion price will be subject only to proportionate adjustments for Common Stock splits, reverse splits, combinations, stock dividends, and economically equivalent recapitalizations occurring after the applicable measurement period. Fluctuations in the trading price of the Common Stock alone will not result in an adjustment.

For example, if the applicable ten-trading-day volume-weighted average closing price is $0.50 per share, the initial conversion price will be $1.50 per share, unless the Floor Price is higher.

Holder Conversion Rights

Each Series D holder may elect to convert all or any whole Series D shares at any time on or after the later of:

(i) the third anniversary of the Issue Date applicable to the Series D shares being converted; and

(ii) the Stockholder Approval Date, which is the date on which we have obtained the shareholder approval required by applicable law, our governing documents, and Nasdaq Listing Rule 5635 for the issuance of all Common Stock potentially issuable upon conversion.

The Issue Date and three-year holding period will be determined separately for Series D shares issued at each closing.

There will be no automatic conversion or Company-forced conversion. Series D shares that have not been converted will remain outstanding indefinitely, subject to our optional redemption rights, and will continue to accrue dividends.

The number of Common Stock shares issued upon conversion will equal the holder conversion value divided by the conversion price. The holder conversion value for each converted Series D share will equal the original $10.00 stated value plus all accrued and unpaid Series D dividends attributable to the converted share through, but excluding, the effective conversion date.

The $15.00 liquidation preference and $15.00 redemption value will not be included in the holder conversion value and will not increase the number of Common Stock shares issued upon conversion.

No fractional Common Stock share will be issued upon conversion. We will pay cash in lieu of a fractional share based on the closing market price of the Common Stock on the conversion date, to the extent funds are legally available. If cash payment is not legally available, the amount will remain payable when legally permissible.

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Upon conversion, the Company will notify its Common Stock transfer agent to issue the appropriate Common Stock and will notify T7X Equities, Inc. to cancel the converted Series D shares and burn or cancel the corresponding tokenized entry. T7X Equities, Inc. will confirm that the converting person is the proper record holder and that the applicable Series D shares have not previously been transferred or converted. All dividend, liquidation, redemption, and other Series D rights relating to the converted shares will terminate without duplication or double recovery.

All conversions are subject to the Nasdaq issuance limitation described under “—Nasdaq and Shareholder Approval Restrictions.” No holder may convert Series D shares to the extent that the conversion would cause the aggregate number of Common Stock shares issued or issuable in connection with this offering to exceed the applicable limitation, unless and until the required shareholder approval or Nasdaq confirmation has been obtained.

Beneficial Ownership Limitation

A holder may not convert Series D shares to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.999% of our outstanding Common Stock immediately after conversion.

A holder may increase or decrease its beneficial ownership limitation by written notice, provided that the limitation may not be increased above 9.999%. An increase will not become effective until the 61st day after we receive the holder’s notice.

If a requested conversion would exceed the applicable beneficial ownership limitation, only the number of Series D shares that may be converted without exceeding the limitation will be converted. The remaining Series D shares will continue to be held by the holder.

Nasdaq and Shareholder Approval Restrictions

Our Common Stock is listed on The Nasdaq Capital Market, and we are subject to Nasdaq’s shareholder-approval requirements. Unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that shareholder approval is not required, we may not issue shares of Common Stock under the Series D Preferred Stock if the issuance would cause the aggregate number of shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares of Common Stock and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

For purposes of this limitation, all Common Stock issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of stock splits, reverse stock splits, combinations, stock dividends, recapitalizations or other adjustments, or otherwise in connection with this offering will be aggregated. The limitation may not be waived or amended in a manner that would permit an issuance above the applicable threshold unless we first obtain the shareholder approval required by Nasdaq or written confirmation from Nasdaq that shareholder approval is not required.

Once the applicable limitation has been reached, no additional shares of Common Stock may be issued under the Series D Preferred Stock unless and until the required shareholder approval or Nasdaq confirmation is obtained. T7X Equities, Inc. can implement conversion controls under the specific conversion rules supplied by the Company to prevent issuance above the aggregate Nasdaq 19.99% limitation. Any Common Stock otherwise issuable above the limitation will remain unissuable and will not be deemed outstanding solely because it would otherwise have become issuable under the conversion, redemption, dividend or adjustment provisions of the Series D Preferred Stock.

Voting Rights

Except for the protective provisions described below and voting rights expressly required by the TBOC, the Series D will not have general voting rights and will not vote with the Common Stock on the election of directors or other matters generally submitted to common shareholders.

For so long as any Series D shares remain outstanding, the affirmative vote or written consent of holders of at least two-thirds of the outstanding Series D shares, voting separately as a single class with one vote per Series D share, will be required to:

(i) amend any provision of the Series D Certificate of Designation;

(ii) increase or decrease, other than through conversion or redemption, the number of authorized Series D shares;

(iii) amend our Certificate of Formation, including by designating an additional preferred-stock series, in a manner that adversely affects the Series D rights, preferences, or privileges; or

(iv) otherwise alter or change the Series D rights, preferences, or privileges in a manner adverse to the Series D.

No Maturity or Sinking Fund

The Series D shares will have no maturity date. Unless converted or redeemed, the Series D shares may remain outstanding indefinitely and will continue to accrue dividends in accordance with the Certificate of Designation.

The Series D will not be entitled to the benefit of a sinking fund or other mandatory retirement arrangement.

Book-Entry Form and Transfer Agent

The Certificate of Designation permits the Company, at its option, to issue the Series D shares as uncertificated, book-entry securities. For this offering, we have selected uncertificated, book-entry issuance through T7X Equities, Inc., with the shares directly registered in the investor’s name on the books and records maintained by T7X Equities, Inc., the transfer agent and registrar for the Series D.

T7X Equities, Inc. will maintain the official master securityholder file for the Series D, record issuances, transfers, conversions, redemptions, and cancellations, and provide investors with book-entry statements or other evidence of their Series D holdings.

The Company and T7X Equities, Inc. will treat the record holder shown in the master securityholder file as the legal owner of the applicable Series D shares for all purposes.

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Tokenized Administrative Record

After a Series D share has been legally issued and recorded in the transfer agent’s master securityholder file, and T7X Equities, Inc., the Company, and the investor have provided digital signatures or approvals agreeing to the initial token issuance, T7X Equities, Inc. may create a corresponding tokenized administrative record on Trusted Smart Chain, a public, permissionless Layer 1 blockchain. Tokenized entries will be maintained within a single omnibus wallet controlled by T7X Equities, Inc., with a separate sub-wallet for each investor. Investors will receive resettable portal login credentials or passwords rather than blockchain private keys and will have signing authority over USDC and other transferable assets in their sub-wallets. That authority will not permit an unauthorized transfer of a Series D tokenized record. Series D holding and transfer will be restricted through T7X procedures, application controls, compliance-gated smart contracts, verified digital identities, and applicable law, with noncompliant transfers rejected at execution. The tokens are currently non-tradeable.

The tokenized record will not constitute a separate security and will not independently establish or transfer legal ownership of a Series D share. The tokenized record will not provide dividend, liquidation, voting, conversion, redemption, transfer, or other rights separate from those provided by the underlying Series D share.

Legal ownership will be determined solely by the transfer agent’s official master securityholder file. In the event of any discrepancy between the master securityholder file and the blockchain record, or any fork, outage, migration, or other network event, the master securityholder file will remain the sole controlling legal ownership record.

Any transfer, conversion, redemption, or cancellation must first be legally recorded in the master securityholder file. The corresponding blockchain entry will then be updated as an administrative record of the completed transaction. T7X Equities, Inc. will reconcile its log against blockchain records daily, investigate discrepancies, and correct blockchain entries to conform to the controlling master securityholder file. Both T7X’s chief executive officer and compliance officer must authorize a correction to an erroneous or duplicate blockchain entry, and an affected investor will be notified of the discrepancy and the correction.

Reports to Series D Holders

We will provide Series D holders with the reports, proxy statements, and other materials that we provide to holders of our Common Stock, subject to applicable law and the procedures described in the Certificate of Designation.

Qualification of Common Stock Issuable upon Conversion or Redemption

The Offering Statement of which this Offering Circular forms a part also qualifies up to 4,442,661 shares of Common Stock that may be issued upon conversion or, if applicable, redemption of the Series D Preferred Stock. This amount represents 19.99% of the 22,224,422 shares of Common Stock issued and outstanding as of October 30, 2026, rounded down to the nearest whole share.

The conversion price established on the qualification date will determine the number of Common Stock shares issuable upon conversion of each Series D share. The number of shares issuable upon a particular conversion will equal the applicable holder conversion value divided by the conversion price, subject to the Certificate of Designation, the Floor Price, beneficial-ownership limitations, Nasdaq requirements and any required shareholder approval.

Notwithstanding the conversion or redemption provisions of the Series D Preferred Stock, unless we obtain shareholder approval satisfying Nasdaq Listing Rule 5635 or written confirmation from Nasdaq that the issuance is exempt from the applicable shareholder-approval requirement, we will not issue shares of Common Stock under the Series D Preferred Stock if the issuance would cause the aggregate number of shares issued or issuable in connection with this offering to exceed the lesser of (i) 4,442,661 shares of Common Stock and (ii) 19.99% of the Common Stock or voting power outstanding immediately before the initial issuance of securities in this offering.

This limitation will apply collectively to all shares of Common Stock issued or issuable upon conversion or redemption of the Series D Preferred Stock, in respect of accrued or unpaid dividends, as a result of recapitalization or other adjustments, or otherwise in connection with this offering. Any shares otherwise issuable above this limitation will remain unissuable unless and until the required shareholder approval or Nasdaq confirmation is obtained. Qualification of the 4,442,661 shares under this Offering Statement does not constitute Nasdaq approval of their issuance or eliminate the requirement to comply with Nasdaq’s shareholder-approval rules.

OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

In addition to the Series D Preferred Stock offered hereby, we have outstanding options, warrants, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock that are exercisable or convertible into Common Stock. The exercise or conversion of these securities may result in substantial dilution to our existing common shareholders and to holders of Common Stock issued upon conversion of the Series D Preferred Stock.

Outstanding Options

As of October 30, 2026, we had outstanding options to purchase an aggregate of 2,156,667 shares of Common Stock at a weighted-average exercise price of approximately $0.56 per share.

The options were granted under our 2022 Equity Incentive Plan, as amended, and have varying vesting schedules, exercise prices, and expiration dates. Certain options are subject to continued-service requirements and may provide for accelerated vesting upon specified events.

On March 16, 2026, outstanding options held by Jacob D. Cohen covering an aggregate of 2,133,333 shares of Common Stock were amended to provide for an exercise price of $0.45 per share. The remaining terms of those options are described in the applicable option agreements and amendments filed as exhibits to our Exchange Act reports.

Option holders do not have the rights of common shareholders with respect to the shares underlying their options unless and until the applicable options are exercised and the underlying Common Stock is issued.

Outstanding Warrants

As of October 7, 2026, we had outstanding warrants to purchase an aggregate of 2,928,401 shares of Common Stock at a weighted-average exercise price of approximately $1.98 per share.

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On October 8, 2026, we issued additional common warrants to purchase 657,000 shares of Common Stock. Those warrants have an exercise price of $1.00 per share, are exercisable immediately, and expire five years after issuance. Under the 1.08 cashless-exercise feature of those warrants, a maximum of 788,400 shares of Common Stock may be issuable upon cashless exercise. The warrants limit exercise if a holder and its affiliates would beneficially own more than 4.99% or, at the holder’s election, 9.99% of our outstanding Common Stock after exercise, and an increase in that limit will not take effect until 61 days after notice to us.

Accordingly, as of October 30, 2026, we had outstanding warrants potentially exercisable for an aggregate of up to 3,585,401 shares of Common Stock, after giving effect to subsequent exercises, expirations, cancellations, and issuances through that date.

Our outstanding warrants have varying exercise prices, expiration dates, beneficial-ownership limitations, cashless-exercise provisions, adjustment provisions, and other terms. Certain warrants may be exercised on a cashless basis if an effective registration statement or current prospectus is not available for the underlying shares. Certain warrants also limit exercise if the holder and its affiliates would beneficially own more than 4.99% or 9.99% of our outstanding Common Stock after exercise.

The exercise prices and numbers of shares underlying certain warrants are subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, combinations, reclassifications, and similar transactions. Certain warrant holders may also be entitled to receive alternative securities, cash, or other property following a merger, sale of substantially all assets, or other fundamental transaction, as provided in the applicable warrant.

Warrant holders do not have the voting, dividend, liquidation, or other rights of common shareholders with respect to the shares underlying their warrants unless and until the warrants are exercised and the underlying Common Stock is issued.

The foregoing summary is qualified in its entirety by the applicable warrant agreements and amendments filed as exhibits to our Exchange Act reports and incorporated by reference into this Offering Circular.

Existing Preferred Stock Conversion Rights

As of October 7, 2026, we had 50 shares of Series B Convertible Preferred Stock and 980,000 shares of Series C Convertible Preferred Stock outstanding. Based on the conversion terms then in effect, those securities were convertible into an aggregate of approximately 167,333 shares of Common Stock, subject to accrued amounts, adjustments, beneficial-ownership limitations, and the other terms of the applicable certificates of designation.

The actual number of Common Stock shares issuable upon conversion of the Series B and Series C may change as a result of accrued dividends, increases in stated value, recapitalization adjustments, conversions, redemptions, amendments, or other events provided in the applicable certificates of designation.

The Common Stock issuable upon conversion of the Series B and Series C is separate from, and is not included in, the Common Stock being qualified for issuance upon conversion or redemption of the Series D Preferred Stock.

Potential Dilution

The exercise of outstanding options and warrants and the conversion of outstanding Series B, Series C, and Series D Preferred Stock will increase the number of shares of Common Stock outstanding. Those issuances may dilute the ownership and voting interests of existing shareholders and may reduce the market price of our Common Stock.

The existence of these securities may also create an overhang on the market for our Common Stock. Holders may exercise or convert their securities and sell the resulting Common Stock when the market price exceeds the applicable exercise or conversion price or when they otherwise determine that a sale is advantageous. Actual or anticipated sales may place downward pressure on the market price of our Common Stock.

Registration Rights

We have entered into registration-rights agreements and other financing agreements that provide certain holders of Common Stock, warrants, and other securities with demand, resale, or piggyback registration rights. Certain of those agreements require us to file or maintain the effectiveness of registration statements covering the resale of Common Stock issued or issuable under the applicable securities.

These registration rights do not apply to the Series D Preferred Stock except to the extent expressly provided in the Series D Certificate of Designation, subscription agreement, or another agreement entered into in connection with this offering. The Common Stock issuable upon conversion or redemption of the Series D Preferred Stock is being qualified for issuance under the Offering Statement of which this Offering Circular forms a part.

The registration of shares for resale, or the perception that a substantial number of shares may become available for sale, may adversely affect the market price of our Common Stock. The foregoing summary is qualified by the registration-rights agreements and other contracts filed as exhibits to our Exchange Act reports and incorporated by reference into this Offering Circular.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Formation, Bylaws and Texas Law

Our Certificate of Formation, as amended, our Bylaws, as amended, and the TBOC contain provisions that may affect attempts to acquire control of the Company or replace members of our board of directors. These provisions may promote continuity and stability in the composition of our board and management and may provide our board with additional time to evaluate an unsolicited acquisition proposal.

These provisions may also delay, deter, or prevent a merger, tender offer, proxy contest, change in control, or other transaction that some shareholders might consider favorable, including a transaction in which shareholders might receive a premium over the then-current market price of our Common Stock.

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Authorized but Unissued Capital Stock

Our Certificate of Formation authorizes us to issue 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. A substantial number of authorized shares may remain unissued and available for issuance from time to time.

Subject to the TBOC, our Certificate of Formation, the rights of holders of outstanding preferred stock, and applicable Nasdaq rules, our board of directors may authorize the issuance of additional shares of Common Stock or preferred stock without further shareholder approval.

Nasdaq rules require shareholder approval for certain issuances, including specified issuances that may equal or exceed 20% of the Common Stock or voting power outstanding before the applicable transaction, issuances that may result in a change of control, certain issuances in connection with acquisitions, and certain equity-compensation arrangements.

Authorized but unissued shares may be used for public or private financings, acquisitions, strategic transactions, equity compensation, debt repayment, conversion or exercise of outstanding securities, and other corporate purposes. The issuance of additional shares may dilute the ownership and voting interests of existing shareholders.

Our board could issue shares to persons supportive of existing management or with rights that make it more difficult or costly for another person to acquire control of the Company. The availability and issuance of authorized but unissued shares may therefore discourage or delay an unsolicited acquisition proposal, tender offer, proxy contest, or other change-of-control transaction.

Preferred Stock

Our Certificate of Formation authorizes our board of directors to designate and issue one or more series of preferred stock and to establish the voting rights, dividend rights, conversion rights, redemption rights, liquidation preferences, and other powers, preferences, rights, qualifications, limitations, and restrictions applicable to each series.

The issuance of preferred stock could adversely affect holders of Common Stock by restricting dividends on Common Stock, diluting voting power, providing conversion rights, or creating liquidation or other preferences senior to Common Stock. Preferred stock may also be issued with voting or other rights that make it more difficult for a third party to acquire control of the Company or remove existing management.

Our authority to issue preferred stock is subject to the TBOC, Nasdaq rules, our governing documents, and the protective rights of holders of outstanding Series B, Series C, and Series D Preferred Stock.

Board Structure; Election and Removal of Directors

Our board of directors is not classified. Directors are elected at each annual meeting and hold office until their death, resignation, retirement, removal, or disqualification, or until their successors are elected and qualified.

Our Bylaws provide that the board will consist of not fewer than one nor more than ten directors, with the exact number determined from time to time by the board or by shareholders holding a majority of the outstanding voting shares.

Unless otherwise provided in our Certificate of Formation, an applicable preferred-stock certificate of designation, or our Bylaws, shareholders holding a majority of the outstanding shares entitled to vote in an election of directors may remove an individual director or the entire board at any time, with or without cause.

The absence of a classified board and the ability to remove directors without cause may make it easier for shareholders to change the composition of our board than would be the case if our board were classified or directors could be removed only for cause.

Vacancies on the Board of Directors

Unless otherwise provided in our Certificate of Formation, an applicable certificate of designation, our Bylaws, or applicable law, a vacancy on the board may be filled by a majority of the remaining directors, by a sole remaining director, or by shareholders holding a majority of the outstanding voting shares.

A director elected to fill a vacancy will hold office until the director’s death, resignation, retirement, removal, or disqualification, or until the director’s successor is elected and qualified.

If holders of a class or series of preferred stock are entitled to elect one or more directors, a vacancy in a directorship elected by that class or series may be filled as provided in the applicable certificate of designation and our Bylaws.

No Cumulative Voting

The TBOC permits cumulative voting in the election of directors only if authorized by the corporation’s certificate of formation. Our Certificate of Formation and Bylaws expressly prohibit cumulative voting.

As a result, shareholders holding a majority of the voting power represented at a meeting at which directors are elected may be able to elect all directors standing for election, subject to the rights of any preferred stock entitled to elect directors. The absence of cumulative voting may make it more difficult for minority shareholders to elect a director.

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Special Meetings of Shareholders

Our Bylaws provide that a special meeting of shareholders may be called by our board of directors, the Chairman of the Board, the President, a majority of the members of the board, or a duly authorized committee of the board whose authority includes the power to call shareholder meetings.

A special meeting may also be called by holders of at least 35% of all shares entitled to vote at the proposed meeting. A shareholder request for a special meeting must comply with the procedural and information requirements contained in our Bylaws.

No business may be conducted at a special meeting other than the business specified in the notice of the meeting. The 35% ownership requirement and related procedural requirements may make it more difficult for shareholders holding less than the required percentage to call a special meeting or submit matters for shareholder action outside an annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws establish advance notice procedures for shareholders seeking to nominate candidates for election to our board of directors or propose other business at an annual meeting.

In general, a shareholder’s notice must be received at our principal executive offices not earlier than 120 days and not later than 90 days before the first anniversary of the preceding annual meeting. Different deadlines apply if the date of the annual meeting is more than 30 days before or after the anniversary of the preceding annual meeting.

The notice must include specified information concerning the shareholder, the shareholder’s ownership of our securities, the proposed business or nominee, the shareholder’s interest in the proposal, and other information required under the Exchange Act and our Bylaws.

A shareholder must also comply with applicable SEC requirements, including Rule 14a-8 and the universal-proxy rules, when applicable. Our board may refuse to submit a proposal or nomination if the shareholder fails to comply with the applicable procedures or provides inaccurate or incomplete information.

These advance notice requirements may limit the ability of shareholders to nominate directors or present business at a meeting and may discourage or delay efforts to replace directors or influence control of the Company.

Shareholder Action by Written Consent

Our shareholders may take action without a meeting by written consent if the consents are signed by holders of at least the minimum number of votes that would be required to approve the action at a meeting at which all shares entitled to vote were present and voted.

Written consents must be delivered in the manner and within the period required by our Certificate of Formation, Bylaws, and the TBOC. Each written consent must bear the date of signature, and the required number of consents must generally be delivered within 50 days after the earliest dated consent is delivered.

The ability of shareholders to act by less-than-unanimous written consent may make it easier for holders of sufficient voting power to take corporate action without holding a shareholder meeting. It may also permit a shareholder or group of shareholders with sufficient voting power to act without providing other shareholders with the opportunity to participate in a meeting.

Amendment of the Bylaws

Subject to our Certificate of Formation and applicable law, our Bylaws may be amended or repealed, and new bylaws may be adopted, by our board of directors or our shareholders.

Board authority to amend the Bylaws may permit the board to adopt procedural or governance provisions without first obtaining shareholder approval, subject to any limitations contained in the TBOC, our Certificate of Formation, or the Bylaws.

Board Consideration of Takeover Offers

Our Bylaws provide that, if we receive a takeover offer, our board of directors may consider all relevant factors in evaluating the offer. Those factors may include the terms of the offer and the potential economic and social effects of the offer on our shareholders, employees, customers, creditors, and the communities in which we operate.

This provision may permit our board to consider interests and factors in addition to the immediate consideration offered to shareholders. As a result, the board may reject or seek to modify an acquisition proposal even if some shareholders believe that accepting the proposal would be in their financial interests.

Texas Affiliated-Shareholder Business-Combination Statute Does Not Apply to Us

Title 2, Chapter 21, Subchapter M of the TBOC generally restricts certain business combinations between an issuing public corporation and a shareholder that beneficially owns 20% or more of the corporation’s outstanding voting shares for a period of three years after the shareholder becomes an affiliated shareholder, subject to specified exceptions.

Our Certificate of Formation expressly provides that, pursuant to Section 21.607 of the TBOC, we have elected not to be governed by Subchapter M. Accordingly, the statutory three-year restriction on business combinations with affiliated shareholders does not apply to us.

Our election not to be governed by Subchapter M may make it easier for a person that acquires 20% or more of our voting shares to engage in a merger or other business combination with us than would be the case if Subchapter M applied. Other provisions of our governing documents, applicable securities laws, Nasdaq rules, and the fiduciary duties of our directors will continue to apply.

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Dissenters’ Rights of Appraisal and Payment

The TBOC provides shareholders with appraisal rights in connection with certain mergers, conversions, interest exchanges, sales of all or substantially all assets, and other fundamental transactions, subject to statutory exceptions and procedural requirements.

Appraisal rights may not be available for certain transactions involving shares listed on a national securities exchange or held by a specified number of shareholders, depending on the consideration received and other circumstances described in the TBOC.

A shareholder seeking appraisal rights must strictly comply with the applicable notice, objection, demand, and other procedural requirements. A shareholder who properly perfects appraisal rights may be entitled to receive the fair value of the shareholder’s shares as determined by agreement or, if the parties cannot agree, by a court of competent jurisdiction.

Shareholder Derivative Actions

The TBOC permits a shareholder to bring a derivative proceeding in the right of the Company under specified circumstances and subject to statutory requirements.

A shareholder bringing a derivative proceeding generally must have been a shareholder at the time of the act or omission complained of or must have become a shareholder by operation of law from a person who was a shareholder at that time. The shareholder must fairly and adequately represent the interests of the Company in enforcing the Company’s rights and must satisfy applicable demand and procedural requirements.

These requirements may limit the ability of an individual shareholder to pursue claims on behalf of the Company.

Limitation of Liability and Indemnification of Directors and Officers

Our Certificate of Formation limits the personal liability of our directors to the fullest extent permitted by the TBOC. The limitation does not eliminate liability for matters for which liability may not be limited under applicable law, including certain breaches of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, improper personal benefits, or other conduct for which liability is expressly imposed by statute.

Our Certificate of Formation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the TBOC. Subject to applicable law and the conditions contained in our governing documents, indemnification may cover judgments, penalties, fines, settlements, and reasonable expenses incurred in connection with proceedings arising from service to the Company.

Our Bylaws also provide for advancement of expenses under specified circumstances and authorize us to purchase and maintain insurance for directors, officers, employees, and agents.

These provisions may reduce the likelihood of derivative or other litigation against our directors and officers and may discourage shareholders from bringing claims for alleged breaches of fiduciary duty. The provisions may also require us to use corporate funds to indemnify directors and officers or advance defense expenses, even if the underlying action does not benefit the Company or its shareholders.

The limitation of liability and indemnification provisions do not eliminate the duties of our directors and officers and do not limit liability arising under the federal securities laws where such limitation would be contrary to public policy.

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LEGAL MATTERS

Certain legal matters in connection with this Offering will be passed upon for us by Capital Markets Law Group LLP.

EXPERTS

The financial statements of Mangoceuticals Inc. as of December 31, 2025 and 2024, and for the years then ended and related notes, are incorporated by reference into this offering statement in reliance upon the report of Turner, Stone & Company, L.L.P, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

For further information about us and the securities offered hereby, reference is made to the offering statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this offering statement regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the offering statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection on the website of the SEC referred to above. We also maintain a website at www.mangorx.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering statement and the inclusion of our website address in this offering statement is an inactive textual reference only. You may also inspect these documents at our corporate headquarters at 17130 N. Dallas Parkway, Suite 240, Dallas, Texas, during normal business hours.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to documents previously filed with the SEC rather than repeating that information in this Offering Circular. The information incorporated by reference is considered part of this Offering Circular.

Information that we subsequently file with the SEC will automatically update and supersede the information contained in this Offering Circular and in the documents incorporated by reference. Any statement contained in this Offering Circular or in a document incorporated or deemed incorporated by reference will be deemed modified or superseded to the extent that a statement contained in a subsequently filed document modifies or supersedes that statement.

We incorporate by reference into this Offering Circular the following documents previously filed with the SEC:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 19, 2026;

(c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026;

(d) our Current Reports on Form 8-K filed with the SEC on March 25, 2026, July 2, 2026, July 30, 2026, August 21, 2026, October 1, 2026, and October 9, 2026, in each case excluding any information furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits relating to such furnished information; and

(e) the description of our Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial Offering Statement and before qualification of the Offering Statement and after the date of this Offering Circular and before the termination or completion of this offering. Those documents will be deemed incorporated by reference into this Offering Circular from their respective filing dates.

Notwithstanding the foregoing, we are not incorporating by reference any information that is deemed to have been furnished rather than filed with the SEC, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits, unless that information is expressly incorporated by reference herein. Information that is furnished but not filed will not be deemed part of this Offering Circular or the Offering Statement of which this Offering Circular forms a part.

Our SEC filings are available to the public through the SEC’s EDGAR database at www.sec.gov. Our SEC filings are also available through the investor-relations section of our website. Information contained on, or accessible through, our website is not incorporated by reference into this Offering Circular unless expressly stated otherwise.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Offering Circular is delivered, upon written or oral request, a copy of any or all documents incorporated by reference into this Offering Circular, other than exhibits to those documents unless the exhibits are specifically incorporated by reference.

Requests for incorporated documents should be directed to:

Mangoceuticals, Inc.

Attention: Investor Relations

17130 N. Dallas Parkway, Suite 240

Dallas, Texas 75248

Telephone: (214) 242-9619

Email: investors@mangorx.com

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GLOSSARY OF TERMS

The following are abbreviations, acronyms and definitions of certain terms used in this document, which are commonly used in our industry:

“cGMP” means current good manufacturing practice regulations promulgated by the FDA under the authority of the FFDCA. These regulations, which have the force of law, require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective.

“FFDCA” means the Federal Food, Drug and Cosmetic Act, which is a set of U.S. laws passed by Congress in 1938 giving authority to the FDA to oversee the safety of food, drugs, medical devices, and cosmetics.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, which has the goal of making it easier for people to keep health insurance, protect the confidentiality and security of healthcare information and help the healthcare industry control administrative costs.

“HITECH” means the Health Information Technology for Economic and Clinical Health Act.

“IU” means International Unit, which is a unit of measurement for the effect, not mass of a substance; the variance is based on the biological activity or effect, for the purpose of easier comparison across similar forms of substances. IUs are used to measure the activity of many vitamins, hormones, enzymes, and drugs.

“Individually identifiable health information” is defined by HIPPA to mean information that is a subset of health information, including demographic information collected from an individual, and: (1) is created or received by a health care provider, health plan, employer, or health care clearinghouse; and (2) relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual; and (a) that identifies the individual; or (b) with respect to which there is reasonable basis to believe the information can be used to identify the individual.

“Mg” means milligrams.

“NCPDP” means the National Council for Prescription Drug Programs, which is an American National Standards Institute accredited, standards development organization providing healthcare solutions.

“NPI” means National Provider Identifier, which is a Health Insurance Portability and Accountability Act (HIPAA) Administrative Simplification Standard. The NPI is a unique identification number for covered health care providers.

“PII” means personal identifiable information.

“TSBP” means The Texas State Board of Pharmacy, which is the state agency responsible for the licensing/registration of Texas pharmacists, pharmacy technicians, and pharmacies; for establishing regulations for pharmacy practice; and for disciplining licensees and registrants.

“URAC” means the Utilization Review Accreditation Commission, which is a review accreditation commission which offers health organizations an opportunity to have trained reviewers examine their operations and publicly ensure they are delivering care in a manner consistent with national standards.

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PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this offering statement are incorporated by reference or are filed with this offering statement, in each case as indicated below.

Exhibit No.	Description
2.1	Certificate of Formation of Mangoceuticals, Inc., filed October 7, 2021. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
2.2	Certificate of Amendment to Certificate of Formation of Mangoceuticals, Inc., filed April 15, 2022. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
2.3	Certificate of Amendment to Certificate of Formation of Mangoceuticals, Inc., filed October 8, 2024. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2024.
2.4	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.
2.5	Certificate of Designations, Preferences and Rights of 6% Series C Convertible Cumulative Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2024.
2.6	Certificate of Correction relating to the Certificate of Designations, Preferences and Rights of 6% Series C Convertible Cumulative Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2024.
2.7	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed June 27, 2024. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2024.
2.8	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 17, 2025. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025.
2.9	Bylaws of Mangoceuticals, Inc. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
2.10	Amendment to Bylaws of Mangoceuticals, Inc., effective July 28, 2026. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2026.
2.11*	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Texas Secretary of State and effective November 9, 2026. Filed herewith.
2.12*	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Mangoceuticals, Inc., filed with the Texas Secretary of State and effective November 9, 2026. Filed herewith.
2.13*	Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 8% Series D Convertible Cumulative Preferred Stock, filed with the Texas Secretary of State and effective November 10, 2026. Filed herewith.
3.1	Description of the Registrant’s Common Stock. Incorporated herein by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.
3.2	Common Stock Purchase Warrant issued to Boustead Securities, LLC, dated March 23, 2023. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2023.
3.3	Form of Common Stock Purchase Warrant issued in the Registrant’s 2022 private placement. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
3.4	Common Stock Purchase Warrant issued to Boustead Securities, LLC on December 19, 2023. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2023.
3.5	Common Stock Purchase Warrant issued to Boustead Securities, LLC on January 22, 2024. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2024.
3.6	Common Share Purchase Warrant dated April 4, 2024, issued to Platinum Point Capital LLC. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024.
3.7	Common Share Purchase Warrant dated June 28, 2024, issued to Platinum Point Capital LLC. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2024.
3.8	Common Share Purchase Warrant dated June 28, 2024, issued to Platinum Point Capital LLC. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2024.
3.9	Form of Common Share Purchase Warrant issued in the Registrant’s December 2024 offering. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2024.
3.10	Form of Common Stock Purchase Warrant issued in the Registrant’s May 2025 unit offering. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2025.

III-1

Exhibit No.	Description
3.11	Common Stock Purchase Warrant issued to Indigo Capital LP on May 27, 2025. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2025.
3.12	Common Stock Purchase Warrant issued to The Tiger Cub Trust on July 21, 2025. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2025.
3.13	Form of Pre-Funded Common Stock Purchase Warrant dated December 18, 2025. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
3.14	Form of Common Stock Purchase Warrant dated December 18, 2025. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
3.15	Form of Common Stock Purchase Warrant issued in the Registrant’s October 2026 registered direct offering. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2026.
4.1*	Form of Subscription Agreement for the purchase of 8% Series D Convertible Cumulative Preferred Stock. Filed herewith.
6.1*	Issuer Administration and Transfer Agent Services Agreement between Mangoceuticals, Inc. and T7X Equities, Inc. Filed herewith.
6.2	Consulting Agreement dated January 15, 2025, between Mangoceuticals, Inc. and Antonios “Tony” Isaac. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2025.
6.3	Master Services Agreement dated September 1, 2022 and effective August 30, 2022, between Mangoceuticals, Inc. and Epiq Scripts, LLC. Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
6.4	Statement of Work dated September 1, 2022 and effective August 30, 2022, between Mangoceuticals, Inc. and Epiq Scripts, LLC. Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2023.
6.5	Patent Purchase Agreement dated April 24, 2024, between Mangoceuticals, Inc. and Intramont Technologies, Inc. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2024.
6.6	Consulting Agreement dated September 15, 2023, between Mangoceuticals, Inc. and Epiq Scripts, LLC. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2023.
6.7	Addendum to Master Services Agreement dated September 15, 2023, between Mangoceuticals, Inc. and Epiq Scripts, LLC. Incorporated herein by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.
6.8†	Consulting Agreement dated November 11, 2024, between Mangoceuticals, Inc. and Eugene M. Johnston. Incorporated herein by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2026.
6.9	Parent Subsidiary Contribution Agreement dated December 13, 2024, between Mangoceuticals, Inc. and Mango & Peaches Corp. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2024.
6.10†	Amended and Restated Executive Employment Agreement dated December 13, 2024 and effective December 1, 2024, between Mangoceuticals, Inc. and Jacob D. Cohen. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2024.
6.11	Letter Agreement dated February 11, 2025 and effective December 31, 2024, between Mangoceuticals, Inc. and Intramont Technologies, Inc., amending the Patent Purchase Agreement. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025.

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Exhibit No.	Description
6.12	Securities Purchase Agreement dated April 4, 2024, between Mangoceuticals, Inc. and Platinum Point Capital LLC. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024.
6.13	Equity Purchase Agreement dated April 4, 2024, between Mangoceuticals, Inc. and Platinum Point Capital LLC. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024.
6.14	Securities Purchase Agreement dated December 18, 2024, between Mangoceuticals, Inc. and the purchasers party thereto. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2024.
6.15	Assignment, Assumption and Novation Agreement dated January 30, 2025, among Mangoceuticals, Inc., Mango & Peaches Corp. and Epiq Scripts, LLC, relating to the Master Services Agreement. Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2025.
6.16	Assignment, Assumption and Novation Agreement dated January 30, 2025, among Mangoceuticals, Inc., Mango & Peaches Corp. and Epiq Scripts, LLC, relating to the Consulting Agreement. Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2025.
6.17	LT Global Practice Management Service Agreement dated January 28, 2025, between Mango & Peaches Corp. and LT Global Practice Management. Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2025.
6.18†	Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2025.
6.19†	First Amendment to Amended and Restated Executive Employment Agreement dated April 24, 2025 and effective April 1, 2025, between Mangoceuticals, Inc. and Jacob D. Cohen. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2025.
6.20†	Promissory Note dated May 2, 2025 in the principal amount of $100,000, between Mangoceuticals, Inc., as borrower, and The Tiger Cub Trust, as lender. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2025.
6.21	Master Distribution Agreement dated May 14, 2025, between PrevenTech Solutions, LLC and MangoRx IP Holdings, LLC Incorporated herein by reference to Exhibit 10.23 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2025.
6.22	Agreement to Amend Promissory Note dated May 27, 2025, between Mangoceuticals, Inc. and Indigo Capital LP. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2025.
6.23	Amended and Restated Convertible Promissory Note dated May 27, 2025, between Mangoceuticals, Inc., as borrower, and Indigo Capital LP, as holder. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2025.
6.24†	Agreement to Amend Promissory Note dated July 21, 2025, between Mangoceuticals, Inc. and The Tiger Cub Trust. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2025.
6.25†	Amended and Restated Convertible Promissory Note dated July 21, 2025, between Mangoceuticals, Inc., as borrower, and The Tiger Cub Trust, as holder. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2025.
6.26†	Mangoceuticals, Inc. 2022 Equity Incentive Plan Stock Option Agreement dated September 9, 2025, issued to Jacob D. Cohen. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2025.
6.27	Lease Agreement dated October 27, 2025, between SVHQ, LLC, as landlord, and Mangoceuticals, Inc., as tenant. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2025.
6.28†	Promissory Note dated December 4, 2025 in the principal amount of $75,000, between Mangoceuticals, Inc., as borrower, and The Tiger Cub Trust, as lender. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2025.
6.29	Master Service Agreement dated December 17, 2025, between Mango DAT, LLC and Cube Operations LLC. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
6.30	Order Form dated December 17, 2025, between Mango DAT, LLC and Cube Operations LLC. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.

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Exhibit No.	Description
6.31	Securities Purchase Agreement dated December 18, 2025, between Mangoceuticals, Inc. and the purchasers party thereto. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
6.32	Placement Agency Agreement dated December 18, 2025, between Mangoceuticals, Inc. and Aegis Capital Corp. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
6.33	Registration Rights Agreement dated December 18, 2025, between Mangoceuticals, Inc. and the purchasers party thereto. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025.
6.34†	Amendment to Stock Option Agreements of Jacob D. Cohen dated March 16, 2026. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026.
6.35†	Clarification Agreement dated May 18, 2026, between Mango & Peaches Corp. and Jacob D. Cohen. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2026.
6.36	Form of Common Stock Subscription Agreement dated June 29, 2026. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2026.
6.37†	Release and Separation Agreement dated July 29, 2026, between Mangoceuticals, Inc. and Jacob D. Cohen. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2026.
6.38*	Settlement Agreement and Mutual Release dated July 27, 2026, among Mangoceuticals, Inc., Lucosky Brookman LLP and Joseph M. Lucosky. Filed herewith.
6.39*	Consulting Agreement dated July 27, 2026, between Mangoceuticals, Inc. and Dorado Goose, LLC. Filed herewith.
6.40	Form of MangoRx IP Holdings, LLC Subscription Agreement entered into with Owen Capital. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2026.
6.41	Form of MangoRx IP Holdings, LLC Subscription Agreement entered into with Xiaobin Zhao. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2026.
6.42	Securities Purchase Agreement dated October 8, 2026, between Mangoceuticals, Inc. and the purchasers party thereto. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2026.
7.1	Business Combination Agreement dated July 29, 2026, among Mangoceuticals, Inc., Nuclea Energy Inc., the principal shareholders of Nuclea and the principal shareholders of Mango. Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2026.
7.2	Mutual Termination Letter relating to the Business Combination Agreement, dated August 19, 2026, between Mangoceuticals, Inc. and Nuclea Energy Inc. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2026.
10.1*	Power of Attorney. Included on the signature page of this Offering Statement.
11.1*	Consent of Turner, Stone & Company, L.L.P., independent registered public accounting firm. Filed herewith.
12.1*	Opinion of Capital Markets Law Group, LLP regarding the legality of the 8% Series D Convertible Cumulative Preferred Stock and the Common Stock issuable upon conversion or redemption thereof. Filed herewith.

* Filed herewith.

† Management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on November 12, 2026.

Mangoceuticals Inc.

By	/s/ Jacob D. Cohen
Jacob D. Cohen
President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of Regulation A, this offering statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jacob D. Cohen	President, Chief Executive Officer and Chairman of	November 12, 2026
Jacob D. Cohen	the Board of Directors (Principal Executive Officer)

/s/ Eugene M. Johnston	Chief Financial Officer and Treasurer	November 12, 2026
Eugene M. Johnston	(Principal Financial and Accounting Officer)

/s/ Lorraine D’Alessio	Director	November 12, 2026
Lorraine D’Alessio

/s/ Alex P. Hamilton	Director	November 12, 2026
Alex P. Hamilton

/s/ Kenny Myers	Director	November 12, 2026
Kenny Myers

* By:	/s/ Jacob D. Cohen
Attorney-in-fact

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